                                                                     Exhibit 4.3

                              Dated            2002
                                    ----------

                           Baltimore Technologies Plc

                                     - and -

                        Baltimore Technologies UK Limited

                                     - and -

                               Clearswift Limited

                       Master Sale and Purchase Agreement

                                    Contents

Clause                                                                      Page
                                                                            ----

1.    Interpretation                                                           2

2.    Sale of the Shares, Business and Assets                                 13

3.    Conditions                                                              13

4.    Pre-completion matters                                                  15

5.    Put and call option                                                     17

6.    Consideration                                                           17

7.    VAT                                                                     22

8.    Share completion                                                        22

9.    Asset Completion                                                        25

10.   Warranties                                                              26

11.   Limitation on claims                                                    27

12.   Apportionment of business responsibility                                31

13.   Employees                                                               32

14.   Book Debts                                                              36

15.   Contracts                                                               36

16.   Indemnities                                                             38

17.   Confidentiality and announcements                                       38

18.   Intellectual Property                                                   39

19.   .Guarantee of BUK'S Obligations                                         40

20.   Guarantee of the Seller's obligations                                   42

21.   Further assurance and availability of information                       43

22.   Termination                                                             44

23.   Interest                                                                44

24.   Continuing obligations and assignment                                   44

25.   Costs                                                                   45

26.   Notices                                                                 45

27.   Severability                                                            46

28.   Entire agreement and variation                                          46

29.   General provisions                                                      46

30.   Governing law and jurisdiction                                          47

Schedule 1                                                                    48

The Shares                                                                    48

Schedule 2                                                                    49

The Company and the Subsidiary Undertakings                                   49

Schedule 3                                                                    54

Allocation of Asset Consideration                                             54

Schedule 4                                                                    55

Warranties                                                                    55

Schedule 5                                                                    91

Tax Covenant                                                                  91

Schedule 6                                                                   109

Properties                                                                   109

Schedule 7                                                                   111

Intellectual Property Rights                                                 111

Schedule 8                                                                   119

The Completion Accounts                                                      119

Schedule 9                                                                   126

Contracts                                                                    126

Schedule 10                                                                  137

Products                                                                     137

Schedule 11                                                                  139

BUK Property                                                                 139

Schedule 12                                                                  142

Employees                                                                    142

Schedule 13                                                                  143

BTA Agreement                                                                143

Schedule 14                                                                  146

Excluded Assets                                                              146

Schedule 15                                                                  147

Deed of Covenant                                                             147

Schedule 16                                                                  151

Assignment of BUK Intellectual Property Rights                               151

Schedule 17                                                                  163

Transitional Services                                                        163

Schedule 18                                                                  171

Pre-completion Undertaking                                                   171

Schedule 19                                                                  173

Call Option and Put Option Notices                                           173

Schedule 20                                                                  175

Certigram Licence                                                            175

                       MASTER SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made the       day of                                   2002
                           -----        ---------------------------------

BETWEEN:

(1) Baltimore Technologies plc, a company registered in England and Wales (registered number 2643615), whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, RG7 4SA (the "Seller");

(2) Baltimore Technologies UK Limited, a company registered in England and Wales (registered number 1467493), whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, RG7 4SA ("BUK"); and

(3) Clearswift Limited, a company registered in England and Wales (registered number 1607372), whose registered office is at Bessemar House, Bessemar Road, Welwyn Garden City, Hertfordshire AL7 1HH (the "Purchaser").

RECITALS:

(A) Content Technologies Holdings Limited is a company incorporated in England and Wales (registered number 3498084), whose registered office is at 1310 Waterside Arlington Business Park, Theale, Berkshire RG7 4SA (the "Company").

(B) At the date hereof the Company has an issued share capital of(pound)20,739.05 divided into the following classes and numbers of shares:

     (a)  9,184,997 Ordinary Shares;

     (b)  3,622,000 A Ordinary Shares;

     (c)  3,470,320 B Ordinary Shares;

     (d)  4,031,000 C Ordinary Shares; and

     (e)  430,734 E Deferred Shares

     all of which have been allotted and issued and are fully paid. Further particulars of the Company and of the Subsidiary Undertakings are set out in Schedule 2.

(C) The Seller is the registered owner of all the issued shares in the Company as set out in Schedule 1 (the "Shares").

(D) The Purchaser has offered to purchase the Shares and the Seller has agreed to sell the Shares to the Purchaser on and subject to the terms set out in this Agreement.

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                                       -2-

(E) The Purchaser wishes to grant BUK a put option on and subject to the terms of this Agreement to require the Purchaser to purchase the Assets and Business and BUK wishes to grant the Purchaser a call option on and subject to the terms of this Agreement to require BUK to sell the Assets and Business.

IT IS AGREED:

1.   INTERPRETATION

1.1 In this Agreement (including its Recitals and Schedules), the following words and expressions have the meanings respectively set opposite them:

     "A Ordinary Shares" means all the issued and allotted "A" ordinary shares of (pound)0.001 each in the capital of the Company;

     "Accounts" has the meaning given to that term in paragraph 4 of Schedule 4;

     "Agreement" means this document together with all Recitals and Schedules;

     "Announcement" means the announcement in the agreed terms by the Purchaser of the transactions contemplated under this Agreement;

     "Arlington Service Agreement" means the agreement for services dated 27 July 1999 and made between (1) Arlington Business Services Limited and (2) Content Technologies Limited.

     "Assets" means all of the undertakings and assets of BUK or any member of the Seller's Group used wholly or mainly in the Business of any nature whatsoever including, without limitation, the Contracts, the Goodwill, the Book Debts, the BUK Intellectual Property Rights, the BUK Information Technology, the Records, the Plant and Equipment and the Stocks and Work in Progress, any rights against third parties (in so far as the same are transferable and relate wholly or mainly to the Assets or the Business), and all other physical assets whatsoever that are owned by BUK or any member of the Seller's Group and which are used wholly or mainly in the Business but not including the Excluded Assets;

     "Asset Completion" means the completion of the sale and purchase of the Assets and Business pursuant to this Agreement in accordance with clause 9;

     "Asset Completion Date" means 1 April 2002;

     "Asset Consideration" means the purchase price for the Assets and the Business determined pursuant to clause 6.9(a);

     "B Ordinary Shares" means all the issued and allotted B ordinary shares of (pound)0.001 each in the capital of the Company;

     "Balance Sheet Date" means 31 December 2000;

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                                       -3-

     "Baltimore Representatives" means the individuals appointed by the Seller to represent it on the Integration Committee, namely Simon Enoch, Bijan Khezri, Andy Burton, John Leese and David Guyatt;

     "Book Debts" means all third party trade debts (including, in addition, VAT if applicable) due and payable to BUK or any other member of the Seller's Group in respect of the Business up to the Completion Date, and any amounts repayable to BUK or recoverable by BUK from the Inland Revenue or HM Customs & Excise but not the Repayment;

     "Break Fee" means (pound)800,000;

     "BTA Agreement" means the agreement in the agreed terms to be entered into by the Seller in relation to Baltimore Technologies Australasia Pty Limited as set out in Schedule 13;

     "BUK Guarantee" has the meaning given to it in clause 20.2;

     "BUK Information Technology" means the Information Technology owned by BUK or any other member of the Seller's Group and used wholly in connection with the Business together with the PABX and CISCO servers;

     "BUK Intellectual Property Rights" means:

     (a)  the BUK Software IPR; and

     (b) the Intellectual Property which or the subject matter of which is owned and used or intended to be used by BUK wholly in the carrying on of the Business or as to which BUK otherwise has any rights resulting from the carrying on of the Business including but not limited to the Intellectual Property set out in Schedule 7;

     "BUK Property" means the leasehold property described in Part A of Schedule 11;

     "BUK Software IPR" means the Intellectual Property in the Products to the extent that such Intellectual Property is owned (in whole or in part) by BUK or any other member of the Seller's Group;

     "BUK Underlease" means the underlease of the BUK Underlease Property in the agreed terms (subject to any amendments required by the Landlord and agreed by the parties acting reasonably) and to be made between (1) the Seller and
     (2) the Purchaser or the Purchaser and Content Technologies Limited;

     "BUK Underlease Property" means the ground and first floors, 1310 Waterside, Arlington Business Park, Theale, Reading, Berkshire RG7 4SA as more particularly described in the BUK Underlease and forming part of the BUK Property;

     "Business" means the business of developing (either generally or on a bespoke basis), selling (either directly or through distribution relationships) and maintaining software and services

     (technical, consulting and training) that principally provide policy-based secure content management as carried on by BUK as at the Completion Date and which is currently known as the Content Security Group or alternatively as Content Technologies or alternatively as the MIMEsweeper Division;

     "Business Day" means any day other than a Saturday or Sunday or English bank holiday;

     "Call Option" has the meaning given to it in clause 5.1;

     "C Ordinary Shares" means all the issued and allotted C ordinary shares of (pound)0.001 each in the capital of the Company;

     "Certigram Licence" means the licence of technology and trade mark rights in the agreed terms as set out in Schedule 20;

     "Circular" means a class 1 circular in relation to the EGM incorporating the Resolutions and containing the recommendation of the directors of the Seller to vote in favour of the Resolutions, such circular being prepared in accordance with the requirements of the UK Listing Authority which contains or has enclosed with it a notice complying with the Companies Act 1985 and with the articles of association of the Seller duly convening such an EGM no later than 18 March 2002;

     "Clearswift Representatives" means the individuals appointed by the Purchaser to represent it on the Integration Committee, namely Robin Halliday, Richard Anton and Don Taylor;

     "Code" means the City Code on Takeovers and Mergers;

     "Companies Act 1985" means the Companies Act 1985 of England and Wales;

     "Competing Offer" has the meaning given in clause 4.2;

     "Completion" means the Share Completion and/or the Asset Completion as the context may require;

     "Completion Accounts" has the meaning given in paragraph 1 of Schedule 8;

     "Completion Net Assets" has the meaning given in paragraph 3 of Schedule 8;

     "Completion Working Capital Amount" has the meaning given in Schedule 8;

     "Consideration" means the aggregate of the Share Consideration and the Asset Consideration;

     "Content Excluded Items" has the meaning given in Schedule 8;

     "Contracts" means all contracts, engagements, obligations and arrangements of, and rights, benefits, equipment leases and licences entered into or enjoyed by BUK or any other member of the Seller's Group in relation to the Business of any nature whatsoever, which remain to be performed or enjoyed at the Completion Date including without limitation those which are listed in schedule 9;

     "Counterparty" means in relation to a Contract, the party or parties to such Contract other than the Seller or BUK (as the case may be);

     "de minimis claims" has the meaning given in clause 11.6(a);

     "de minimis tax claims" has the meaning given in clause 11.7(a);

     "Deed of Adherence" means the deed of adherence to the shareholders agreement in relation to the Purchaser in the agreed terms, to be entered into, inter alia, by each of the Seller, Amadeus Capital Partners, Kennet Capital and Cazenove Private Equity;

     "Deed of Covenant" means the deed in the agreed terms as set out in
     Schedule 15;

     "Deed of Release" means the deed of release of all liabilities (whether past, present or future) of Content Technologies Limited under the 1220 Parkview Lease and all documents supplemental to it and the Arlington Service Agreement and to be made between (1) API (No. 5) Limited and (2) Arlington Business Services Limited and (3) Content Technologies Limited.

     "Disclosure Letter" means the letter of the same date as this Agreement delivered to the Purchaser by the Seller together with the documents annexed thereto;

     "E Deferred Shares" means all the issued and allotted series E deferred shares of (pound)0.001 each;

     "EGM" has the meaning given to that term in clause 3.1;

     "Employees" means those persons employed by BUK in the Business on the Completion Date and whose names are listed in Schedule 12 to this Agreement and also such additional employees employed in the Business after the date of this Agreement in direct replacement for or, as the parties may agree from time to time, in addition to such employees;

     "Employment Statutes" means all legislation (whether of the United Kingdom or elsewhere), relating in any way to the employment of employees or other workers (whether individually or collectively) or the terms on which they are employed and including, for the avoidance of doubt, any such legislation relating to health and safety;

     "Encumbrance" means any mortgage, charge, pledge, lien, option, right of first refusal, right of pre-emption, or preference granted to any third party, or any other security interest of any kind (or an agreement or commitment to create any of the same);

     "Environment" means all or any of the following media: air (including air within buildings or other structures and whether below or above ground); land (including buildings and any other

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                                       -6-

     structures or erections in, on or under it and any soil and anything below the surface of the land); land covered with water; and water (including ground and surface water) and any living organism supported by such media;

     "Environmental Law" includes all or any statute or common law, rule, regulation, treaty, Directive, direction, decision of the court, by-law, code of practice, circular, guidance note, order, notice or demand of any government, statutory or regulatory authority or agency in any jurisdiction applicable to the Group and/or the business carried on by the Group in force at Completion and concerning:the pollution, conservation or protection of the Environment and the health or wellbeing of any living organisms supported by the Environment;

     "Event" means any:

     (a) event, matter or circumstance which constitutes a breach of this Agreement by the Seller or BUK, including, without limitation, any of the Pre-Completion Undertakings other than where such event, matter or circumstance directly resulted from actions or omissions approved pursuant to an Integration Committee Minute or which would constitute a breach of Warranty if the Warranties were to be repeated at Completion; or

     (b) event, matter or circumstance which would give rise to a claim under the Tax Covenant if the Tax Covenant was executed at Completion;

     "Excluded Assets" means those assets listed in Schedule 14;

     "Goodwill" means the goodwill of BUK in connection with the Business and the exclusive right for the Purchaser and the Purchaser's successors in title and licensees to use all trade names, other names and marks used at any time in relation to the Business and to represent itself as carrying on the Business in succession to BUK, including the right to all lists and particulars of customers and suppliers BUK in relation to the Business and all other trading, operating and confidential information relating to the Business and the right to the benefit of all restrictive covenants and confidentiality obligations affecting the Business;

     "Group" means the Company and the Subsidiary Undertakings as at the date of this Agreement, and "Group member" shall be construed accordingly;

     "Group Debt Restructuring" means any steps taken pursuant to clause 6.4 to transfer, novate, eliminate, distribute or otherwise deal with any indebtedness where such step is entered into on or before Asset Completion;

     "Group Product IPR" means the Intellectual Property in the Products to the extent that such Intellectual Property is owned (in whole or in part) by Group members;

     "ICTA" means the Income and Corporation Taxes Act 1988;

     "Indemnities" means the indemnities set out in clause 6.4, clause 15.3 and clause 16;

     "Information Technology" means information technology infrastructure (including without limitation hardware, software, firmware, networks and connecting media) and all manuals or other documents relating thereto but not the Products or any Intellectual Property relating thereto;

     "Insolvency Event" means in respect of any company, that such company has ceased to trade, been dissolved, is unable to meet its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, has become insolvent or gone into liquidation (other than for a solvent liquidation as part of a reorganisation, reconstruction or amalgamation) or had a petition presented, (which has not been withdrawn or set aside) to wind it up for the appointment of an administrator, entered into administration, administrative receivership, receivership, a scheme of arrangement for the benefit of its creditors or any analogous or similar procedure in any jurisdiction other than England or any form of procedure relating to insolvency or dissolution in any jurisdiction;

     "Integration Committee" means the committee that will be established by the Seller and the Purchaser for the purpose of monitoring the operation of each Group member and the Business between the date of this Agreement and the Completion Date;

     "Integration Committee Minute" means a written minute recording a decision of the Integration Committee which is signed by a Clearswift Representative and a Baltimore Representative;

     "Intellectual Property" means patents (including supplementary protection certificates and utility models) , trade marks, service marks, domain names, registered designs, utility models, design rights, topography rights, rights in databases, copyrights, inventions, trade secrets, and other confidential information, know-how, business or trade names, get-up, and all other intellectual property and neighbouring rights and rights of a similar or corresponding character in any part of the world (whether or not the same are registered or capable of registration) and all applications and rights to apply for or for the protection of any of the foregoing;

     "Intellectual Property Records" means all deeds, documents of title, certificates, correspondence and other records or documents in the possession of the Seller or BUK relating to registered Intellectual Property Rights or BUK Intellectual Property Rights (and current applications therefor) which are owned by the Group or BUK and which are used in connection with the Business;

     "Intellectual Property Rights" means

     (a)  the Group Product IPR; and

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                                       -8-

     (b) the Intellectual Property which or the subject matter of which is owned and used or intended to be used by the Group members or as which the Group members otherwise have any rights including without limitation the specific rights which are listed in Schedule 7;

     "Interim Accounts" means the reviewed consolidated combined financial statements of the Group and the Business for the nine month period ending on the Interim Balance Sheet Date;

     "Interim Balance Sheet Date" means 30 September 2001;

     "Landlord" means the Seller's immediate landlord under the lease of the BUK Property and includes where relevant any superior landlord.

     "Latest Completion Date" means 7 April 2002 unless otherwise agreed by the Purchaser and the Seller in writing;

     "Listing Rules" means the listing rules of the UK Listing Authority in its capacity as competent authority under the Financial Services and Markets Act 2001 (as amended or re-enacted from time to time);

     "Loan Notes" means the five per cent non compounding unsecured loan notes 2003 of (pound)1 each of the Purchaser to be created by the Purchaser in the agreed terms;

     "Official List" means the official list of the UK Listing Authority;

     "Options" means options to acquire ordinary shares in the Seller issued pursuant to the Plans;

     "Option Holders" means all those persons who hold Options;

     "Ordinary Shares" means all the issued and allotted ordinary shares of(pound)0.001 in the Company;

     "Outstanding BUK Group Debts" has the meaning given to it in clause 6.4;

     "Outstanding Group Payables" has the meaning given to it in clause 6.4;

     "Panel" means the Panel on Takeovers and Mergers;

     "Plans" means the Content Technologies Holdings Limited 2000 Stock Option Plan and the Baltimore Technologies plc 1999 Stock Incentive Plan;

     "Plant and Equipment" means the plant, machinery, equipment, tools, furniture, fixtures and fittings owned by BUK or any other member of the Seller's Group and ordinarily used in the carrying on of the Business as reflected in the Interim Accounts;

     "Pre-Completion Undertakings" means the undertakings set out in Schedule
     18;

     "Products" means the products listed in Schedule 10 including any updates, developments, new releases and other modifications or additions existing in relation thereto at the date of this Agreement;

     "Properties" means those properties where the business of the Group is carried on as listed in Schedule 6;

     "Provisional Asset Consideration" has the meaning given to it in clause 6.1(b);

     "Provisional Share Consideration" has the meaning given to it in clause 6.1(a);

     "Purchaser's Auditors" means Arthur Andersen;

     "Purchaser's Solicitors" means Norton Rose;

     "Put Option" has the meaning given to it in clause 5.4;

     "Records" means BUK's books and records relating wholly to the Business in whatever medium held including, without limitation, all of the books of account, income and expenditure records, stock and other records, information relating to customers and suppliers and all price lists, catalogues, sales, promotional and advertising literature;

     "Registration Rights Agreement" means the registration rights agreement in relation to the Purchaser in the agreed terms to be entered into by, inter alia, each of the Seller, Amadeus Capital Partners, Cazenove Private Equity and Kennet Capital;

     "Relevant Documents" has the meaning given to it in clause 28.1;

     "Relevant Substance" means any substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance and including for the avoidance of doubt radioactive emissions) or waste which is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health or welfare);

     "Relief" has the meaning given to that term in paragraph 4 of Schedule 4;

     "Repayment" has the meaning given to that term in Schedule 14;

     "Resolutions" means the various resolutions in the agreed form to be passed at the EGM referred to in clause 3.1;

     "Seller's Auditors" means KPMG Audit Plc;

     "Seller's Group" means the Seller and any subsidiary undertaking of the Seller following Completion;

     "Seller's Solicitors" means Lovells;

     "Seller's Guarantee" has the meaning given in clause 19.2;

     "Senior Management" means Bijan Khezri, Andrew Burton, John Leese, Kelvin Clibbon, Simon Enoch, Dan Dufon, Chak Chung, Alyn Hockey, Frank Brandenburg, Bob Ferguson, Andy Harris, Hilary Backwell, Tony Ahern and Richard Everest.

     "Share Completion" means the completion of the sale and purchase of the Shares pursuant to this Agreement in accordance with clause 8;

     "Share Completion Date" means the later of 31 March 2002 and the date which is the third Business Day following the date which the conditions in clause
     3.1 are all duly satisfied or waived in accordance with clause 3;

     "Share Consideration" means the consideration payable for the Shares pursuant to clause 6.9(b);

     "Shares" has the meaning given to that term in the Recitals;

     "Stocks and Work in Progress" means goods purchased or agreed to be purchased, products and services in the course of production and finished goods of BUK or any other member of the Seller's Group in each case for use or resale in the ordinary course of the Business;

     "Subsidiary Undertakings" means the subsidiary undertakings in respect of which the Company or Content Technologies Limited is a parent undertaking at the date of this Agreement being those companies details of which are set out in Schedule 2;

     "Substantiated Claim" has the meaning given to it in clause 6.17;

     "Sydney Licence" means the licence of the Sydney Property in the agreed terms and to be made between (1) Baltimore Technologies Australasia Pty Limited and (2) Content Technologies (Asia/Pacific) Pty Limited;

     "Sydney Property" means that part of the leasehold premises known as Level 4, 33 Saunders Street, Pyrmont, Sydney NSW as is more particularly described in the Sydney Licence;

     "Tax and Taxation" means any and all forms of taxes, levies, imposts, contributions, duties and charges in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature imposed whether of the United Kingdom or elsewhere (including for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere) and whether directly or primarily chargeable against, recoverable from or attributable to the Company or any other person including all fines, penalties, charges and interest relating to the same;

     "Tax Covenant" means the deed of tax covenant in the agreed terms to be entered into by the Seller and the Purchaser as set out in Schedule 5;

     "Tax Warranties" means those warranties set out in paragraph R of Part A of
     Schedule 4 and paragraph O of Part B of Schedule 4;

     "TCGA" means the Taxation of Chargeable Gains Act 1992;

     "Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

     "Transferee" means the Purchaser or such other wholly owned subsidiary of the Purchaser which shall purchase the Assets and Business pursuant to this Agreement;

     "UK GAAP" means all statements of standard accounting practice, financial reporting standards and urgent issues task force abstracts issued by the Accounting Standards Board, and extant at the Completion Date;

     "UK Listing Authority" means the Financial Services Authority in its capacity as competent authority under Part IV of the Financial Services Act 1986 (as amended, restated or re-enacted from time to time) and in the exercise of its function in respect of the admission to the Official List otherwise than in accordance with Part IV of the Financial Services Act 1986 (as amended, restated or re-enacted from time to time);

     "VAT" means value added tax;

     "VATA" means Value Added Tax Act 1994;

     "Warranties" means the warranties as set out in Schedule 4 of this Agreement including, except where expressly excluded, the Tax Warranties; and

     "Warranty Claim" has the meaning given in clause 11.6.

     "1220 Parkview Lease" means the lease dated 28 May 1999 and made between
     (1) API (No. 5) Limited and (2) Content Technologies Limited at premises known as 1220 Park View Arlington Business Park, Theale.

1.2  In this Agreement, unless the context otherwise requires:

     (a) references to this Agreement or any other document include this Agreement or such other document as varied, modified or supplemented in any manner from time to time after the date of this Agreement;

     (b) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

     (c) references to Recitals, clauses and Schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this Agreement and sub-divisions of them respectively;

     (d) references to any enactment include references to such enactment as re-enacted, amended or extended on or before the date of this Agreement and any subordinate legislation made from time to time under it;

     (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

     (f) references to the one gender include all genders, and references to the singular include the plural and vice versa;

     (g) any reference to indemnifying any person against any circumstance includes indemnifying and holding that person harmless from all actions, claims, demands and proceedings of any nature from time to time made against that person and all direct losses, damages, payments, awards, costs or expenses made, suffered or incurred by that person directly from the event giving rise to the claim but shall not extend to consequential loss;

     (h) headings are inserted for convenience only and shall be ignored in construing this Agreement;

     (i) the words "company", "subsidiary", "subsidiary undertaking" and "holding company" have the meanings given to them by the Companies Act 1985 as amended to the date hereof;

     (j) references to "(pound)" are to pounds sterling, the lawful currency of the United Kingdom, "$" are to dollars, the lawful currency of the United States of America and AUS $ are to Australian dollars, the lawful currency of Australia; and

     (k) references to any English legal term for any action, remedy method of judicial proceeding, legal document, legal status, Courts official or any legal concept of thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.3  The Recitals and Schedules to this Agreement form part of it.

1.4 Any reference in this Agreement to a document being "in the agreed terms" is to a document in the terms agreed between the parties and, for identification purposes only, initialled by the Seller and the Purchaser or on their behalf on or before the date of this Agreement or if there is no form initialled then is to a document in a form the parties to the relevant agreement agree.

2.   Sale of the Shares, Business and assets

2.1 On and subject to the terms of this Agreement, the Seller agrees to sell with full title guarantee and free from Encumbrances and the Purchaser (relying on the Warranties, undertakings and indemnities contained in this Agreement and the Tax Covenant) agrees to purchase the Shares with effect from the Share Completion and BUK agrees to sell with full title guarantee and free from any Encumbrances and the Purchaser (relying on the Warranties, undertakings and indemnities contained in this Agreement and the Tax Covenant) agrees to purchase the Assets and the Business as a going concern with effect from the Asset Completion.

2.2 Subject to clause 15 in relation to the Contracts, the Purchaser shall not be obliged to complete the purchase of the Assets and the Business unless:

     (a) the purchase of all of the Shares has first been completed in accordance with clause 8; and

     (b) the purchase of the Business and the Assets is completed in accordance with clause 9.

2.3 The Purchaser shall not assume under this Agreement and nothing under this Agreement shall operate to transfer to the Purchaser or to make it responsible for any of the debts, liabilities or other obligations of the Seller or BUK (in relation to the Business) except to the extent expressly provided under this Agreement.

2.4 On and subject to the terms of Part B of Schedule 11 of this Agreement, the Seller agrees to grant and the Purchaser agrees (subject to the exercise of the Put Option or the Call Option) to accept and, if appropriate, to procure the acceptance by Content Technologies Limited of the BUK Underlease.

2.5 On and subject to the terms of this Agreement the Seller shall procure the grant and the Purchaser shall procure the acceptance by Content Technologies (Asia/Pacific) Pty Limited of the Sydney Licence.

3.   Conditions

3.1 The sale and purchase of the Shares and the sale and purchase of the Assets and the Business are each conditional upon:

     (a) the passing, on or before the Completion Date, at a duly convened extraordinary general meeting ("EGM") of the Seller, of resolutions substantially in the agreed form (the "Resolutions") to, amongst other things, approve the terms of this Agreement relating to the sale and purchase of the Shares and the sale and purchase of the Assets and the Business and the grant of the BUK Underlease and the transactions hereby contemplated;

     (b) no Insolvency Event having occurred in relation to the Seller or BUK prior to Completion; and

     (c)  completion of the Deed of Release.

3.2 The sale and purchase of the Assets and the Business shall be conditional upon the sale and purchase of the Shares and upon the exercise of the Call Option or the Put Option in accordance with clause 5 of this Agreement.

3.3 The Seller shall (subject to all applicable laws) use its reasonable endeavours to ensure that the condition specified in clause 3.1(a) is satisfied and that Completion shall take place as soon as practicable and in any event not later than the Latest Completion Date.

3.4 If Completion does not take place on or before the Latest Completion Date because the condition specified in clause 3.1(a) has not been satisfied by that date, the Seller agrees to pay the Purchaser the Break Fee. The Break Fee shall be payable by wire transfer of same day funds to an account designated by the Purchaser no later than two business days after the Latest Completion Date. For the avoidance of doubt, the Break Fee shall be payable where the condition specified in clause 3.1(a) has not been satisfied irrespective of whether or not the reason therefor is the failure to duly convene and/or hold the EGM or otherwise.

3.5 If, following satisfaction of the condition specified in clause 3.1(a) and 3.1(c), Completion does not take place on or before the Latest Completion Date (other than as a result of the condition in clause 3.1(b) not having been satisfied or waived before the Latest Completion Date), the Purchaser agrees to pay the Seller the Break Fee. The Break Fee shall be payable by wire transfer of same day funds to an account designated by the Seller no later than two Business Days after the Latest Completion Date.

3.6 The parties hereby agree and acknowledge that the Break Fee is a reasonable and genuine pre-estimate of their respective loss if Completion does not take place on or before the Latest Completion Date and is not a penalty. The payment of a Break Fee is without any prejudice to any other rights and remedies which the Purchaser may have against the Seller or which the Seller may have against the Purchaser (as the case may be) including without limitation, the right to specific performance.

3.7 The Purchaser may waive (to the extent thought fit by the Purchaser) either or both of the conditions set out in clause 3.1(b) and clause 3.1(c) or any part of them and if the Purchaser exercises its right to waive such conditions or any part thereof the Seller shall be deemed to have also waived the same conditions or any such part thereof. A waiver by the Purchaser or a deemed waiver by the Seller under this clause is without prejudice to any other rights which the Purchaser or Seller have under this Agreement.

4.   Pre-completion matters

4.1  The Seller shall use all reasonable endeavours to procure the following:

     (a) the Circular shall be posted to shareholders of the Seller by no later than 20 Business Days following the date of this Agreement;

     (b) the directors of the Seller shall not, subject to their fiduciary duties, change their recommendation;

     (c) that it will not directly or indirectly solicit any offer or invitation for the Shares or the Assets and Business (or a material part thereof) from any third party; and

     (d) that the Seller shall, as soon as practicable following the date of this Agreement but in any event prior to the date of posting of the Circular, obtain an irrevocable undertaking from Andy Harris and each of the directors of the Seller (in the agreed form) that they shall vote their shares in the Seller in favour of the Resolution at the EGM.

4.2 If, at any time before the EGM is held, a competing offer is made by any person for the Shares and/or the Assets and Business (or a material part thereof) (a "Competing Offer") the Seller shall procure that:

     (a) notification of the receipt of such Competing Offer shall be sent promptly to the Purchaser together with sufficient information to enable the Purchaser to respond to the Seller with its views on such Competing Offer;

     (b) the Purchaser is given such reasonable additional information as it may request about the Competing Offer and a reasonable period in which to respond to the Seller with its views on the Competing Offer;

     (c) if the directors of the Seller share the same views as the Purchaser in relation to the Competing Offer and if the Seller is required under the UK Listing Rules to post a circular to its shareholders in relation to the Competing Offer then the circular will contain an endorsement by the Seller in relation to those views which the Seller and the Purchaser share in relation to the Competing Offer.

4.3 The Seller shall procure between the date hereof and the Share Completion Date that (unless the Purchaser has given its prior consent thereto (which consent will not be unreasonably withheld or delayed) and except as expressly required or permitted pursuant to this Agreement (or pursuant to an Integration Committee Minute) the businesses of each Group member will be carried on in the ordinary and usual course (which for the avoidance of doubt shall mean that the business of each Group member is conducted in substantially the same manner as it was in the six months immediately prior to the date of this Agreement) and in compliance with the Pre-Completion Undertakings.

4.4 BUK shall procure between the date hereof and the Asset Completion Date that (unless the Purchaser has given its prior consent thereto (which consent will not be unreasonably withheld or delayed) and except as expressly required or permitted pursuant to this Agreement or pursuant to an Integration Committee Minute) the Business will be carried on in the ordinary and usual course (which for the avoidance of doubt shall mean that the Business is conducted in substantially the same manner as it was in the six months immediately prior to the date of this Agreement) and in compliance with the Pre-Completion Undertakings.

4.5  BUK and the Seller shall procure that:

     (a) the Purchaser is allowed reasonable access to the Properties and the BUK Underlease Property, to the Senior Management and to the books and records of each Group member and the Records of the Business upon reasonable prior notice subject to prior appointment made with and confirmed in writing by a director of the Company; and

     (b) the Purchaser is kept promptly informed of all material matters relating to the businesses, assets and affairs of the Group and the Business and further that the Purchaser receives a copy of all board papers, management reports and accounts as soon as reasonably practicable after they have been made available to the directors of the relevant Group member or BUK (as the case may be).

4.6 For the purposes of the articles of association of the Company the Seller consents to the sale of the Shares to the Purchaser on and subject to the terms set out in this Agreement and all other matters contemplated by this Agreement.

4.7 The Purchaser shall be entitled to terminate this Agreement by written notice to the Seller if, at any time before such date on which the condition in clause 3.1(a) is satisfied, an Event occurs which materially and adversely affects the business or financial position of the Group and the Business taken as a whole. For the avoidance of doubt, where the Purchaser is entitled to terminate this Agreement pursuant to this clause
     4.7 but elects not to do so, any other rights which the Purchaser may have (including, without limitation any claim in respect of any Event) shall remain exercisable to their fullest extent by the Purchaser and shall be unaffected by any such election.

4.8 The Seller shall use reasonable endeavours to procure that Baltimore Technologies Inc. will procure a new office service agreement on the same terms as the current agreement except that the tenant will be Content Technologies Inc. in respect of the property in Florida as is more particularly described in Schedule 6.

4.9 The Seller shall between the date hereof and the Asset Completion Date procure the measurement of the BUK Property and the BUK Underlease Property in accordance with the 4th Edition of the RICS Code of Measuring Conduct by a surveyor first approved by the Purchaser and jointly instructed by the Seller and Purchaser.

4.10 The Seller shall between the date hereof and the Asset Completion Date produce demise plans showing the BUK Underlease Property such plans to be subject to the approval of the Purchaser acting reasonably.

5.   Put and call option

5.1 In consideration of the payment of (pound)1 by the Purchaser to BUK, receipt of which is hereby acknowledged by BUK, BUK hereby grants to the Purchaser an option to require BUK to sell the Assets and the Business for the Asset Consideration and on the terms and conditions of this Agreement (the "Call Option").

5.2 The Call Option may only be exercised by the Purchaser following the Share Completion and at any time in the period between 0.01am and 1.00pm on 1 April 2002 (or as otherwise agreed in writing between the parties) in the manner set out in clause 5.3. If the Call Option is not so exercised it will lapse and have no further effect.

5.3 The Call Option may only be exercised by the Purchaser in full (and not in part) during the period specified in clause 5.2 by notice in writing from the Purchaser to the Seller or the Seller's Solicitors in the form set out in Part A of Schedule 19 to this Agreement. The Call Option will be deemed to have been irrevocably exercised at the time and on the date when such notice is received by the Seller or the Seller's Solicitors (as the case may be).

5.4 In consideration of the payment of (pound)1 by BUK to the Purchaser, receipt of which is hereby acknowledged by the Purchaser, the Purchaser hereby grants to BUK an option to require the Purchaser to purchase (or procure the purchase of) the Assets and Business for the Asset Consideration and on the terms and conditions set out in this Agreement (the "Put Option").

5.5 The Put Option may only be exercised by the Seller following the Share Completion and or at any time in the period between 1.01pm and 5.30pm on 1 April 2002 (or as otherwise agreed in writing between the parties) in the manner set out in clause 5.6. If the Put Option is not so exercised it will lapse and have no further effect.

5.6 The Put Option may only be exercised in full (and not in part) during the period specified in clause 5.5 by notice in writing from the Seller to the Purchaser or the Purchaser's Solicitors in the form set out in Part B of
     Schedule 19 to this Agreement. The Put Option will be deemed to have been irrevocably exercised at the time and on the date when such notice is received by the Purchaser or the Purchaser's Solicitors (as the case may be).

6.   Consideration

6.1 Subject to clauses 3.1 and 3.2, the provisional consideration payable on Completion by the Purchaser for:

     (a) the Shares shall be the sum of (pound)2,000,000 (the "Provisional Share Consideration"); and

     (b) for the Assets and Business shall be the sum of (pound)18,500,000 (the "Provisional Asset Consideration");

6.2 The Provisional Asset Consideration shall be discharged on Completion as follows:

     (a) as to the sum of (pound)6,000,000 by the allotment and issue credited as fully paid to BUK, of Series "C" Shares of 0.06742p each of the Purchaser allotted in accordance with clause 9.3(a);

     (b) as to the sum of (pound)2,500,000 by the creation of the Loan Notes and the issue of such Loan Notes by the Purchaser to BUK; and

     (c) as to the sum of(pound)10,000,000 by the payment to BUK of such amount in cash.

6.3 The Provisional Share Consideration shall be discharged in cash on Share Completion.

6.4 The Seller agrees to use its reasonable endeavours to procure that immediately prior to any sale of the Shares and at no expense to any Group member (other than additional stamp duty in respect of the Share Consideration), that as far as is legally possible there is no indebtedness outstanding between any Group member and the Seller's Group. The Seller will procure that any amount owing between any Group member and any member of the Seller's Group will be owed to or from BUK. Such indebtedness as does exist immediately prior to the Share Completion will comprise of either amounts owing by BUK to any Group member (the "Outstanding BUK Group Debts") or will comprise amounts owing to BUK by any Group member (the "Outstanding Group Payables").

6.5 The Outstanding BUK Group Debts will be assumed on Asset Completion by the Purchaser as part of the Asset Consideration and the Outstanding Group Payables will be acquired on Asset Completion by the assignment or novation to the Purchaser as part of the Assets.

6.6 The provisions of Schedule 8 shall apply to the drawing up and reviewing of the Completion Accounts and the report by the Purchaser's Auditors on the amount of the Completion Working Capital Amount.

6.7  If and to the extent that the Completion Working Capital Amount are:

     (c)  less than ((pound)700,000):

          (i) the amount equal to that amount by which the Completion Working Capital Amount is less than ((pound)700,000) shall be the "Shortfall" subject to a maximum reduction of(pound)100,000; and

          (ii) the Seller (on behalf of BUK and itself as the case may be) shall repay to the Purchaser the Shortfall in cash, on the fifth Business Day following determination of the Completion Working Capital Amount; or

     (d)  more than ((pound)700,000):

          (i) the amount equal to that amount by which the Completion Working Capital Amount is more than ((pound)700,000) shall be the "Excess" subject to a maximum increase of(pound)100,000; and

          (ii) the Purchaser shall pay to the Seller (on behalf of BUK and itself as the case may be) the Excess in cash on the fifth Business Day following determination of the Working Capital Amount.

6.8 The aggregate amount of the Content Excluded Items shall be calculated in accordance with Schedule 8 and shall be deducted from the Consideration by the Seller repaying such amount to the Purchaser on the fifth Business Day following determination of the Completion Working Capital Amount.

6.9 Within five Business Days, following the payment of the Excess or the Shortfall (as the case may be), the Company will determine with the reasonable assistance of the Seller and BUK the Asset Consideration and Share Consideration such that:

     (a)  the Asset Consideration will be the following:

          (i)  the sums referred to in clause 6.2(a) and (b) and;

          (ii) (pound)10,000,000 plus or minus the amount of the Shortfall or Excess (or any component of the Excess or the Shortfall) as the case may be that is fairly attributable to the Assets and the Business less the amount of the Outstanding BUK Group Debts plus the amount of the Outstanding Group Payables; and

          (iii) the amount of the Outstanding BUK Group Debts assumed pursuant to clause 6.5.

     (b) the Share Consideration will be (pound)2,000,000 plus or minus the amount of the Shortfall or Excess (or any component of the Excess or the Shortfall) as is fairly attributable to the Shares, plus an amount equal to the Outstanding Group Debts less the Outstanding BUK Group Payables. The Share Consideration shall not exceed (pound)12,000,000.

6.10 The Asset Consideration shall be allocated amongst the Assets in the manner set out in Schedule 3.

6.11 The aggregate of the two amounts referred to in clause 6.9 in respect of the Shortfall or the Excess, as the case may be, shall equal the Shortfall or the Excess, as the case may be.

6.12 Any dispute concerning the determination of the Asset Consideration or Share Consideration shall, in default of agreement between the Purchaser, the Seller and BUK within 30 days of such determination, be determined by an Independent Accountant (as defined in Schedule 8) who shall act as an expert and not as an arbitrator and whose decision shall be final and binding on all the parties hereto.

6.13 BUK agrees to pay to the Purchaser any stamp duty payable on the acquisition of the Outstanding Group Payables, if the Purchaser is required to pay such stamp duty in order to enforce this Agreement or the Tax Covenant, to register any transfer of the Assets, to have determined the amount of any stamp duty payable on the transfer of the Shares, or is required to do so by any Tax authority. The Purchaser shall use its reasonable endeavours to defer the payment of any such stamp duty as far as possible by resisting at the cost of BUK any such requirement as is referred to in this clause 6.13.

6.14 BUK agrees to indemnify the Purchaser against any liability of the Purchaser or any member of the Group arising out of the Group Debt Restructuring. Any payment made pursuant to this clause 6.14 shall be treated as an adjustment to the Asset Consideration. For the avoidance of doubt the Purchaser shall not have a claim under this indemnity as a result of assuming the Outstanding BUK Group Debts pursuant to clause 6.5 above.

6.15 If at any time before the first anniversary of the Asset Completion Date (such date also being the final redemption date under the Loan Notes), the Purchaser notifies the Seller or BUK in writing of any claim under any of the provisions of this Agreement or the Tax Covenant, then the Purchaser shall be entitled to withhold payment of the principal amount and interest due to BUK under the Loan Notes, such entitlement being to the extent of the amount claimed. The right to withhold payment as above shall continue until such claim has been withdrawn or becomes a Substantiated Claim. In the latter case, the amount of the Substantiated Claim may be set off against the principal amount and interest due to BUK under the Loan Notes. Upon such a claim being withdrawn an amount equal to the amount withheld (together with accrued interest) shall forthwith be paid to BUK.

6.16 The payment of any sum to the Purchaser pursuant to clause 6.15 in or towards satisfaction of any Substantiated Claim under the terms of this Agreement or the Tax Covenant shall in no way prejudice or affect any other rights or remedies of the Purchaser for the purpose of recovering any amount due to the Purchaser which is not satisfied by payment under clause 6.15.

6.17 For the purposes of clauses 6.15 and 6.16:

     (a) a Substantiated Claim is a claim which has been agreed between the Seller, BUK and the Purchaser or in respect of which an order or decree of a court of competent jurisdiction has been given in proceedings in respect of the claim and such order or decree being final and not or no longer appealable; and

     (b) the amount payable on a claim or a claim becoming a Substantiated Claim shall be the amount agreed by the Seller, BUK and the Purchaser or determined by any such order or decree (as the case may be) to be payable by BUK in respect of the claim.

6.17.1 In the event that any Substantiated Claim in relation to any liability of the Seller or BUK to the Purchaser under this Agreement is not settled in full (in accordance with clause 6.15 or otherwise in cash within 10 Business Days of agreement or determination thereof) (an "Outstanding Amount"), the Seller (assuming BUK has exercised its direction that shares in the Purchaser be allotted to the Seller pursuant to clause 9.3(a) of the Agreement, but if not, BUK) hereby undertakes to request pursuant to
     Article 2.7 of the new Articles of Association of the Purchaser (the "New Articles"), that X Series C Shares (rounded down to the nearest whole number) shall be immediately converted into and re-designated as, an equal number of deferred shares and the Outstanding Amount shall, accordingly, be reduced by an amount equal to (pound)Y each determined as follows:

     X    =    OA ; and
               --
                P

     Y    =    X x P

     where OA is the Outstanding Amount and P is equal to(pound)2.70.

6.17.2 As security for due performance by the Seller and BUK of its obligations under clause 6.17.1 the Seller hereby:

     (a) irrevocably appoints the secretary for the time being of the Purchaser as its attorney and agent for the purposes of signing any documentation and taking any action, in either case, required for the due performance of the Seller's or BUK's obligations under clause 6.17.1;

     (b)  undertakes to the Purchaser that:

          (i) it shall not, and shall not agree to, transfer the whole or any part of its interest in any Series C Shares to any person unless consent shall have been obtained in accordance with Article 4.1(d) of the New Articles; and

          (ii) it shall not, and shall not agree to, mortgage, charge or otherwise dispose of, or grant any option or other rights over, the whole or any part of its interest in any Series C Shares and any Transfer Notice (as defined in the New Articles) then in force shall, at the option of the Purchaser and notwithstanding any other provision of such New Articles, be deemed to have been withdrawn; and

     (c) undertakes that, without prejudice to sub-paragraph (b) above, it shall not effect any such transfer, disposal, mortgage, charge or grant without first obtaining from the transferee, dispose, mortgagee, chargee or grantee (as the case may be) an undertaking in a form reasonably satisfactory to the Purchaser acknowledging that the Series C Shares are issued and held by such person, inter alia, subject to the terms of this clause 6.16 and assuming the same obligations under this Agreement as the Seller or BUK (as the case may be) but with recourse limited to the Series C Shares only.

7.   VAT

7.1 The Asset Consideration is exclusive of VAT, but, subject to sub-clause 7.5, it is intended that the transfer of the Business shall be a transfer of a business as a going concern within Article 5 of the Value Added Tax (Special Provisions) Order 1995 (the "Order") and the Seller and the Purchaser agree to use all reasonable endeavours to procure that the transfer is so treated.

7.2 On or before Completion the Seller shall apply to HM Customs & Excise for a direction that all VAT records relating to the Business which the Purchaser is required to preserve for any period after Completion under section 49(1)(b) of and paragraph 6 of schedule 11 to the VATA shall be preserved by the Seller and the Seller shall provide the Purchaser with a copy of the direction made by HM Customs and Excise forthwith on receipt by the Seller.

7.3  If HM Customs and Excise make a direction of the type referred to in clause
     7.2 the Seller will preserve the records referred to in clause 7.2 for such period as may be required by law and, during that period shall permit the Purchaser or its agents to inspect such records and to take copies of such records at the cost of the Purchaser.

7.4  The Purchaser hereby warrants and undertakes to the Seller that:

     (a)  The Purchaser is registered for VAT; and

     (b) The Purchaser's present intention is to continue the Business as a going concern.

7.5 In the event that the HM Customs & Excise assess the Seller to VAT in relation to the transfer of the Business pursuant to this Agreement or determine that such transfer is not a transfer of a business as a going concern with Article 5 of the Order the Purchaser shall, within five Business Days of receipt of a valid VAT invoice, pay such VAT to the Seller together with any penalties, reasonable costs, losses, reasonable expenses or interest incurred, paid or payable in relation to such VAT by the Seller other than where such penalties or interest is attributable to any delay or failure on the part of the Seller or BUK.

8.   Share completion

8.1 Subject to the satisfaction (or waiver in the case of 3.1(b)) of the conditions contained in clause 3.1, the Share Completion shall take place at the offices of the Seller's Solicitors at

     10.00pm on the Share Completion Date or at such other place and/or on such other date as may be agreed between the Seller and the Purchaser.

8.2  On Share Completion the Seller shall cause to be delivered to the
     Purchaser:

     (a) duly executed transfers of the Shares in favour of the Purchaser (or as it may direct) together with the share certificates relating to such shares;

     (b)  a duly executed counterpart of the Deed of Covenant;

     (c) a counterpart duly executed by each of the Seller and BUK of the Tax Covenant;

     (d) the common seal, certificate of incorporation, certificates of incorporation (if any) on change of name and statutory books of each Group member incorporated in the United Kingdom (written up to the Business Day immediately preceding Share Completion);

     (e) written resignations (with effect from the end of the relevant board meeting referred to in clauses 8.3 and 8.4) of Simon Enoch and Bijan Khezri as directors of the Company and each Group Company, Frank Brandenberg as a director of Content Technologies GmbH, Andy Harris as a director of Content Technologies, Inc., and Christopher Heslop as a director of Content Technologies Limited, and of the secretary of each member of the Group, resigning from their respective offices with the relevant Group member, in each case executed as deeds in the agreed terms;

     (f) an unqualified letter of resignation from the auditors of each Group member complying in the case of the English Group members in all respects with ss 392 and 394 of the Companies Act 1985, accompanied by a written confirmation that such auditors have no claims for unpaid fees or expenses;

     (g) irrevocable powers of attorney in the agreed terms executed by the Seller in favour of the directors of the Purchaser appointing such persons, to be its or his lawful attorney in respect of the Shares prior to such time as the name of the Purchaser can be entered into the register of members of the Company;

     (h)  the title deeds and documents to the Properties;

     (i)  a duly signed original of the Sydney Licence;

     (j) new service contracts executed by Kevin Clibbon and John Leese in the agreed terms;

     (k)  written confirmation that the divestment bonuses have been paid;

     (l) deliver to the Purchaser duly executed releases of any Encumbrances over the assets, the assets of any member of the Group or any shares in any Group member;

     (m) a certificate signed on behalf of the Seller confirming that no Event has occurred which would give the Purchaser the right to terminate this Agreement in accordance with clause 4.7 hereto;

     (n) a certificate signed on behalf of the Seller confirming that no notification was required pursuant to clause 10.5;

     (o) written confirmation that Content Technologies SAS and Content Technologies KK are no longer Group members;

     (p)  a duly executed counterpart of the BTA Agreement; and

8.3 At Share Completion the Seller shall cause a board meeting of the Company to be duly convened and held at which:

     (a) the said transfers of the Shares shall be approved for registration (subject to the transfers being duly stamped at the cost of the Purchaser);

     (b) all existing instructions to the Group's bankers, bank mandate forms and authorities shall be revoked and shall be replaced with alternative instructions, bank mandates forms and authorities in such form as the Purchaser may require;

     (c)  Andersens shall be appointed auditors to each Group member; and

     (d) such persons shall be appointed as directors and as secretary of the Company as are notified by the Purchaser to the Seller in writing no later that three Business Days prior to Share Completion.

8.4 On Completion the Seller shall cause a Board Meeting of each Group member to be convened and held at which such persons as may be nominated by the Purchaser shall be appointed directors and secretary of Group members (within a maximum number, if any, permitted under their respective Articles of Association) and the persons whose names are set out in clause 8.2(f) shall resign.

8.5  At Share Completion the Purchaser shall:

     (a) pay the sum set out in clause 6.1(a) by electronic funds transfer into the bank account of the Seller, the details of which shall be provided prior to Completion;

     (b) deliver to the Seller a duly executed counterpart of the Deed of Covenant;

     (c)  deliver to the Seller a duly signed counterpart of the Sydney Licence.

8.6 If Share Completion has not occurred by the close of business on the Latest Completion Date this Agreement shall terminate in its entirety (including for the avoidance of doubt in relation to the Assets and Business) in accordance with clause 22.

9.   Asset Completion

9.1 Subject to the due satisfaction (or waiver in the case of clause 3.1(b)) of the conditions contained in clauses 3.1 and 3.2, the Asset Completion shall take place immediately following the exercise of the Call Option or the Put Option (as the case may be) on the Asset Completion Date at the offices of the Seller's Solicitors.

9.2  At Asset Completion BUK shall:

     (a) give the Purchaser possession of those Assets which are transferable by delivery;

     (b)  give the Purchaser duly executed assignments in the form set out in
          Schedule 16 of the BUK Intellectual Property Rights;

     (c)  deliver the Records and the original Contracts;

     (d) deliver all payroll records, records of National Insurance, PAYE, and income for records relating to all Employees duly completed and up to date;

     (e) deliver to the Purchaser duly executed releases of any Encumbrances over the Assets;

     (f)  deliver to the Purchaser the Intellectual Property Records;

     (g)  deliver an executed counterpart of the Deed of Adherence;

     (h)  deliver an executed copy of the Registration Rights Agreement.

9.3  At Asset Completion the Purchaser shall:

     (a) allot and issue the shares referred to in clause 6.2(a) credited as fully paid to BUK, or if BUK so directs, to the Seller;

     (b) deliver to BUK certificates duly executed by the Purchaser in respect of the Loan Notes referred to in clause 6.2(b) duly completed with the date of issue and the name and address of BUK; and

     (c) pay the sum set out in clause 6.1(b) by electronic funds transfer into the bank account of BUK, the details of which shall be provided prior to Asset Completion;

     (d) deliver to the Seller counterparts of the Shareholders Agreement duly executed by each party thereto (other than the Seller); and

     (e) deliver to the Seller counterparts of the Registration Rights Agreement duly executed by each party to the Registration Rights Agreement (other than the Seller).

9.4 At Asset Completion the risk of loss or damage to the Assets and Business shall pass to the Purchaser and the risk of loss or damage to the BUK Underlease Property shall pass to the Purchaser at the time of the actual grant of the BUK Underlease.

10.  Warranties

10.1 The Seller hereby represents, warrants and undertakes to the Purchaser (for itself and as trustee for its successors in title) in the terms of the Warranties contained in Part A of Schedule 4 which shall be deemed to have been given at the date of this Agreement but not further or otherwise.

10.2 The Seller and BUK hereby represent, warrant and undertake to the Purchaser (for itself and as trustee for its successors in title) in the terms of the Warranties contained in Part B of Schedule 4 which shall be deemed to have been given at the date of this Agreement but not further or otherwise.

10.3 The Warranties are given subject to the matters fairly disclosed in the Disclosure Letter and in the documents annexed thereto and when assessing whether a document has been fairly disclosed no account shall be taken of
     (i) any information which is not disclosed in such detail and in such a manner as would enable the Purchaser to properly evaluate the fact or matter concerned and (ii) in the case of each document contained in the Disclosure Bundle, where it is not reasonably clear from the general subject matter of such document how the information contained therein would qualify the Warranties and any such information and/or documents shall be deemed not to have been disclosed.

10.4 Where any statement set out in Schedule 4 is expressed to be given or made to the best of the Seller's or BUK's knowledge or is qualified by reference to the Seller's awareness or as qualified in some other manner having substantially the same effect, such statement shall be deemed to refer to any matters within the actual knowledge of the Senior Management.

10.5 If before Asset Completion any event, fact or circumstance arises which, if the Warranties were repeated at Completion, would render any Warranty untrue or misleading or incorrect in any material respect or which would give rise to a tax claim under the Tax Covenant if the Tax Covenant had been entered into at the date of this Agreement or would be a material breach of the Pre-Completion Undertakings save where such event, fact or circumstance resulted from actions or omissions approved pursuant to an Integration Committee Minute the Seller and/or BUK shall notify the Purchaser in writing as soon as possible and provide such details as the Purchaser may reasonably require.

10.6 Each of the Warranties in Schedule 4:

     (a) shall be construed as a separate and independent warranty and representation; and

     (b) unless expressly in this Agreement, shall not be limited by reference to any other paragraph in Schedule 4 or by any other provision of this Agreement or the Tax Covenant;

     and subject to clause 11.11 the Purchaser and/or each Group member shall have a separate claim and right of action in respect of every breach of a Warranty.

10.7 The Warranties shall not in any respect be extinguished or affected by Share Completion and/or Asset Completion.

10.8 The Seller and BUK each agree with the Purchaser (for itself and as trustee for any Group members) to waive any right or claim which it may have in respect of any misrepresentation or error in or omission from any information or opinion supplied by or given by any Employee or any Group member or its directors, officers or employees in the course of negotiating this Agreement or the Tax Covenant or the Disclosure Letter, and that any such right or claim shall not constitute a defence to any claim by the Purchaser under or in relation to this Agreement of the Tax Covenant PROVIDED THAT no such waiver shall be granted, and no such defence shall be precluded in circumstances where any Employee or Group member or its respective directors, officers or employees acted in a fraudulent or wilfully dishonest manner.

10.9 The Seller and BUK acknowledges that in assessing damages for the breach of the Warranties the sale of the Shares and the sale of the Assets and Business shall be regarded as having constituted one composite transaction.

11.  Limitation on claims

11.1 For the purposes of this clause 11 any reference to "the Seller" shall, where the Warranty Claim relates to a Warranty given in Part B of Schedule 4, be deemed to read "the Seller and BUK".

11.2 The Seller shall have no liability in respect of any breach of any of the Warranties (other than the Tax Warranties) unless the Purchaser has served on the Seller a written notice in accordance with this Agreement on or before 30 June 2003 giving such details of the claim as the Purchaser then has including the Purchaser's then best estimate of the amount of the liability of the Seller in respect thereof.

11.3 The Seller shall have no liability in respect of any breach of any of the Tax Warranties unless the Purchaser has served on the Seller a written notice in accordance with this Agreement on or before the seventh anniversary of Asset Completion giving such details of the claim as the Purchaser then has including the Purchaser's then best estimate of the amount of the liability of the Seller in respect thereof.

11.4 Where, in relation to a claim for breach of the Warranties which has been notified in writing prior to the date relevant thereto under clause 11.2 or
     11.3 of this Agreement (as appropriate), proceedings are not instituted (that is to say issued and served) within six months of the service of the notice in question (unless previously satisfied, settled or withdrawn) the Seller shall cease to be liable therefor.

11.5 Where a claim is made in respect of a contingent liability, the Seller shall, notwithstanding clauses 11.2 and 11.3, be liable for such claim if and when it becomes an actual liability if the requisite details of such claim have been delivered in accordance with clause 11.2 or 11.3 (as the case may be), even if such liability does not become an actual liability until after the expiry of the relevant time period set out in clause 11.2 or 11.3 (as the case may be).

11.6 No claim shall be made in respect of any breach of any of the Warranties (a "Warranty Claim"):

     (a) where the liability for any particular claim (or what would be such liability apart from this paragraph) is less than(pound)30,000 ("de minimis claims"); and

     (b) unless the aggregate amount of all such claims exceeds (pound)200,000 PROVIDED that if such aggregate amount does exceed (pound)200,000 the Seller's liability shall not be limited to the excess and the whole amount shall be recoverable in full, excluding for the avoidance of doubt, de minimis claims.

11.7 No claim shall be made in respect of any breach of the Tax Covenant:

     (a) where the liability for any particular claim (or what would be such liability apart from this paragraph) is less than(pound)10,000 ("de minimis tax claims"); and

     (b) unless the aggregate amount of all such claims exceeds (pound)30,000 PROVIDED that if such aggregate amount does exceed (pound)30,000 the Seller's liability shall not be limited to the excess and the whole amount shall be recoverable in full, excluding for the avoidance of doubt, de minimis tax claims.

11.8 The maximum aggregate amount recoverable by the Purchaser under the Warranties, the Indemnities, this Agreement and the Tax Covenant shall be limited to and in any event not exceed an amount equal to the Consideration.

11.9 The Seller shall not be liable in respect of any Warranty Claim if and to the extent that the loss occasioned thereby has been recovered under the Tax Covenant or under an earlier Warranty Claim.

11.10 Upon the Seller becoming aware of any matter, claim, action or demand which could give rise to a Warranty Claim or any matter which may give rise to such a claim, action or demand, the Seller shall and shall procure that the relevant member of the Seller's Group shall as soon as reasonably practicable notify the Purchaser by written notice of such fact.

11.11 The Seller shall not be liable in respect of any Warranty Claim in relation to Intellectual Property or Information Technology unless the Warranty Claim arises as a result of a breach of a Warranty contained in paragraph L of Part A of Schedule 4 or paragraph I of Part B of Schedule 4.

11.12 The Purchaser will not and nor will any member of the Group make any admission of liability, agreement or compromise with any person, body or authority in relation to any matter in respect of which a claim under the Warranties (other than a claim under the Tax Warranties) may arise without prior agreement in writing (such agreement not to be unreasonably withheld or delayed) of the Seller and shall give the Seller and its professional advisers such reasonable access to such documents and records as are relevant to such claim within the power, possession or control of the Purchaser or the Group as the Seller shall reasonably request in writing to enable the Seller and his professional advisers to examine (but not copy without the consent of the Purchaser) such documents and records provided that the Purchaser shall be fully indemnified and, if reasonable in the circumstances of the Seller existing at such time, secured to the Purchaser's reasonable satisfaction, by the Seller as to all costs and expenses which they may reasonably incur by reason of such action.

11.13 The Purchaser shall, or shall procure that the relevant members of the Group shall, take such action as the Seller may reasonably request in writing to avoid, dispute, resist, appeal, delay, compromise, defend or mitigate any claim, action or demand which could give rise to a Warranty Claim (other than a claim under the Tax Warranties) or any matter which may give rise to such a claim, action or demand provided that the Purchaser and the relevant member of the Group (as the case may be) shall be fully indemnified and, if reasonable in the circumstances of the Seller existing at such time, secured to the Purchaser's reasonable satisfaction, by the Seller as to all costs and expenses which it may reasonably incur by reason of such action.

11.14 In the event of any claim by the Purchaser pursuant to the Warranties or the Tax Covenant succeeding or being agreed and any payment being paid by the Seller pursuant to such claim the Consideration paid by the Purchaser under this Agreement in respect of the Shares or the Assets and Business (as the case may be) shall be deemed to have been reduced by an amount equal to the amount of such payment, and such reduction shall be applied to the Shares or Assets and Business sold by the Seller or BUK (as the case may be) in accordance with the amounts of such liability discharged by them.

11.15 In calculating the liability of the Seller for any breach of the Warranties (other than a claim under the Tax Warranties) there shall be taken into account the amount by which any taxation for which any member of the Group has been reduced or extinguished as a result of the matter giving rise to such liability.

11.16 If, in respect of any matter which would give rise to a breach of the Warranties (other than the Tax Warranties) any member of what was the Group at Completion would be able to validly claim under any policy of insurance existing prior to Completion (or any run-off insurance purchased following the Completion), then no such matter shall be the subject of a Warranty Claim (other than a claim under the Tax Warranties) unless and until the appropriate member of the Group shall have made a claim against its insurers and any such insurance claim (if successful) and net of any costs and any liability to Tax on any amount recovered) shall then reduce by the amount recovered or extinguish to the extent of any amount recovered any such claims for breach of such Warranties.

11.17 If the Seller pays at any time to the Purchaser or the relevant member of the Group an amount pursuant to a Warranty Claim (other than a claim under the Tax Warranties) and the Seller or the relevant member of the Group subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that the relevant member of the Group shall, take all reasonable steps to enforce such recovery, and shall forthwith repay to the Seller so much of the amount paid by the Seller to the Purchaser or the relevant member of the Group as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser or the relevant member of the Group recovering that sum from such other person and any liability to Tax on any amount recovered.

11.18 No Warranty Claim shall lie against the Seller under the Warranties (other than a claim under the Tax Warranties) to the extent that such Warranty Claim is wholly or partly attributable to:

     (a) any voluntary act, omission, transaction or arrangement carried out at the request of or with the written consent of the Purchaser prior to Share Completion and/or Asset Completion (as the case may be) excluding where the same is conducted in relation to the Group Debt Restructuring; or

     (b) any voluntary act, omission, transaction or arrangement carried out by the Purchaser or a member of the Group or on their behalf on or after Share Completion and/or Asset Completion (as the case may be) other than in the ordinary course of the Business or the business of any Group member (which for the avoidance of doubt shall mean in substantially the same manner as the Business or the business of the relevant Group member was conducted in the six months immediately prior to the date of this Agreement) and other than any act, omission, transaction or arrangement carried out pursuant to this Agreement;

     (c) any actions or omissions approved pursuant to an Integration Committee Minute.

11.19 No matter shall be the subject of a Warranty Claim (other than a claim under the Tax Warranties) to the extent that allowance, provision or reserve in respect of such matter shall have been made in the Completion Accounts expressly and specifically.

11.20 The liability of the Seller pursuant to the Tax Warranties shall be subject to the limitations, exceptions and qualifications set out in clauses 3, 5 and 9 of the Tax Covenant so that the Seller shall not be liable for any claim made pursuant to the Tax Warranties if (or to the extent that) they would not be liable for such claim if the Tax Warranties in question had been set out in the Tax Covenant as matters in respect of which the Purchaser was indemnified.

11.21 The limitations on the Seller's liability set out in this clause 11 shall not apply to any Warranty Claim or any claim under the Tax Covenant if such a claim involves fraud or wilful dishonesty on the part of the Seller.

12.  Apportionment of business responsibility

12.1 Except as otherwise provided in this Agreement, the profit or loss of the Business from the Asset Completion Date shall be for the account of the Purchaser, and:

     (a) BUK shall remain solely entitled to all receipts, rents and other payments receivable in respect of or otherwise owing by any third party in connection with any of the Assets or the Business (other than the Book Debts) and solely responsible for all obligations and liabilities (whether actual or contingent) which are due or owing to third parties and which arise from or in relation to the conduct of the Business or the Assets in the period of time ending on or before the Asset Completion Date and the Seller shall indemnify the Purchaser against all loss, liability, costs and expenses suffered or incurred by any Group member in respect of any such obligations or liability; and

     (b) without prejudice to clause 14, the Purchaser shall be solely entitled to all receipts, rents and other payments receivable in respect of or otherwise owing by any third party in connection with any of the Assets or the Business and solely responsible for all obligations and liabilities (whether actual or contingent) which are due or owing to third parties and which arise from or in relation to the conduct of the Business or the Assets in the period of time commencing after the Asset Completion Date and the Purchaser shall indemnify the Seller against all loss, liability, costs and expenses suffered or incurred by the Seller or BUK in respect of any such obligation or liability.

12.2 All income and outgoings of the Business or any of the Assets which are recurring or periodic in nature and which relates to or are attributable to a period of time commencing before but ending after the Asset Completion Date shall be apportioned on a time basis between the Purchaser and BUK, such that BUK is entitled to the income and responsible for the outgoings relating to the period ending on the Completion Date, and the Purchaser is entitled to the income and responsible for the outgoings relating to the period commencing after the Asset Completion Date.

12.3 Any income actually received by a party to which the other party is entitled in accordance with the provisions of clause 12.2 shall be held on trust by that party for the other until payment in accordance with clause 12.4.

12.4 All sums to be paid by either party in accordance with clause 12.2 shall be identified in the Completion Accounts as part of the calculation of the Completion Working Capital Amount.

13.  Employees

13.1 The parties consider the sale of the Business contemplated by this Agreement to constitute the transfer of an undertaking or part of an undertaking or undertakings for the purposes of the Transfer Regulations and agree that the contracts of employment of the Employees will have effect from Completion as if originally made between the Transferee and the Employees save insofar as such contracts relate to any occupational pension scheme in accordance with Regulation 7 of the Transfer Regulations.

13.2 The Seller shall indemnify and keep indemnified the Transferee from and against all losses, costs, damages, compensations, tribunal awards, fines, expenses, actions, proceedings, claims, demands and all other liabilities howsoever and whenever arising out of or in connection with:

     (a) any claim by an Employee (whether in contract or in tort or under statute (including the Treaty establishing the European Community and any directives made under the authority of that Treaty) for any remedy including, without limitation, for breach of contract, unfair dismissal, redundancy, statutory redundancy, equal pay, sex, race or disability discrimination, unlawful deductions from wages, a protective award or under the National Minimum Wage Act 1998 or the Working Time Regulations 1998 or for breach of statutory duty or of any other nature) as a result of anything done or omitted to be done in relation to the Employee's employment prior to Asset Completion;

     (b) any claim by any person other than an Employee relating to that person's employment with the Seller or a member of the Seller's Group; and

     (c) any claim by any appropriate representative (as defined by regulation 10 of the Transfer Regulations) pursuant to regulation 11 of the Transfer Regulations in relation to the sale of the Business, except if such claim relates to the Transferee's failure to comply with its obligations in clause 13.5 of this Agreement and/or if such claim relates to the Transferee withholding its agreement (whether unreasonably or otherwise) to the Seller and/or BUK communicating the Transferee's intentions as set out in clause 13.4(d) of this Agreement.

13.3 The parties intend that the Transfer Regulations shall apply only to the Employees and accordingly:

     (a) If any contract of employment (whether oral or written, express or implied) in respect of any person who is not an Employee shall have effect or shall be alleged by the person so employed under it to have effect as if originally made between the Transferee and such person pursuant to the provisions of Regulation 5 of the Transfer Regulations then subject to clause (c) below:

          (i) the Transferee may, upon becoming aware of the application of Regulation 5 to such contract or any such claim to that effect by the person employed under it, terminate such contract forthwith;

          (ii) the Transferee shall promptly notify the Seller of its awareness of the application of Regulation 5 and any such claim to that effect and keep the Seller advised of any action taken by the Transferee in respect of it;

          (iii) The Transferee shall promptly notify the Seller of its intention to terminate any such contract; and

          (iv) If the Transferee notifies the Seller that it intends to terminate any such contract, then within 20 Business Days of receiving such notification the Seller shall notify the Transferee whether it intends to offer that person employment. If the Seller so intends then the Seller shall make an offer of employment to that person within 20 Business Days of the notification to the Transferee. In the event that the Seller does offer such person employment, the Transferee shall provide the Seller with all such reasonable assistance as is necessary to transfer the employment of that person to the Seller.

     (b) Subject to clause (c) below and provided always that the Transferee complies with its obligations under clause (a) above the Seller shall fully indemnify the Transferee against any sums payable to or for the benefit of such person in respect of his employment with BUK and/or the Transferee and against all other liabilities whatsoever arising under or in relation to such contract or its termination and any obligation or liability of whatsoever nature (whether arising before or after Asset Completion) in relation to or in connection with the employment of any such person in the Business.

     (c) Sub-clauses (a)(i) to (iv) inclusive, and clause (b) will not apply in relation to any such person who is not an Employee unless the Transferee makes the notification to the Seller in relation to that person required by sub-clause (a)(ii) within 3 calendar months after the Asset Completion Date.

13.4 The Transferee shall indemnify and keep indemnified the Seller and/or BUK against all losses, costs, damages, compensation, tribunal awards, fines, expenses, actions, proceedings, claims, demands and all other liabilities however and whenever arising out of or in connection with:

     (a) any change in the working conditions of the Employees or any of them made or proposed to be made by the Transferee on or after Asset Completion;

     (b) the employment by the Transferee on or after Completion of the Employees other than on terms at least as favourable as those enjoyed immediately before Asset Completion;

     (c) any claim by an Employee (whether in contract or in tort or under statute (including the Treaty establishing the European Community and any directives made under the authority of that Treaty) for any remedy including, without limitation, for breach of contract, unfair dismissal, redundancy, statutory redundancy, equal pay, sex, race or disability discrimination, unlawful deductions from wages, a protective award or under the National Minimum Wage Act 1998 or the Working Time Regulations 1998 or for breach of statutory duty or of any other nature) as a result of anything done or omitted to be done by the Transferee after Asset Completion;

     (d) any claim by an employee who would have been an Employee but for the termination of his employment before Asset Completion by reason of his resignation in connection with any actual or proposed measure (including but not limited to a proposed change or changes in his working conditions) which the Transferee has expressed an intention to take in respect of that employee or any group of employees which includes that employee provided that the Seller and/or BUK shall not communicate any of the Transferee's intentions in relation to employees both in terms of any actual or proposed measures or changes to working conditions to employees either directly or indirectly without the prior agreement of the Transferee, such agreement not to be unreasonably withheld so as to allow BUK to comply with its obligations under regulation 10(2) of the Transfer Regulations; and

     (e) any claim by any appropriate representative (as defined by regulation 10 of the Transfer Regulations) pursuant to regulation 11 of the Transfer Regulations in relation to the sale of the Business arising out of the Transferee's failure to comply with its obligations in clause 13.5 of this Agreement and/or such claim arising out of the Transferee withholding its agreement (whether unreasonably or otherwise) to the Seller and/or BUK communicating the Transferee's intentions as set out in clause 13.4(d) of this Agreement.

13.5 The Transferee shall give sufficient information to BUK and in good time to enable it to comply with its obligations under regulation 10 of the Transfer Regulations.

13.6 Subject to clause 6.14, all sums payable by either party under clauses 13.1-13.5 (inclusive) shall be paid free of and without any rights of counterclaim or set off, and without any deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law the payer shall be obliged to pay to the payee such amount as will ensure that, after any such deduction or withholding has been made, the payee shall have received a sum equal to the amount that the payee would otherwise have received in the absence of any such deduction or withholding, as reduced by any credit to which the payee may be entitled on account of such deduction or withholding.

13.7 If any competent authority for Tax purposes charges to Tax any sum paid (the "original payment") to the payee hereunder the payer shall be obliged to pay to the payee such additional amount (the "additional payment") as will ensure that, after the payment of the Tax (ignoring for these purposes the availability of any Relief) so charged on the original payment and any Tax chargeable on the additional payment and after taking into account any reduction in any Tax Liability obtained by the payee in respect of any payment made to an Employee pursuant to any claim by an Employee referred to in this clause 13, there shall remain a net sum equal to the amount of the original payment, such additional payment to be made three Business Days after the payee has served notice that Tax on the original payment has become due and payable, or would have become due and payable but for the availability of a Relief.

13.8 On receipt of a valid notice of exercise from any of the Employees or Senior Management in respect of any option or options granted under the Plans or any other share option or share incentive arrangement:

     (a) the Seller shall promptly inform the Company Secretary of the optionholder's employing company as at the date of grant (the "Employing Company") of the details of the proposed option exercise;

     (b) the Employing Company shall then promptly notify the Seller of the amount of any employee taxation (including employee's social security contributions) which is required to be accounted for by the Employing Company in respect of the relevant Employee or member of Senior Management (the "Employee Tax Liability"), or the formula by which such amount is to be calculated;

     (c) the Seller shall on satisfaction of such option, ensure that sufficient Seller shares issued to satisfy the option are immediately sold to produce net cash proceeds to meet the Employee Tax Liability and promptly remit such proceeds or otherwise remit sufficient funds to the Employing Company in order for the Employee Tax Liability to be fully discharged.

13.9 On receipt of a valid notice of exercise from any of the Employees or Senior Management in respect of any option or options granted under the Plans or any other share option or share incentive arrangement in respect of which the relevant Employee or member of Senior Management has entered into an agreement allowing the Seller to recover from him/her the whole or part of any secondary Class 1 National Insurance Contributions in respect of any gains made on the exercise of any such option or options;

     (a) the Seller shall promptly inform the Employing Company (as defined in clause 13.8(a)) of the details of the proposed option exercise;

     (b) the Employing Company shall then promptly notify the Seller of the amount of any secondary Class 1 National Insurance Contributions which is required to be accounted for by the Employing Company in respect of the relevant Employee or member of Senior Management (the "Employer Tax Liability"), or the formula by which such amount is to be calculated;

     (c) the Seller shall on satisfaction of such option, ensure that sufficient Seller shares issued to satisfy the option are immediately sold to produce net cash proceeds to meet the Employer Tax Liability and promptly remit such proceeds or otherwise remit sufficient funds to the Employing Company in order for the Employer Tax Liability to be fully discharged.

13.10 The Seller hereby agrees to indemnify in full the Employing Company (as defined in clause 13.8(a)) in respect of any secondary Class 1 National Insurance Contributions liabilities that arise as a result of the exercise of any option or options granted to any of the Employees or Senior Management under the Plans or any other share option or share incentive arrangement in respect of which the relevant Employee or member of Senior Management has not entered into an agreement allowing the Seller to recover from him/her the whole or part of any such secondary Class 1 National Insurance Contributions.

14.  Book Debts

     As from the day after the Asset Completion Date the Purchaser shall be entitled to collect the Book Debts for its own account.

15.  Contracts

15.1 In respect of each Contract which is assignable without the consent of any
     Counterparty:

     (a) this Agreement shall constitute an assignment by BUK of such Contract to the Purchaser, which assignment shall take effect, and the Purchaser shall accept such assignment, subject to and from Asset Completion;

     (b) the Purchaser shall carry-out, perform and discharge all obligations arising under such Contract to the extent that they are due to be discharged after Asset Completion;

     (c) the Purchaser shall fully indemnify BUK in respect of any failure by the Purchaser to carry out, perform and discharge the obligations referred to in this clause; and

     (d) BUK and the Purchaser shall, as soon as practicable after Asset Completion, give notice to any Counterparty as the Purchaser may elect in such form as the Purchaser may reasonably require of the assignment of such Contract to the Purchaser.

15.2 If and insofar as the benefit of any Contract cannot be transferred by BUK to the Purchaser at Completion without the agreement or consent of any Counterparty or the novation of the relevant Contract:

     (a) this Agreement shall not constitute an assignment or attempted assignment of any such Contract if such assignment or attempted assignment would constitute a breach of such Contract or give rise to a right of termination of such Contract;

     (b) the Purchaser and BUK shall use their respective reasonable endeavours to obtain such consent or to procure that such Contract is assigned or novated as soon as possible after Asset Completion;

     (c) unless and until such Contract shall be duly assigned or novated, BUK shall hold the benefits of the same on trust for the Purchaser absolutely and the Purchaser shall (if sub-contracting is permissible and lawful under the relevant Contract), as BUK's sub-contractor, perform, at its own cost, all obligations of BUK under such Contract to be performed after Asset Completion;

     (d) unless and until such Contract shall be duly assigned or novated, BUK shall (at the Purchaser's cost and so far as it is lawfully or practicably able) do all acts and things reasonably requested by the Purchaser to provide the Purchaser with the benefit of such Contract (including, without limitation, enforcement of a right of BUK against the Counterparty) and will provide the Purchaser (or its nominee), with access to all relevant books, documents and other information in relation to such Contract as the Purchaser may reasonably require from time to time (to the extent that BUK has the same); and

     (e) BUK will at the Purchaser's request, and subject to it being indemnified, give such assistance as in its power to enable the Purchaser to enjoy the benefits of and to enforce the Contracts against the Counterparty.

15.3 Notwithstanding anything in the preceding provisions of this clause 15 the Purchaser shall fully indemnify BUK against any act or thing done or omitted to be done by the Purchaser in the performance and discharge of its obligations and liabilities under the Contracts and which arise from or in relation to the conduct of the Business or the Assets in the period of time commencing after the Asset Completion Date.

15.4 Notwithstanding anything in the preceding provisions of this clause 15 BUK shall fully indemnify the Purchaser in respect of any act or thing done or omitted to be done by BUK in the performance and discharge of its obligations and liabilities under the Contracts and which arise from or in relation to the conduct of the Business or Assets in the period of time on or prior to the Asset Completion Date.

15.5 The Seller shall, and shall procure that Baltimore Technologies (Australasia) Pty Limited shall, comply with the provisions of the BTA Agreement

15.6 In the case of a Contract to which a member of the Seller's Group (other than BUK) is a party, the provisions of this clause shall apply, mutatis mutandis, so that references to BUK shall be construed as references to that member and the Seller shall procure that each such member shall comply with the obligations which it is expressed to have under this clause 15.

16.  Indemnities

16.1 The Seller shall indemnify the Purchaser (on an after-tax basis) against all costs, claims, damages, loss and expenses suffered or incurred by the Purchaser or any Group member as a result of any former shareholder of Content Technologies Holding Limited asserting that his shares were transferred invalidly or in breach of the constitutional documents of Content Technologies Holding Limited or of any agreement to which such shareholder and Content Technologies Holding Limited were party.

16.2 The Seller shall indemnify Content Technologies (Asia/Pacific) Pty Limited (on an after tax basis) against any costs, claims, damages, loss or expenses suffered or incurred by Content Technologies (Asia/Pacific) Pty Limited as a result of any liabilities of Baltimore Technologies (Australasia) Pty Limited transferring or having transferred to Content Technologies (Asia/Pacific) Pty Limited which do not relate wholly or mainly to the Business but such indemnity shall only apply in relation to such proportion of their liability that does not relate to the Business. For the purposes of this clause 16.3 "Business" shall be read so that any reference to "BUK" shall be deemed to read "Baltimore Technologies (Asia/Pacific) Pty Limited".

17.  Confidentiality and announcements

17.1 For the purpose of assuring the full benefit of the business and goodwill of each Group member and the Business and in consideration of the Purchaser hereby agreeing to purchase the Shares, Assets and Business on the terms of this Agreement, the Seller agrees with the Purchaser that (save as may be required by law or regulation (including the regulation of any applicable stock exchange or listing authority or in relation to disclosure to any Tax authority) or for the purpose of enforcing this Agreement, and then only to the extent so required) it will not at any time hereafter divulge (other than in accordance with clause 17.2 any information that is currently confidential information in relation to the affairs or businesses of any Group member or in relation to the Business or any information in relation to the Purchaser or its business.

17.2 Save as provided in clause 17.1 or as required by law or regulation (including the regulation of any applicable stock exchange or listing authority) no announcement or statement about this Agreement or the subject matter of, or any matter referred to in, this Agreement shall be made or issued before, on or after Completion by or on behalf of any of the parties without the prior written consent of the Purchaser and the Seller (any such consents not to be unreasonably withheld or delayed) PROVIDED further that nothing shall restrict the making by the Seller (even in the absence of agreement by the other parties) of the announcement or the making of any statement which may be required or called for by the requirements of the UK Listing Authority, the Code or the Panel, or the United States Securities Exchange Commission but, having regard to any applicable time constraints, the Seller shall give the Purchaser a reasonable opportunity to review and comment on the announcement or statement and, after having given such comments due and proper consideration, the Seller may, but shall be under no obligation to, incorporate all or part of the Purchaser's comments in the announcement or statement.

18.  Intellectual Property

18.1 The Seller undertakes after Completion and at the request of the Purchaser promptly to execute or procure the execution of all documents as may be reasonably necessary to secure the vesting in the Purchaser (or in such member of the Group as the Purchaser shall direct) of any Intellectual Property owned by any member of the Seller's Group and which was used prior to Completion by any member of the Group or BUK wholly and directly in connection with the Business. The Seller will be responsible for preparing all such documents provided the Purchaser shall be responsible for all costs reasonably and property incurred by the Seller and all other costs and expenses in respect of such vesting including but not limited to the cost of recording the assignments at the relevant intellectual property registries.

18.2 The Seller hereby grants and shall procure the grant by each relevant member of the Seller's Group to each relevant member of the Group with effect from Completion a non-exclusive, royalty free, irrevocable, worldwide, freely transferable licence to use such Intellectual Property owned by the Seller's Group which at Asset Completion either the Group or BUK use solely in connection with the Business under licence (whether written or oral).

18.3 The Group hereby grants to the Seller's Group with effect from Asset Completion a non-exclusive royalty free irrevocable worldwide licence to use all trade marks and brand names owned by the Group or used by BUK prior to Asset Completion in relation to the Business:

     (a) for a period of six months solely for the purposes of running down existing stocks of literature and marketing materials; and

     (b) for a period of three months solely for the purposes of running down and replacing existing stocks of business stationery and business cards.

18.4 The Seller hereby grants to each member of the Group and the Purchaser with effect from Asset Completion a non-exclusive royalty free irrevocable worldwide licence to use the Baltimore name and mark:

     (a) for a period of twelve months solely as necessary for the purposes of selling existing stocks of the Products to customers in relation to the Business and the business of the Group as carried on hereafter; and

     (b) for a period of four months solely as necessary for the purposes of running down existing stocks of related stationery, literature and materials.

18.5 The benefit of the licence between the Seller and Content Technologies Ltd dated 22 December 1999 may be assigned by BUK as part of the transaction contemplated by this Agreement and the Seller hereby waives any rights of action it may have against Content Technologies Limited under such agreement at the date hereof as set out in the Disclosure Letter.

18.6 In relation to the supply of transitional services and the separation of Information Technology and business systems the provisions of Schedule 17 shall apply.

18.7 Within two weeks of the Asset Completion, the Purchaser shall and/or shall procure that the relevant Group member, being the legal and beneficial owner(s) of the rights to be licensed under the Certigram Licence, execute the Certigram Licence and deliver it to the Seller.

19.  Guarantee of BUK's obligations

19.1 In consideration of the Purchaser entering into this Agreement, the Seller unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance of all the obligations and liabilities of BUK under or otherwise arising out of or in connection with this Agreement (as any of such obligations and liabilities may from time to time be varied extended, increased or replaced in accordance with the terms of this Agreement), including but not limited to any liabilities arising by virtue of any breach of the Warranties, and undertakes to keep the Purchaser fully indemnified against all liabilities, losses, proceedings, claims, damages, costs and expenses of whatever nature which the Purchaser may suffer or incur as a result of any non-payment or default by BUK in the performance of any of such obligations and liabilities.

19.2 If any obligation or liability of BUK expressed to be the subject of the guarantee contained in this clause 19 (the "Seller's Guarantee") is not or ceases to be valid or enforceable against BUK (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of BUK or irregular exercise of such powers, or any lack of authority on the part of any person purporting to act on behalf of BUK, or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of, or the bankruptcy, liquidation, administration or insolvency of BUK), the Seller shall nevertheless be liable to the Purchaser in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Seller were the principal debtor in respect thereof.

19.3 The liability of the Seller under the Seller's Guarantee shall not be discharged or affected in any way by:

     (a) the Purchaser compounding or entering into any compromise, settlement or arrangement with BUK, any co-guarantor or any other person; or

     (b) any variation, extension, increase, renewal, determination, release or replacement of this Agreement (in accordance with the terms of this Agreement); or

     (c) the Purchaser granting any time, indulgence, concession, relief, discharge or release to BUK, or any other person or realising, giving up, agreeing to any variation, renewal or replacement of, releasing, abstaining from or delaying in taking advantage of or otherwise dealing with any securities from or other rights or remedies which it may have against BUK, or any other person; or

     (d) any other matter or thing which, but for this provision, might exonerate or affect the liability of the Seller.

19.4 The Purchaser shall not be obliged to take any steps to enforce any rights or remedy against BUK before enforcing the Seller's Guarantee.

19.5 The Seller's Guarantee is in addition to any other security or right now or hereafter available to the Purchaser and is a continuing security notwithstanding any death, bankruptcy, liquidation, administration, insolvency or other incapacity of BUK or the Seller.

19.6 Until the full and final discharge of all obligations and liabilities (both actual and contingent) which are the subject of the Seller's Guarantee, the
     Seller:

     (a) waives all of its rights of subrogation, reimbursement and indemnity against BUK and agrees not to demand or accept any security from BUK or any co-guarantor in respect of any such rights and not to prove in competition with the Purchaser in the bankruptcy, liquidation or insolvency of BUK or any such co-guarantor; and

     (b) agrees that it will not claim or enforce payment (whether directly or by set-off, counterclaim or otherwise) of any amount which may be or has become due to the Seller by BUK, any co-guarantor or any other person liable to the Purchaser in respect of the obligations hereby guaranteed if and so long as BUK is in default under this Agreement.

19.7 Unless agreed in writing otherwise by the Seller and the Purchaser, any moneys received by the Purchaser under the Seller's Guarantee may be placed to the credit of a suspense account with a view to preserving its rights to prove for the whole of its claims against BUK or any other person.

19.8 If the Seller's Guarantee is discharged or released in consequence of any performance by BUK of the guaranteed obligations which is set aside for any reason, the Seller's Guarantee shall be automatically reinstated in respect of the relevant obligations.

20.  Guarantee of the Seller's obligations

20.1 In consideration of the Purchaser entering into this Agreement, BUK unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance of all the obligations and liabilities of the Seller under or otherwise arising out of or in connection with this Agreement (as any of such obligations and liabilities may from time to time be varied extended, increased or replaced in accordance with the terms of this Agreement), including but not limited to any liabilities arising by virtue of any breach of the Warranties, and undertakes to keep the Purchaser fully indemnified against all liabilities, losses, proceedings, claims, damages, costs and expenses of whatever nature which the Purchaser may suffer or incur as a result of any non-payment or default by the Seller in the performance of any of such obligations and liabilities.

20.2 If any obligation or liability of the Seller expressed to be the subject of the guarantee contained in this clause 20 (the "BUK Guarantee") is not or ceases to be valid or enforceable against the Seller (in whole or in part) on any ground whatsoever (including, but not limited to, any defect in or want of powers of the Seller or irregular exercise of such powers, or any lack of authority on the part of any person purporting to act on behalf of the Seller, or any legal or other limitation, disability or incapacity, or any change in the constitution of, or any amalgamation or reconstruction of, or the bankruptcy, liquidation, administration or insolvency of the Seller), BUK shall nevertheless be liable to the Purchaser in respect of that purported obligation or liability as if the same were fully valid and enforceable and BUK were the principal debtor in respect thereof.

20.3 The liability of BUK under the BUK Guarantee shall not be discharged or affected in any way by:

     (a) the Purchaser compounding or entering into any compromise, settlement or arrangement with the Seller, any co-guarantor or any other person; or

     (b) any variation, extension, increase, renewal, determination, release or replacement of this Agreement (in accordance with the terms of this Agreement); or

     (c) the Purchaser granting any time, indulgence, concession, relief, discharge or release to the Seller, or any other person or realising, giving up, agreeing to any variation, renewal or replacement of, releasing, abstaining from or delaying in taking advantage of or otherwise dealing with any securities from or other rights or remedies which it may have against the Seller, or any other person; or

     (d) any other matter or thing which, but for this provision, might exonerate or affect the liability of BUK.

20.4 The Purchaser shall not be obliged to take any steps to enforce any rights or remedy against the Seller before enforcing the BUK Guarantee.

20.5 The BUK Guarantee is in addition to any other security or right now or hereafter available to the Purchaser and is a continuing security notwithstanding any death, bankruptcy, liquidation, administration, insolvency or other incapacity of the Seller or BUK.

20.6 Until the full and final discharge of all obligations and liabilities (both actual and contingent) which are the subject of the BUK Guarantee, BUK:

     (a) waives all of its rights of subrogation, reimbursement and indemnity against the Seller and agrees not to demand or accept any security from the Seller or any co-guarantor in respect of any such rights and not to prove in competition with the Purchaser in the bankruptcy, liquidation or insolvency of the Seller or any such co-guarantor; and

     (b) agrees that it will not claim or enforce payment (whether directly or by set-off, counterclaim or otherwise) of any amount which may be or has become due to BUK by the Seller, any co-guarantor or any other person liable to the Purchaser in respect of the obligations hereby guaranteed if and so long as the Seller is in default under this Agreement.

20.7 Unless agreed in writing otherwise by BUK and the Purchaser, any moneys received by the Purchaser under the BUK Guarantee may be placed to the credit of a suspense account with a view to preserving its rights to prove for the whole of its claims against the Seller or any other person.

20.8 If the BUK Guarantee is discharged or released in consequence of any performance by the Seller of the guaranteed obligations which is set aside for any reason, the BUK Guarantee shall be automatically reinstated in respect of the relevant obligations.

21.  Further assurance and availability of information

21.1 The Seller and BUK shall execute and deliver all such instruments and other documents and take all such actions as the Purchaser may from time to time reasonably require in order to give full effect to the provisions of this Agreement.

21.2 The Purchaser shall execute and deliver all such instruments and other documents and take all such actions as the Seller may from time to time reasonably require in order to give full effect to the provisions of this Agreement.

21.3 The Seller and BUK shall provide the Purchaser with reasonable access to and allow reasonable copies to be taken (at the Purchaser's own cost) of all records retained by the Seller or BUK (as the case may be) at Completion insofar as they relate to the Business.

22.  Termination

22.1 The parties have set out in clause 4.7 and in this clause 22 the circumstances in which they will have the right to terminate this Agreement. Other than as set out in clause 4.7 and in this clause 22, no party shall have the right to rescind or terminate this Agreement.

22.2 If the conditions specified in clause 3.1 have not been satisfied or waived in relation to clause 3.1(b)) in accordance with clause 3, by the Latest Completion Date, then, unless agreed by all parties in writing otherwise:

     (a) this Agreement shall terminate (including for the avoidance of doubt in relation to the sale and purchase of the Assets and Business) and have no further effect (subject only to clauses 18 (Confidentiality and announcements), 26 (Costs), 27(Notices) and 31 (Governing law and jurisdiction) which shall continue in force; and

     (b) subject to any liability which may arise from any breach of the obligations contained in clauses 3.2 (Best endeavours), 18 (Confidentiality and announcements), 26 (Costs), 27 (Notices) and 31 (Governing law and jurisdiction) the parties shall be released from all liabilities hereunder.

23.  Interest

     If any amount required to be paid under this Agreement or the Tax Covenant is not paid when it is due, such amount shall bear interest at the rate of two per cent per annum over the base lending rate of Barclays Bank PLC from time to time, calculated on a daily basis for the period from the relevant due date for payment up to and including the date of actual payment, as well after as before any judgment.

24.  Continuing obligations and assignment

24.1 Each of the obligations, warranties, representations, indemnities and undertakings accepted or given by the parties or any of them under this Agreement or any document referred to herein ("Obligations") shall continue in full force and effect notwithstanding Completion taking place and shall be binding on the respective successors, estates and personal representatives of the parties.

24.2 The rights of each of the parties who are bodies corporate hereto shall be assignable to its holding companies or subsidiaries or subsidiaries of such holding companies by notice in writing to the other parties.

24.3 The parties acknowledge that the Purchaser intends to transfer the Business and Assets and all its rights and obligations under this Agreement in respect of the Business and Assets to Content Technologies Limited after Completion and BUK accordingly, hereby releases

     Content Technologies Limited from any restriction contained in the business transfer agreement between Content Technologies Limited and BUK and dated 31 March 2001 and which relate to the operation and conduct of the Business or activities related thereto.

25.  Costs

     Each party shall pay its own costs and expenses in relation to the negotiation, preparation, and implementation of this Agreement (and the documents referred to herein), including the fees and disbursements of their respective financial, legal, accountancy and other advisers.

26.  Notices

26.1 Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by pre-paid airmail addressed to that party at such address, or sent by facsimile transmission to a machine situated at such address and shall if:

     (a) personally delivered, be deemed to have been received at the time of delivery;

     (b) posted to an inland address in the United Kingdom, be deemed to have been received on the second Business Day after the date of posting and if posted to an overseas address, be deemed to have been received on the fifth Business Day after the date of posting; or

     (c) sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the addressee provided that a confirmation copy of such notice is sent to the addressee by pre-paid post.

     PROVIDED that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 5 pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9 am on the next following Business Day.

26.2 For the purposes of this clause the authorised address of each party shall be the address set out on page 1 of this Agreement or such other address as that party may notify to the others in writing from time to time in accordance with the requirements of this clause.

26.3 The provisions of this clause shall not apply to the service of a notice to exercise the Call Option or the Put Option which shall be deemed served on receipt in accordance with clause 5.

27.  Severability

     If any provision of this Agreement (or of any document referred to herein) is held to be illegal, invalid or unenforceable in whole or in part in any relevant jurisdiction the legality, validity and enforceability of the remaining provisions of this Agreement (or such document) shall not in any way be affected or impaired thereby.

28.  Entire agreement and variation

28.1 This Agreement (and any documents referred to herein or therein (the "Relevant Documents")) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement.

28.2 Each of the parties acknowledges and agrees that:

     (a) it does not enter into the Relevant Documents on the basis of and does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person (whether a party to this Agreement or not) except those expressly set out or referred to in the Relevant Documents and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under the Relevant Documents; and

     (b) this clause 28.2 shall not apply to any statement, representation or warranty made fraudulently or to any provision of the Relevant Documents which was induced by, or otherwise entered into as a result of, fraud, for which the remedies shall be all those available under the law governing the Relevant Documents.

28.3 No variation, supplement, deletion or replacement of or from this Agreement or any of its terms shall be effective unless made in writing and signed by or on behalf of each party.

28.4 For the avoidance of doubt, the offer provisions of the letter from Amadeus Capital Limited to the Seller dated 10 December 2001 (as amended by letter dated 17 January 2002, 21 January 2002 and 22 January 2002) shall terminate on execution of this Agreement.

29.  General provisions

29.1 The Purchaser may release or compromise the liability of the Seller hereunder or grant the Seller time or other indulgence without affecting the liability of any other Seller hereunder.

29.2 Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

29.3 No failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under this Agreement and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

29.4 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

29.5 The parties do not intend that any term of this Agreement should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

30.  Governing law and jurisdiction

30.1 This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) shall be governed by, construed and take effect in accordance with English law.

30.2 The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement.

30.3 Each of the parties hereto agrees that in the event of any action between any of the parties hereto being commenced in respect of this Agreement or any matters arising under it, the process by which it is commenced, (where consistent with the applicable court rules) may be served on them in accordance with clause 26.

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first above written.

                                   Schedule 1

                                     Part I

                                   The Shares

Class of Shares     Number of issued Shares
-----------------   -----------------------
Ordinary                   9,184,997

A Ordinary Shares          3,622,000

B Ordinary Shares          3,470,320

C Ordinary Shares          4,031,000

E Deferred Shares            430,734

                                   Schedule 2

                   The Company and the Subsidiary Undertakings

A.   Content Technologies Holdings Limited

1.   Registered number           :   3498084

2.   Registered office           :   1310 Waterside, Arlington Business Park, Theale,
                                     Reading, Berkshire, RG7 4SA

3.   Date of incorporation       :   23 January 1998

4.   Class of company            :   private company limited by shares

5.   Authorised share capital    :   (pound)21,656.60 consisting of 1 million shares each with a
                                     (pound)0.0001 value

6.   Issued share capital        :   (pound)20,739.05

7.   Directors                   :   Simon Enoch

                                     Bijan Khezri

8.   Secretary                   :   Simon Enoch

9.   Accounting reference date   :   31 December

10.  Auditors                    :   KPMG Audit plc

11.  Mortgages and Charges       :   None registered

12.  Subsidiary Undertakings     :   Content Technologies Limited

                                     Content Technologies GmbH

                                     Content Technologies SAS

B.   Content Technologies Limited

1.   Registered number           :   3367495

2.   Registered office           :   1310 Waterside, Arlington Business Park, Theale,
                                     Reading, Berkshire, RG7 4SA

3.   Date of incorporation       :   9 May 1997

4.   Class of company            :   Private company limited by shares

5.   Authorised share capital    :   (pound)10,000 consisting of 1 million shares each with a
                                     (pound)0.01 value

6.   Issued share capital        :   1 million shares each

7.   Directors                   :   Simon Enoch

                                     Bijan Khezri

                                     Christopher Heslop

8.   Secretary                   :   Simon Enoch

                                     Bijan Khezri

9.   Accounting reference date   :   31 December

10.  Auditors                    :   KPMG Audit plc

11.  Mortgages and Charges       :   None registered

12.  Subsidiary Undertakings     :   Content Technologies (Asia/Pacific) Pty Limited

                                     Content Technologies Inc

                                     Content Technologies KK

C.   Content Technologies Inc

1.   Registered Number           :   601 678157

2.   Registered office           :   Lawco of Washington Inc, 1201 3rd Ave
                                     40th Floor
                                     Seattle
                                     WA 98101-3099
                                     US

3.   Date of incorporation       :   22 December 1995

4.   Class of company            :   Company limited by shares

5.   Authorised share capital    :   1,000,000 common stock of US$01 each

6.   Issued share capital        :   100,000 shares

7.   Directors                   :   Martyn Webster

                                     David Guyatt

                                     Andy Harris

8.   Accounting reference date   :   31 December

9.   Auditors                    :   KPMG Audit plc

10.  Mortgages and Charges       :   None

11.  Subsidiary Undertakings     :   None

D.   Content Technologies (Asia/Pacific) Pty Limited

1.   Registered number           :   CAN 71987847

2.   Registered office           :   STE 47 Neridah St
                                     Chatswood
                                     NSW 2067
                                     Australia

3.   Date of incorporation       :   25 November 1995

4.   Class of company            :   private company

5.   Authorised share capital    :   $1,720,000 comprising 1,720,000 shares of $1 each

6.   Issued share capital        :   $1,720,000

7.   Directors                   :   Simon Enoch

                                 :   Bijan Khezri

8.   Secretary                   :   Louise Olle

9.   Accounting reference date   :   31 December

10.  Auditors                    :   KPMG Audit plc

11.  Tax district and reference  :   Commonwealth of Australia

12.  Mortgages and Charges       :   None

13.  Subsidiary Undertakings     :   None

E.   Content Technologies GmbH

1.   Registered number           :

2.   Registered office (seat)    :   Lyoner Strasse 26

                                     D-60258 Frankfurt am Main
                                     Germany

3.   Date of incorporation       :   9 February 2000
                                     (27 July 2000 - registered limited liability FF)

4.   Class of company            :   Subsidiary of CTL

5.   Authorised share capital    :   (pound)25,000

6.   Issued share capital        :   (pound)25,000 (1 share)

7.   Directors                   :   Frank Brandenburg

                                     Simon Enoch

8.   Accounting reference date   :   31 December

9.   Auditors                    :   KPMG Audit plc

10.  Mortgages and Charges       :   None

11.  Subsidiary Undertakings     :   None

                                   Schedule 3
                        Allocation of Asset Consideration

The Asset Consideration shall be allocated amongst the Assets as follows:

Asset                                        Price allocation ((pound))
-----                                        --------------------------
Goodwill

Stocks

Contracts benefit                            the burden of the respective Contract

Plant and Equipment

BUK Intellectual Property Rights:

(a) BUK Software IPR

(b) Other BUK Intellectual Property Rights

BUK Information Technology

Vehicles

Fixed Assets

                                                   -----
                                             Total

                                                   -----

Price allocation to be completed following determination of the Asset Consideration pursuant to clause 6.9. Any part of the Asset Consideration not expressly allocated to an Asset shall be allocated to the BUK Software IPR.

                                   Schedule 4

                                   Warranties

1. The Warranties in Part A of this Schedule apply not only to the Company but also to each Subsidiary Undertaking as if they had been expressly repeated with respect to each such Subsidiary Undertaking, naming it in place of the Company throughout.

2. The Warranties in Part B of this Schedule shall apply to the Assets, the BUK Property and the Business.

3. In this Schedule any reference to provisions of United Kingdom laws or regulations is to be taken, in relation to Subsidiary Undertakings incorporated in or doing business in another jurisdiction, to the equivalent provision having substantially the same effect in that other jurisdiction.

4.   In this Schedule:

     (a) "Accounts" means the audited consolidated combined financial statements of the Group and the Business for the fourteen month period ended on the Balance Sheet Date, including all notes, reports, statements and other documents annexed to them, whether or not pursuant to any legal requirement;

     (b) "Accounts Relief" means any Relief taken into account in computing and so reducing or eliminating any provision for Tax (including deferred
          Tax) which appears in the balance sheet in the Completion Accounts or which was taken into account in the Completion Accounts as an asset;

     (c) "ACT" means advance corporation tax within the meaning of section 14 of the ICTA 1988;

     (d)  "connected" has the meaning attributed to it by the Companies Act
          1985;

     (e) "Event" means any transaction, act, event or omission of whatever nature;

     (f)  "Group Relief" means:

          (i) relief the subject of a surrender or claim pursuant to Chapter IV of Part X of the ICTA 1988;

          (ii) advance corporation tax the subject of a surrender or claim pursuant to section 240 of the ICTA 1988; and

          (iii) any tax refund the subject of a surrender or claim pursuant to section 102 of the Finance Act 1989;

     (g) "Guarantee means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set off given or undertaken by a person to support the obligations of any other person and either given directly or by way of counterindemnity to any other person who has provided a Guarantee;

     (h) "Interim Accounts" means the reviewed consolidated combined financial statements of the Group and the Business for the nine month period ended on the Interim Balance Sheet Date;

     (i) "Management Accounts" means the management accounts for the Group and the Business covering the period from 1 October 2001 to 31 December 2001.

     (j) "Post-Completion Relief" means any Relief which arises to the Purchaser or to the Company as a consequence of any Event occurring or from income, profits or gains arising after Completion;

     (k) "Relief" means any relief, allowance or deduction in computing profits, credit or right to repayment of Tax (including repayment supplement or interest thereon) granted by or pursuant to any legislation or otherwise for Tax purposes whether of the United Kingdom or elsewhere in the world;

     (l)  "Tax Liability" shall include:

          (i) liabilities of the Company to make payments of or in respect of Tax;

          (ii) the denial, loss, use or set off in whole or in part of any Accounts Relief which would, but for such denial, loss, use or set off, have been available to the Company after Completion; and

          (iii) the use or setting off in whole or in part against income, profits or gains earned, accrued, arising or received on or before Completion, or Tax thereon, of any Post-Completion Relief where but for such use or setting off the Company would have had an actual Tax Liability in respect of which the Purchaser would have been able to make a claim against the Covenantor under this Tax Covenant.

5. The only warranties in Part A of this Schedule given in relation to Intellectual Property and Information Technology are those in paragraph L.

6. The only warranties in Part B of this Schedule given in relation to Intellectual Property and Information Technology are those in paragraph I.

                                     Part A

A.   Preliminary

A.1 The information set out in Schedules 1 and 2 of this Agreement is true and accurate in all material respects and there is no matter which renders any of such information untrue, inaccurate, incomplete or misleading.

A.2 The Seller has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each document to be executed at or before Completion.

A.3 This Agreement constitutes, and the Tax Covenant and the other documents to be executed by the Seller which are to be delivered at Completion will, when executed, constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms.

A.4 The Seller is entitled to sell and transfer or procure the sale and transfer of the full legal and beneficial ownership in the Shares to the Purchaser on the terms set out in the Agreement.

A.5 The execution and delivery of, and the performance of obligations under the compliance with the provisions of, this Agreement and the Tax Covenant by the Seller will not result in:

     (a) a violation of any provision of its Memorandum or Articles of Association; or

     (b) so far as the Seller is aware, a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgement or decree or any court of governmental agency or agreement to which the Seller is a party or by which the Seller is bound.

A.6 The Seller is not aware of any legal proceedings that are pending or have been threatened in connection with the sale and purchase of the Shares, Assets and/or Business.

B.   The Accounts and the Interim Accounts

B.1 The copies of the Accounts annexed to the Disclosure Letter are true and complete copies. The Accounts:

     (a) give a true and fair view of the state of affairs of the Group (including the Business) at the Balance Sheet Date;

     (b) have been prepared in accordance with the laws of England and Wales including the Companies Act 1985 and with generally accepted accounting standards, principals and practices in the United Kingdom and other applicable statutes and regulations; and

     (c) have been prepared, unless otherwise expressly stated therein, on a basis consistent with the basis applied in preparing the audited consolidated accounts of the Group (including the Business) for the preceding financial years thereto.

B.2 The copies of the Interim Accounts annexed to the Disclosure Letter are true and complete copies. The Interim Accounts have been prepared, with due skill and care on a basis consistent with the basis applied in the Accounts.

B.3 The Management Accounts (copies of which are attached to the Disclosure Letter) have been prepared with due skill and care in the ordinary course of the business of the Group and show a reasonably accurate view of the state of affairs and profit and loss of the Group and the Business as at and for the period in respect of which they have been prepared but it is hereby acknowledged that they have not been prepared on a statutory basis.

B.4 There is annexed to the Disclosure Letter details of all debts owing to a member of the Group (other than from another member of the Group) as at 30 September 2001 which were then outstanding for in excess of 60 days after their due date of payment.

B.5 The costs shown in the Interim Accounts and the Management Accounts are properly attributable to the business conducted by the Group and the Business.

C.   Business since the Balance Sheet Date

C.1  Since the Balance Sheet Date:

     (a) the Group has carried on its business in the ordinary and usual course and so as to maintain the same as a going concern;

     (b) there has been no material adverse change in the financial position of the Group;

     (c) so far as the Seller is aware, no unlawful act of any person has depleted the assets of any Group member; and

C.2  Since the Interim Balance Sheet Date:

     (a) no member of the Group has acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities) otherwise than in the ordinary course of its business;

     (b) no loan or loan capital has been repaid by any member of the Group in whole or in part or has become liable to be so repaid; and

     (c) each member of the Group has paid its creditors and collected its debtors in a manner consistent with the management practice in the six months immediately prior to the date of this Agreement.

D.   Share capital and constitution of the Group

D.1 The register of members of each Group member contains complete and accurate records of its members as at the date of this Agreement.

D.2 There is no subsisting option, right of pre-emption, right or obligation to acquire, redeem or convert or Encumbrance on and nor has any Group member agreed to give or create any option, right of pre-emption, right or obligation to acquire, redeem or convert or Encumbrance on, over or affecting the share capital (whether issued or unissued and whether or not authorised capital) of itself.

D.3 The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is up to date, true and complete.

D.4 The Shares comprise all the shares in issue in the capital of the Company are legally and beneficially owned by the Seller free from Encumbrances and are fully paid.

E.   Subsidiary Undertakings and related operations

E.1 The Company is not the holder or beneficial owner of any shares or securities of any other person (whether incorporated in England and Wales or elsewhere) other than the Subsidiary Undertakings and has not agreed to acquire any such shares or securities. The Subsidiary Undertakings are wholly owned by the Company (or in the case of Content Technologies Inc, and Content Technologies (Asia-Pacific) Pty Limited by Content Technologies Limited) free from any Encumbrances. No Subsidiary Undertaking owns any other subsidiary undertaking.

E.2 No member of the Group is nor has agreed to become a member of any partnership, joint venture, consortium or other incorporated or unincorporated association and has no branch, agency, place of business or establishment outside England and Wales other than those disclosed in
     Schedule II of this Agreement.

F.   Assets

F.1 The figure shown in the Interim Accounts against "Assets" reflects the value of the assets owned by the Group members and such assets are the property of the relevant Group member free from any hire or hire purchase agreement and Encumbrances and have at all material times been and are in the possession of or under the control of a Group member.

F.2 Each Group member owns or has and will following Completion have the right to use all assets and rights that it needs to carry on its business in substantially the same manner as it was carried on immediately before the date of this Agreement.

G.   Properties

G.1 The Properties comprise all of the land and premises owned, occupied or otherwise used by any Group member. The particulars of the Properties shown in Schedule 6 are true and correct and each one of the Group members is the beneficial owner of those Properties set out opposite its name in that Schedule.

G.2 The title to each of the Properties is good and is properly constituted by documents of title which are in the possession of and under the control of the relevant Group member.

G.3 True and complete copies of all documents relating to the title to the Properties have been produced to the Purchaser's Solicitors.

G.4  Each of the Properties is free from any Encumbrance.

G.5 The relevant Group Member is in sole and exclusive occupation of the Properties vested in it.

G.6 The Properties are not subject to the payment of any outgoings other than business rates, water rates and sewerage charges and the sums reserved by the lease or tenancy agreement under which the Properties are held.

G.7 The relevant Group member has paid all rent or licence fees and all other outgoings which have become due in respect of each of the Properties. The relevant Group member has materially performed and observed all obligations under all covenants or conditions contained in the lease or tenancy agreement under which the Properties are held. No notice of any breach of any such matter has been received.

G.8 The Seller has not received notice of any dispute relating to any of the Properties.

G.9 The written replies given by or on behalf of the Seller to enquiries raised by the Purchaser's Solicitors in respect of any of the Properties are true and accurate to the Seller's reasonable knowledge.

G.10 Since the Interim Balance Sheet Date no Group Member has acquired or disposed of or agreed to acquire or dispose of the whole or any part of any land or buildings or any interest therein, nor will it acquire or dispose of the whole or any part of any land or buildings or interest therein without the prior written consent of the Purchaser.

G.11 No Group member has any existing or contingent liabilities in respect of any properties previously occupied by it or in which it owned or held any interest or in connection to which it acted as surety.

G.12 To the best of the Seller's knowledge the lease of the Frankfurt office (as is more particulary described in Schedule 6 of this Agreement) was correctly executed by the tenant under the lease with full power of authority and that the lease is valid under German law.

G.13 So far as the Seller is aware no notices have been received alleging any breach of any agreements, covenants, restrictions and statutory requirements or other matters to which the Properties are subject and there are no claims or disputes or outstanding orders or notices affecting the Properties.

H.   Environmental

H.1 So far as the Seller is aware the Group has at all times complied with Environmental Laws and there is no claim, proceeding, action, judgement or warning either current or pending in respect of Environmental Law against any Group member or any of its directors, secretary or senior employees in their capacity as such.

H.2 So far as the Seller is aware the condition of the Properties is such that there are no circumstances in which the presence of any Relevant Substance could result in any claim, proceeding, action, judgement or warning being brought against the Group under Environmental Law by any lawful authority or third party or which could require the Group to undertake remedial works (whether ordered by a Court or by agreement with a third party).

I.   Health and Safety

     Each Group member has complied in all material respects with all relevant laws relating to employee, contractor and third party health and safety.

J.   Insurance

J.1 All insurance policies relating to the assets and business of the Group and currently in force have been disclosed to the Purchaser.

J.2 So far as the Seller is aware, there is no claim exceeding (pound)50,000 outstanding under any such policy either by the insurer or the insured and there are no circumstances which would entitle any Group member to make a claim under any of the policies.

J.3 All premiums due on the policies in respect of such insurance cover has been paid.

K.   Commercial agreements and arrangements

K.1 The Seller has disclosed to the Purchaser in the Disclosure Letter all contracts (other than this Agreement) entered into by any Group member under which payments are still due and owing and/or obligations are still to be performed and under which sums in excess of (pound)50,000 are or may be payable or receivable in any consecutive twelve month period.

K.2 No Group member has committed a material breach of any material contract, agreement or arrangement to which it is a party and, so far as the Seller is aware, no other party to such contracts, agreements or arrangements is in material breach of the same.

K.3 No Group member is a party to any contract, obligation or agreement (other than this Agreement) under which payments are still due and owing and/or obligations are still to be performed and which:

     (a) is of an unusual or abnormal nature, not on arm's length terms or outside the ordinary course of trading;

     (b) is of a long term nature (that is, unlikely to have been fully performed in accordance with its terms within 12 months after the date on which it was entered into or undertaken); or

     (c) is incapable of termination by such Group member in accordance with its terms on no more than 12 months' notice.

K.4. No Group member is a party to any material contract, agreement or arrangement which will enable the other party to terminate the same by virtue of this Agreement or its Completion.

K.5 There are in existence no contracts, arrangements, engagement or agreements remaining in whole or in part to be performed between the Seller or any member of the Seller's Group and any Group member.

L.   Intellectual Property Rights and Information Technology

     General

L.1 The Group members are the legal and beneficial owners of the rights set out in Schedule 7 and all the copyright in the Products other than that Intellectual Property which is subject to the licences and consents disclosed in the Disclosure Letter or assigned by BUK hereunder or which is freely available from public sources for use without payment of royalty or fee (including without limitation, freeware). As far as the Seller is aware all Intellectual Property owned by the Group is free from Encumbrances.

L.2 The Group has disclosed complete and accurate copies of all material written licences and consents of Intellectual Property granted to or by each Group member and all other material agreements relating to Intellectual Property enjoyed by the Group, except:

     (a)  for licences to the Group of retail computer software; and

     (b) licences substantially on the Group's standard terms and conditions as referred to in the Disclosure Letter granted to third parties for their use of the Products,

     (together the "Licences").

L.3 Save as disclosed in the Disclosure Letter, and so far as the Seller is aware, none of the Group members are in breach of any Licences and so far as the Seller is aware there are no grounds on which any Licences can be terminated, suspended, varied or revoked without the consent of a member of the Group. The Group has neither served notices relating to a breach (or alleging breach) of the terms of any of the Licences on the counterparties thereto nor received any notices relating to a breach (or alleging breach) of the terms of any of the Licences from any counterparties thereto.

L.4 As far as the Seller is aware, all renewal and application fees due as at the date of this Agreement in respect of registered Intellectual Property (or applications therefor) owned by the Group members have been paid. The Seller has disclosed details of currently unresolved notices of opposition and objection relating to the registered Intellectual Property Rights and applications therefor.

L.5 As far as the Seller is aware, there is no infringement (and the Seller has not received notifications of infringement since 25 October 2000) of the Group Product IPR by any third party.

L.6 As far as the Seller is aware, there is no infringement (and the Seller has not received notifications of infringement since 25 October 2000) of any third party Intellectual Property by any Group member.

L.7 Complete, accurate and up to date particulars of all Intellectual Property of which any member of the Group is or is applying to be registered as the proprietor are set out in Schedule 7.

L.8 So far as the Seller is aware, the Group has not received any applications for licences of right, compulsory licences or equivalent relief in any jurisdiction in respect of the Intellectual Property Rights.

L.9 So far as the Seller is aware, all material know-how used by the Group in the Business is adequately documented or otherwise embodied in physical form to enable the Purchaser to acquire its full benefit and is in the possession or control of the Group. No member of the Group has made disclosure of any such material know-how used by it other than under enforceable confidentiality undertakings.

L10 With the exception of all Intellectual Property comprised in the Information Technology, as far as the Seller is aware, the Intellectual Property Rights, BUK Intellectual Property Rights, the rights granted under the Licences and the Intellectual Property assigned or licensed under this Agreement together comprise all the material Intellectual Property that is necessary for the Group to carry on its business after Completion in substantially the same manner as it was carried on immediately before the date of this Agreement.

L.11 The Group has in its possession and control complete copies of all source codes of all versions of the Products currently sold and maintained.

L.12 So far as the Seller is aware, all members of the Group have complied in all material respects with the provisions of all privacy or data protection legislation to which they are subject including without limitation the provisions of the Data Protection Act 1998.

L.13 Details of all claims on the Intellectual Property Rights brought by employees or previous employees are contained in the Disclosure Letter.

L.14 No member of the Group operates under any name other than Baltimore, its corporate name and the trade marks set out in Schedule 7.

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                                      -65-

L.15 The Disclosure Letter sets out details of all anti virus software used by the Group and back up systems in place.

L.16 Since the Balance Sheet Date, so far as the Seller is aware, no unlawful act of any person has depleted the assets of any Group member.

L.17 Since the Interim Balance Sheet Date no member of the Group has acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities) otherwise than in the ordinary course of its business.

L.18 The figure shown in the Interim Accounts against "Assets" reflects the value of the assets owned by the Group members and such assets are the property of the relevant Group member free from any hire or hire purchase agreement and Encumbrances.

L.19 No Group member is a party to any contract, obligation or agreement (other than this Agreement) which:

     (a) is of an unusual or abnormal nature, not on arm's length terms or outside the ordinary course of trading;

     (b) is of a long term nature (that is, unlikely to have been fully performed in accordance with its terms within 12 months after the date on which it was entered into or undertaken); or

     (c) is incapable of termination by such Group member in accordance with its terms on no more than 12 months' notice.

L.20 There are in existence no contracts, arrangements, engagement or agreements remaining in whole or in part to be performed between the Seller or any member of the Seller's Group and any Group member.

L.21 All documents which establish or are necessary to establish the title of the Company to any asset, and all documents in the possession of the Company which are necessary to enforce rights, and which attract stamp duty, or any other tax or duty imposed on, or as a condition to the validity, registrability, or enforceability of any document, have been properly stamped.

L.22 All Tax for which the Company is liable (in so far as such Tax ought to have been paid) has been paid, including (without limitation) payments under the Corporation Tax (Instalment Payments) Regulations 1998. The Company has duly deducted all amounts from any payments from which it is required to deduct tax at source, and has duly paid or accounted for such amounts to the relevant Tax authority.

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                                      -66-

L.23 All transactions between Group members and between the Company on the one hand and the Seller, any parent company of the Seller, and any subsidiary of the Seller or of such parent on the other, will be treated for Tax purposes as being on fully arm's length terms. No adjustment has been made by the Company or made or, so far as the Seller is aware, proposed by any Tax authority which could require the Company to make any adjustment for tax purposes to the terms on which any such transaction is treated as taking place.

M.   Compliance and Litigation

M.1 So far as the Seller is aware the Group is and has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and any other applicable foreign country and there is no order, decree or judgment of any Court or any governmental agency of the United Kingdom or any other foreign country outstanding against any member of the Group which may have a material adverse effect upon the assets or business of the Group.

M.2 Each Group member has obtained all material licences, permissions, consents and other approvals required for or in connection with the export of the Products and is not in material breach of the same.

M.3 Save as plaintiff in proceedings for the collection of debts (not exceeding (pound)50,000) no member of the Group is now engaged in any litigation or arbitration or other legal proceedings nor are any litigation or arbitration or other legal proceedings pending or threatened by or against any member of the Group of which the Seller is aware, which may have a significant effect on the Group's financial position.

N.   Employees

N.1 In respect of all present officers and employees of any member of the Group the Employment Statutes have been duly complied with in all material respects.

N.2 A list of all persons who hold Options is set out in the Disclosure Letter. This list also includes details of any options or other share incentives held by Employees and Senior Management granted under arrangements outside the Plans other than those under the Content Technologies Holdings Award Plan.

N.3  There are no persons employed by the Company.

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                                      -67-

N.4 There is attached to the Disclosure Letter a schedule showing the following information in relation to all employees of each Group member namely:

     (a)  name;

     (b)  employer;

     (c)  age;

     (d)  job title;

     (e) emoluments (including any bonus or commission arrangements and any non-cash benefits);

     (f) date of commencement of employment or of any previous employment with which such employment is continuous;

     (g) notice period required to be given by the Group member and the employee; and

     (h)  whether or not a member of any Group member's pension scheme(s)

     and such information is complete and accurate in all material respects. No person previously employed by any Group member has a right to return to work or any right to be reinstated or re-engaged by any Group member whether under statute or otherwise.

N.5 No material change in the terms of employment of any employee of any Group Member and no negotiation or request for such a change, is due or expected.

N.6 No employee of any Group member has given notice terminating his contract of employment or is under notice of dismissal and no Group member has made any offer to employ any person who is not listed as an employee in the schedule referred to in paragraph M.4 above.

N.7 There is no existing, pending or threatened litigation or dispute between any Group member and any of its employees or any trade union or other organisation formed for a similar purpose or any other employee representative(s) (and there are no payments which are due and unpaid in relation to any such litigation or dispute) and there are no circumstances (including Completion) which are likely to give rise to any such litigation or dispute.

N.8 Save as disclosed in the schedule referred to in M.4 there is not now outstanding any contract of employment or contract of services between any Group member and any director, officer or employee which is not terminable by the relevant Group member without compensation (other than statutory compensation) on three months' notice or less given at any time.

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                                      -68-

N.9 Within two years preceding the date of this Agreement, there has been no industrial action or trades disputes involving or relating to any employee of any Group member.

N.10 Accurate, up-to-date and complete copies of a representative sample of the contracts of employment between each Group member and its employees and any other documents currently in force relating to the employment of such employees have been disclosed together with full particulars of any consultancy or secondment or other similar agreements or arrangements to which any Group member is a party and copies of all such agreements currently in force.

N.11 No amount due to or in respect of any employee or former employee of any Group member is in arrears and unpaid other than salary for the month current at the date of this Agreement.

N.12 Full and up-to-date particulars of all existing and proposed works councils, collective agreements and other arrangements or understandings (whether binding or not) between any Group member and any trade union, staff association or other body representing any employee of any Group member and all documents relating to such agreements, arrangements and understanding are appended to the Disclosure Letter.

N.13 There are no arrangements by any Group member planned or in progress for dismissing any employee of any Group member by reason of redundancy or business reorganisation.

N.14 There are no terms and conditions in any contract of employment with any officer or employee of any Group member or any other binding agreement with any such person pursuant to which such person will be entitled to receive any payment or benefit or such person's terms and conditions of employment change as a direct consequence of the transaction contemplated by this Agreement save as detailed in this Agreement.

O.   Pensions

O.1  In this paragraph:

     "the UK Scheme" shall mean the Baltimore Technologies (UK) Limited Group Personal Pension Plan; and

     "the Overseas Scheme" shall mean the Australian superannuation fund and the US 401(k) Plan.

O.2 Save for the UK scheme, the Overseas Schemes, applicable State schemes and fully insured life assurance cover, neither BUK nor any Group member has any present or contingent liability to contribute to any retirement benefit, pension or life assurance scheme or arrangement, pension fund or personal pension scheme or stakeholder arrangement whether in the United Kingdom or overseas relating to any of the Group's employees, nor has any proposal to do so been announced.

O.3 In respect of the UK Scheme and the Overseas Schemes, liability of the Group and BUK to contribute is on a money purchase/defined contribution basis only and there are no final salary/defined benefits or final salary/defined benefit underpins provided in respect of any such person.

O.4 Material particulars of the UK Scheme have been disclosed to the Purchaser and all information which has been made available by the Seller or its advisers to the Purchaser in connection with the Pension Schemes on or before the date of this Agreement is true, complete and fairly presented in all material respects.

O.5 So far as the Seller and BUK are aware, there are no pending or current claims or disputes concerning benefits to be provided under the UK Scheme or the Overseas Schemes or in respect of the non-provision of relevant benefits (as defined in s612 Income and Corporation Taxes Act 1988) or of such benefits outside the United Kingdom.

P.   Finance

P.1 Full and accurate details of all bank accounts, overdrafts, loans or other financial facilities outstanding or available to the Group are disclosed in the Disclosure Letter (including details of whether any are dependent on any guarantee or security provided by any third party) and true and complete copies of all documents relating thereto are annexed to the Disclosure Letter. No steps have been taken or threatened to enforce any facility.

P.2 No event has occurred or been alleged which is or, with the giving of any notice, certificate, declaration or demand, would become an event of default under, or a breach of any of, the terms of any loan capital, borrowing, debenture or financial facility of any Group member or would entitle any third party to call for repayment before normal maturity.

P.3  Save for the borrowing referred to in paragraph O.1, no Group member:

     (a)  has outstanding any loan capital;

     (b) has incurred or agreed to incur any borrowing which it has not repaid or satisfied;

     (c)  has lent or agreed to lend any money which has not been repaid to it;

     (d) owns the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading); and

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                                      -70-

     (e)  is a party to or has any obligation under:

          (i) any loan agreement, debenture acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

          (ii) any other arrangement the purpose of which is to raise money or provide finance or credit.

P.4 No Group member is a party to, or has any liability (including without limitation any prospective or contingent liability) under any Guarantee whether given to support the obligations of any member of the Seller's Group or otherwise.

P.5 No Guarantee which remains outstanding has been given by any member of the Seller's Group or by any other person to support the obligations of any Group member.

P.6 There is no outstanding indebtedness on any account whatever owing by any Group member to any member of the Seller's Group or by any member of the Seller's Group to any Group member.

P.7 No Encumbrance over any asset of any Group member will be created, crystallised or become enforceable as a result of the signing of this Agreement or of Completion.

Q.   Insolvency

Q.1 No order has been made and no resolution has been passed for the winding up of any Group member or for a provisional liquidator to be appointed in respect of any Group member and no petition has been presented and no meeting has been convened for the purpose of winding up any Group member.

Q.2 No administration order has been made and no petition for such an order has been presented in respect of any Group member.

Q.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Group member or in respect of all or any material part of its assets.

Q.4 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of any Group member.

Q.5 No Group member is insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

Q.6 No distress, execution or other process has been levied or threatened in respect of any asset of any Group member.

Q.7 No composition in satisfaction of the debts of any Group member or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members has been proposed, sanctioned or approved.

Q.8 So far as the Seller is aware, no event analogous to any of the circumstances mentioned in any of the foregoing sub-paragraphs of this paragraph P has occurred in relation to any Group member outside England.

Q.9  No circumstances have arisen which are likely to result in:

     (a)  a transaction to which any Group member is a party being set aside; or

     (b) a third party claim involving any asset owned or used by any Group member being made under section 238 (Transactions at an undervalue) or 239 (Preferences) of the Insolvency Act 1986.

R.   Tax Warranties

R.1  Accounts

R.1.1 All liabilities for Tax (whether actual, contingent or deferred) of the Company measured by reference to income, profits or gains earned, accrued or received on or before the Balance Sheet Date, or arising in respect of an Event occurring on or before that date, are provided for in the Accounts.

R.2  Position since the Balance Sheet Date

R.2.1 Since the Balance Sheet Date the following events have not occurred:

     (a)  any distribution or deemed distribution for Tax purposes;

     (b) any Event which results in a Tax Liability arising in the Company where such liability is chargeable on or attributable primarily to a person other than the company;

     (c) the Company ceasing, for Tax purposes, to be a member of any group or associated with any other company;

     (d)  no Event has occurred in relation to the Company:

          (i) which will or may give rise to a liability to Tax on the disposal (or deemed disposal) of capital assets where the consideration actually received for such disposal was less than the consideration which could be deemed to have been received for tax purposes; or

          (ii) to which the provisions of any enactment which has or may have the effect of substituting a different consideration from that actually payable or receivable apply; or

          (iii) which has or may have the effect of crystallising a liability to Tax which, had such Event been planned or predicted at the Balance Sheet Date, should have been reflected in the provisions for deferred tax contained in the Accounts; and

     (e) no accounting period of the Company for the purposes of any Tax has ended otherwise than by effluxion of time;

     (f)  the Company has not made any claim under any of the sections 279
          (1)-(6) or sections 152 or 153 or 154 or 175 TCGA 1992;

     (g) the Company has not paid any Taxation after its due date for payment and does not owe any Taxation the due date for payment of which has passed; and

     (h) the Company has not been involved in any transaction which has given or may give rise to a liability to Taxation on the Company (or would have given or might give rise to such a liability) but for the availability of any Relief (other than Taxation in respect of normal trading income or receipts of the Company arising from transactions entered into by it in the ordinary course of business).

R.3  Compliance

R.3.1 All necessary material information, notices, returns, particulars, declarations, entries, claims for Reliefs, and computations have been properly and duly submitted on time by the Company to the relevant Tax authority and such submissions are true and accurate in all material respects have been prepared on a proper basis, and are not the subject of any outstanding question or dispute nor, so far as the Seller is aware, are they likely to become the subject of any question or dispute regarding liability or potential liability of the Company to any Tax or regarding the availability to the Company of any Relief.

R.3.2 Within the three years commencing before the date hereof the Company has not been the subject of any investigation, audit or disclosure by or involving any investigation unit of any Tax authority, and has not paid or become liable to pay any penalty, surcharge, fine or interest in respect of Tax, and so far as the Seller is aware there are no circumstances which make it likely that the Company will, in the foreseeable future, be so subject, or will incur any such liability.

R.3.3 The Company has preserved all material records required for the delivery of correct and complete returns and all records required for the delivery of correct and complete returns as required by Schedule 18 Finance Act 1988.

R.3.4 The Company has full documentation in order to determine the amount of any payments due in respect of any accounting period beginning on or before Completion, pursuant to the Corporation Tax (Instalment Payments) Regulations 1988.

R.4 The Disclosure Letter contains details of any current agreements or arrangements between the Company and any Tax authority for its taxation on any concessionary basis (other than pursuant to published extra-statutory concessions).

R.5 All Tax for which the Company is liable (in so far as such Tax ought to have been paid) has been paid, including (without limitation) payments under the Corporation Tax (Instalment Payments) Regulations 1998. The Company has duly deducted all amounts from any payments from which it is required to deduct tax at source, and has duly paid or accounted for such amounts to the relevant Tax authority.

R.6  Residence/overseas activities

R.6.1 The Company is and has always been resident in its country of incorporation for the purposes of taxation and is not and has never been resident in any other jurisdiction for the purposes of taxation, or carried on business through a branch, agency or permanent establishment situated outside its country of incorporation including for the purposes of any double-taxation agreement.

R.6.2 The Company is not liable for any Taxation as the agent of any other person or business and does not constitute a permanent establishment of any other person, business or enterprise for any Taxation purpose.

R.7  Secondary liabilities

R.7.1 The Company is not, and so far as the Seller are aware will not become, liable to pay any Tax for which some other company (other than the Company) or person is or was primarily liable.

R.8  Employees

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                                      -74-

R.8.1 The Company has properly operated the PAYE and National Insurance systems deducting and accounting for Taxation and maintaining all such records as are required by the relevant Taxation Authority.

R.8.2 No payment has been made by the Company to or in respect of any of its directors or of any director of the Seller or any company controlled by or under common control with the Seller (including, but not limited to, pension contributions) which will not be deductible for corporation tax purposes, either in computing its income profits or in computing the corporation tax payable by it.

R.9  Capital gains

R.9.1 If the Company disposed of each of its assets (except trading stock and work-in-progress) for a consideration equal to the book value of that asset as shown in or adopted for the purposes of the Accounts to a person in a bargain at arm's length, the liability to Tax would not exceed the amounts taken into account in respect of that asset in computing the maximum liability to deferred tax as stated in the Accounts and the Company has not acquired any such asset since the Balance Sheet Date except by way of bargain at arm's length.

R.9.2 All chargeable assets of the Company were acquired at market value at the time of acquisition and there are no circumstances giving rise or which may give rise to liability or loss under or pursuant to any sections 17, 30, 139, 140, 176, 177, 178 and 179 TCGA and no loss falls to be restricted under section 18 TCGA 1992 as a result of the proposed sale of the Shares or of any other transaction.

R.9.3 The Company has sufficient records to determine the Taxation consequences which would arise on any disposal or on the realisation of any asset owned at the Balance Sheet Date or acquired since that date but before Completion and to determine the Taxation consequences of any restriction on set-off of pre-entry losses pursuant to Schedule 7A TCGA 1992.

R.10 Capital expenditure

R.10.1 If the Company disposed of each of its assets, or of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge or corresponding Tax Liability would arise on a disposal of any of those assets) for a consideration equal to their book value as shown in or adopted for the purpose of the Accounts, no balancing charge or other liability to Tax would arise in respect of any such asset or pool of assets under any legislation conferring Relief in connection with the incurring of capital expenditure.

R.11 Close Company

R.11.1 The Company is not, nor has it been in respect of any accounting period ended within six years prior to the date of signing of this Share Purchase Agreement, a close company within section 414 of the ICTA 1988.

R.12 Distributions

R.12.1 Save as provided for in the Accounts no distribution (within the meaning of sections 209 and 210 ICTA 1988) has been made by the Company during the six years ended on the Balance Sheet Date.

R.12.2 The Company has not:

     (a) repaid, redeemed or purchased or agreed to repay, redeem or grant an option under which it may become liable to purchase any of its share capital; or

     (b) capitalised or agreed to capitalise in the form of shares or debentures, any profits or reserves of any class or description, or otherwise issues or agreed to issue share capital otherwise than for new consideration (as defined in section 254 ICTA 1988).

R.13 Transfer pricing, thin capitalisation

R.13.1 All transactions between Group members and between the Company on the one hand and the Seller, any parent company of the Seller, and any subsidiary of the Seller or of such parent on the other, will be treated for Tax purposes as being on fully arm's length terms. No adjustment has been made by the Company or made or, so far as the Seller is aware, proposed by any Tax authority which could require the Company to make any adjustment for tax purposes to the terms on which any such transaction is treated as taking place.

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                                      -76-

R.13.2 So far as the Seller is aware, there are no circumstances which could cause any Tax authority to deny Relief for interest paid or payable by the Company, and no such Relief has been denied or threatened to be denied.

R.14 Consequences of leaving a Group

     Content Technologies Limited has not at any time within the last six years acquired any asset from any other company which was, at the time of acquisition, a member of the same group of companies as that member for the purposes of any tax.

R.15 Group Relief, surrender of ACT and group income

R.15.1 All Group Relief claims made since 1 November 1999 comply with the requirements of Part VIII schedule 18 Finance Act 1998. In respect of all earlier accounting periods beginning on or before Completion:

     (a) the Company is not subject to any liability (whether contingent or otherwise) to make any payment for any Group Relief surrendered to it under sections 402 to 413 ICTA 1988;

     (b) the Company is not liable to surrender any Group Relief under sections 402 to 413 ICTA 1988; and

     (c) there are no circumstances whereby the Company may become liable to repay any sums paid to it for the surrender of any Group Relief under sections 402 to 413 ICTA 1988.

R.16 Tax clearances

R.16.1 The Company has not been concerned in any transaction in which the following provisions have been or could be applies except where all applicable clearances (based on full disclosure of material facts and circumstances) have been obtained:

     (a)  sections 219 to 229 (inclusive) ICTA 1988;

     (b)  sections 703 and 704 ICTA 1988;

     (c)  sections 765, 766 and 767 ICTA 1988;

     (d)  section 770A ICTA 1988;

     (e)  section 776 ICTA 1988;

     (f)  sections 779 to 786 (inclusive) ICTA 1988;

     (g)  sections 13, 136 and 137 TCGA 1992;

     (h)  section 139 or 140 TCGA 1992; and

     (i)  section 192 TCGA 1992 and sections 213 to 218 (inclusive) ICTA 1988.

R.17 Controlled Foreign Companies

R.17.1 The Company has not been concerned in any transaction in which the following provision have been or could be applied:

     (a)  sections 29 to 34 (inclusive) TCGA 1992;

     (b)  sections 116 to 118 (inclusive) TCGA 1992;

     (c)  section 399 ICTA 1988; or

     (d)  sections 729 to 746 (inclusive) ICTA 1988.

     The Company has not received any notice of the making of a direction under
     Section 747 of the ICTA 1988 and no circumstances exist under which any profits of a controlled foreign company could be apportioned to the Company under Section 752 of the ICTA 1988.

R.17.2 The provisions of sections 757 to 764 (inclusive) ICTA 1988 would not apply to any disposal of an asset by the Company.

R.18 Non-Qualifying Offshore Funds

R.18.1 The Company has no material interest in:

     (a)  an offshore fund;

     (b)  a UK resident company; or

     (c)  a unit trust scheme (within the meaning of Section 469 of the ICTA
          1988) the trustees of which are resident in the United Kingdom any of which is or has at any material time been a non-qualifying offshore fund for the purpose of sections 757 to 764 (inclusive) of and Schedules 27 and 28 ICTA 1988.

R.19 VAT

R.19.1 The Company is registered for VAT purposes as part of a group of which BUK is the representative member but no act or transaction has been effected, and no circumstances exist, in consequence whereof the Company is or may be held liable for any VAT calculated by reference to the supply of goods or services by or to any other company. The Disclosure Letter contains full details of the Company's VAT registration and the VAT office responsible for the Company's VAT affairs.

R.19.2 The Company has complied in all material respects with VATA 1994 and any statutory modification or re-enactment thereof and all orders, provisions, directions or other conditions made or imposed thereunder or under any other law relating to VAT.

R.19.3 All amounts due to be paid to Customs prior to Completion will have been paid at the date thereof, no dispute exists between the Company and Customs and there are no present circumstances which are likely to give rise to any such dispute.

R.19.4 The Company:

     (a)  makes no supplies other than taxable supplies for the purposes of VAT;

     (b)  obtains credit for all input tax paid or suffered by it;

     (c) is not the grantor or grantee of any interest in land in respect of which an election has been made to waive exemption from VAT; and

     (d) has no interest in any capital items in respect of which it is or may be subject to any restrictions or adjustment of the amount of input credit available to it for the purposes of VAT.

R.19.5 The Company has not made an election pursuant to paragraph 2, Schedule 10 VATA 1994.

R.19.6 No asset of the Company is a capital item the input tax on which may be subject to adjustment in accordance with the provisions of Part XV Value Added Tax Regulations 1995.

R.20. Stamp duty

R.20.1 All documents (other than documents relating to the Group Debt Restructuring) which establish or are necessary to establish the title of the Company to any asset, and all documents (other than documents relating to the Group Debt Restructuring) in the possession of the Company which are necessary to enforce rights, and which attract stamp duty, or any other tax or duty imposed on, or as a condition to the validity, registrability, or enforceability of any document, have been properly stamped.

                                     Part B

                             The Assets and Business

A.   Preliminary

A.1 BUK has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each document to be executed at or before Completion.

A.2 This Agreement constitutes and the other documents to be executed by BUK which are to be delivered at Completion will, when executed, constitute legal, valid and binding obligations of BUK enforceable in accordance with their respective terms.

A.3 BUK is entitled to sell an transfer or procure the sale and transfer of the Business and Assets to the Purchaser on the terms set out in the Agreement.

A.4 The execution and delivery of, and the performance of obligations under and compliance with the provisions of, this Agreement by BUK will not result in:

     (a) a violation of any provision of its Memorandum or Articles of Association; or

     (b) so far as the Seller is aware, a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgement or decree of any court or governmental agency or agreement to which it is a party or by which is bound.

B.   Business since the Balance Sheet Date

B.1  Since the Balance Sheet Date:

     (a) the Business has been operated in the ordinary and usual course and so as to maintain the same as a going concern;

     (b) there has been no material adverse change in the financial position of the Business;

     (c)  there has been no unusual change in the stock levels of the Business;
          and

     (d) none of the material fixed assets used for the purposes of the Business have been lost, severely damaged or destroyed and so far as the Seller is aware no material assets of BUK have been depleted by any unlawful act of any person.

B.2  Since the Interim Balance Sheet Date:

     (a) BUK has not acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities forming part of the Business) otherwise than in the ordinary course of its business; and

     (b) BUK has paid the creditors and collected the debtors of the Business in a manner consistent with the management practice in the six months immediately prior to the date of this Agreement.

C.   Assets

C.1 The information set out in Schedules 9-13 inclusive is true and accurate in all material respects and (so far as the Seller is aware) there is no matter which renders any of such information untrue, inaccurate, incomplete or misleading.

C.2 All of the Assets are the property of the Seller free from any hire or hire-purchase agreement or agreement for payment on deferred terms or bill of sale or lien, Encumbrance, or other adverse claim and have at all material times been and are in the possession of or under the control of the Seller. Without prejudice to the generality of the foregoing, none of the Assets are held on a sale or return basis.

C.3 Each of the tangible Assets is in good condition and working order and complies with appropriate safety regulations.

C.4 The Assets comprise all of the assets and rights necessary for the Purchaser to carry on the Business substantially in the same manner as it was carried on by BUK immediately before the date of this Agreement. The Business does not require or depend for its continuation or, for the continuation of the method, manner or scope in which it is carried on upon any asset, premises, facilities or services owned or supplied by BUK or any member of the Seller's Group which are not comprised in the Assets or upon any asset, premises, facilities or services owned or supplied by any third party.

C.5 All contracts and other material assets that were transferred to Baltimore Technologies Australasia Pty Limited from Content Technologies (Asia/Pacific) Pty Limited on 1 July 2001 and formerly used by Baltimore Technologies Australasia Pty Limited, insofar as the same relate wholly or mainly to the Business, have been retransferred to Content Technologies

     (Asia/Pacific) Pty Limited and that Content Technologies (Asia/Pacific) Pty Limited has all of the assets it needs to carry on the Business as it was conducted by Baltimore Technologies Australasia Pty Limited immediately prior to the date that the Business was retransferred to Content Technologies (Asia/Pacific) Pty Limited. For the purposes of this warranty the definition of "Business" shall be read so that any reference to "BUK" shall be deemed to read "Baltimore Technologies Australasia Pty Ltd".

C.6 Baltimore Technologies Australasia Pty Limited is not the employer of any of the employees required by Content Technologies (Asia/Pacific) Pty Limited to conduct its Business. For the purposes of this Warranty the definition of "Business" shall be read so that any reference to "BUK" shall be deemed to read "Baltimore Technologies Australasia Pty Limited".

D.   Contracts

D.1 The Disclosure Letter contains or has annexed to it all contracts (other than this Agreement) entered into by or on behalf of the Seller or BUK which relate to the Business and under which payments are still due and owing and/or obligations are still to be performed and which are material to the carrying on of the Business and which:

     (a) involve an expenditure in any consecutive twelve month period of more than(pound)50,000 by the Seller or BUK; or

     (b)  contain any unduly onerous term or terms.

D.2 There are in existence no contracts remaining in whole or in part to be performed affecting the Business between the Seller and any member of the Seller's Group.

D.3 So far as the Seller is aware, no circumstances exist which constitute a ground on which any Contract could be avoided, repudiated, rescinded, prematurely determined (whether as a result of this Agreement, the sale of the Business and/or any of the Assets or otherwise) or declared to be invalid in circumstances where the same happening will have a material and adverse affect on the financial position of the Business. So far as the Seller is aware, no circumstances exist which have given or would give rise to any material claim under a Contract by any of the parties to them. BUK has not received any notice of a claim to that effect or indicating that such a claim is foreseeable.

D.4 The Contracts are all the contracts, arrangements and engagements which relate to the Business.

E.   Stock

E.1 The Stock is in good condition and is capable of being sold by BUK in the ordinary course of business in accordance with its current price list without rebate or allowance.

E.2 The Stock does not include any obsolete or slow moving lines, or excessive or inadequate quantities of any line, having regard to the current level of business.

F.   BUK Property

F.1 The title to the BUK Property is good and is properly constituted by documents of title which are properly stamped.

F.2 True and complete copies of all of the documents relating to the title to the BUK Property have been produced to the Purchaser's Solicitors.

F.3 The Seller is in sole and exclusive occupation of the BUK Property and there are no subsisting underleases of the whole or any part of it. The Seller has materially performed and observed all obligations under all covenants or conditions contained in the lease of the BUK Property.

F.4 The actual use of the BUK Property is as offices. The Seller is not aware of any current contravention of any of the provisions of the Town and Country Planning legislation.

F.5 The Seller has not received notice of any dispute relating to the BUK Property.

F.6 The written replies given by or on behalf of the Seller to enquiries raised by the Purchaser's solicitors in respect of the BUK Property are true and accurate to the best of the Seller's reasonable knowledge.

G.   Health and Safety

G.1 In relation to the Business, BUK has complied in all material respects with all relevant laws relating to the Employees, contractor and third party health and safety.

H.   Insurance

H.1 All insurance policies relating to the Assets and Business and currently in force have been disclosed to the Purchaser.

H.2 So far as the Seller is aware, there is no claim exceeding (pound)50,000 outstanding under any such policy either by the insurer or the insured and there are no circumstances which would entitle the Seller to make a claim under any of the policies.

H.3  All premiums are on the policies for such insurance cover have been paid.

I.   BUK Intellectual Property Rights

I.1 BUK is the beneficial owner of the rights set out in Schedule 7 and the copyright in the Products other than the Intellectual Property which is subject to the licences and consents disclosed in the Disclosure Letter or owned by the Group or which is freely available from public sources for use without payment of royalty or fee (including without limitation, freeware). So far as the Seller is aware all Intellectual Property owned by BUK is free from Encumbrances.

I.2 BUK has disclosed complete and accurate copies of all material written licences and consents of Intellectual Property granted to or by BUK in the course of carrying on the Business and all other material agreements relating to Intellectual Property enjoyed by BUK in the course of carrying on the Business except:

     (a)  for licences to BUK of retail computer software; and

     (b) licences granted to third parties for their use of the Products substantially on BUK's standard terms and conditions referred to in the Disclosure Letter,

     (together the "BUK Licences").

I.3 Save as disclosed in the Disclosure Letter and so far as the Seller is aware, BUK is not in breach of any of the BUK Licences and so far as the Seller is aware there are no grounds on which any BUK Licence can be terminated, suspended or revoked without the consent of BUK. BUK has neither served notices relating to a breach (or alleging breach) of the terms of any of the BUK Licences on the counterparties thereto nor received any notices relating to a breach (or alleging breach) of the terms of any of the BUK Licences from any counterparties thereto.

I.4 As far as the Seller is aware, all renewal and application fees due as at the date of this Agreement in respect of registered Intellectual Property (or applications therefor) owned by BUK in relation to the carrying on of the Business have been paid. The Seller has disclosed details of currently unresolved notices of opposition and objection relating to the registered BUK Intellectual Property Rights and applications therefor.

I.5 As far as the Seller is aware, there is no infringement and the Seller has not received notifications of infringement since 25 October 2000 of the BUK Software IPR by any third party.

I.6 As far as the Seller is aware, there is no infringement and the Seller has not received notifications of infringement since 25 October 2000 of any third party Intellectual Property by BUK in the course of carrying on the Business.

I.7 Complete accurate and up to date particulars of all registered BUK Intellectual Property Rights or pending applications therefor are set out in Schedule 7.

I.8 So far as the Seller is aware, BUK has not received any applications for licences of right, compulsory licences or equivalent relief in any jurisdiction in respect of BUK Intellectual Property Rights.

I.9 So far as the Seller is aware, all material know-how used by BUK in the Business is adequately documented or otherwise embodied in physical form to enable the Purchaser to acquire its full benefit and is in the possession or control of BUK. No member of BUK has made disclosure of any such material know-how used by it other than under enforceable confidentiality undertakings.

I.10 With the exception of all Intellectual Property comprised in the Information Technology, as far as the Seller is aware, the Intellectual Property Rights, BUK Intellectual Property Rights, the rights granted under the Licences and the Intellectual Property assigned or licensed under this Agreement together comprise all the material Intellectual Property that is necessary for the Purchaser to carry on the Business after Completion in substantially the same manner as it was carried on immediately before the date of this Agreement.

I.11 So far as the Seller is aware, BUK has complied in all material respects with the provisions of all privacy or data protection legislation to which it is subject insofar as it relates to the operation of the Business including without limitation the provisions of the Data Protection Act 1998.

I.12 Details of all claims on the BUK Intellectual Property Rights brought by Employees or previous Employees are contained in the Disclosure Letter.

I.13 BUK does not operate under any name other than Baltimore, its corporate name and the trade marks set out in Schedule 7.

I.14 The Disclosure Letter sets out details of all anti-virus software used by BUK and back-up systems in place.

I.15 Since the Balance Sheet Date none of the material fixed assets used for the purposes of the Business have been lost, severely damaged or destroyed and so far as the Seller is aware no material assets of BUK have been depleted by any unlawful act of any person.

I.16 Since the Interim Balance Sheet Date BUK has not acquired or disposed of or agreed to acquire or dispose of any material assets or assumed or incurred or agreed to assume or incur any material liabilities (including contingent liabilities forming part of the Business) otherwise than in the ordinary course of its business.

I.17 All of the Assets are the property of the Seller free from any hire or hire-purchase agreement or agreement for payment on deferred terms or bill of sale or lien, Encumbrance, or other adverse claim and have at all material times been and are in the possession of or under the control of the Seller. Without prejudice to the generality of the foregoing, none of the Assets are held on a sale or return basis.

I.18 Each of the tangible Assets is in good condition and working order and complies with appropriate safety regulations.

I.19 The Stock is in good condition and is capable of being sold by BUK in the ordinary course of business in accordance with its current price list without rebate or allowance.

I.20 The Stock does not include any obsolete or slow moving lines, or excessive or inadequate quantities of any line, having regard to the current level of business.

I.21 All documents which are in the possession of BUK or under its control to which BUK is a party or under which BUK derives title to any of the Assets and which attract stamp duty have been properly stamped, and BUK has duly paid all stamp duty to which it is, has been or may be made liable and there is no liability to any penalty in respect of such duty.

J.   Compliance and Litigation

J.1 So far as the Seller BUK is and has conducted the Business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and any other applicable foreign country and there is no order, decree or judgment of any Court or any governmental agency of the United Kingdom or any other foreign country outstanding against BUK which may have a material adverse effect upon the Assets or Business.

J.2 Save as plaintiff in proceedings for the collection of debts (not exceeding (pound)50,000) BUK is not now engaged in any litigation or arbitration or other legal proceedings nor are any litigation or arbitration or other legal proceedings pending or threatened by or against BUK of which the Seller is aware, which may have a significant effect on the financial position of the Business.

K.   Employees

K.1 In respect of all Employees the Employment Statutes have been duly complied with in all material respects.

K.2 There is attached to the Disclosure Letter a schedule showing the following information in relation to each Employee namely:

     (c)  name;

     (d)  age;

     (e)  job title;

     (f) emoluments (including any bonus or commission arrangements and any non-cash benefits);

     (g) date of commencement of employment or of any previous employment with which such employment is continuous;

     (h)  notice period required to be given by BUK and the employees;

     (i)  whether or not a member of BUK's pension scheme;

     and such information is complete and accurate in all material respects.

K.3 No material change to the terms of employment of any Employee and no negotiation or request for such a change, is due or expected.

K.4 No Employee has given notice terminating his contract of employment or is under notice of dismissal and no offer(s) have been made to employ any person who is not an Employee in the Business.

K.5 There is no existing, pending or threatened litigation or dispute between BUK and any Employee or any trade union or other organisation formed for a similar purpose or any other employee representative(s) (and there are no payments which are due and unpaid in relation to any such litigation or dispute) and there are no circumstances (including Completion) which are likely to give rise to any such litigation or dispute.

K.6 Save as disclosed in the schedule referred to in K.2 there is not now outstanding any contract of employment with any Employee which is not terminable by BUK without compensation (other than statutory compensation on three months' notice or less given at any time.

K.7 Within two years preceding the date of this Agreement, there has been no industrial action or trades disputes involving or relating to any Employee.

K.8 Accurate, up-to date and complete copies of a representative sample of the contracts of employment of the Employees and any other documents currently in force relating to the employment of the Employees have been disclosed together with full particulars of any consultancy or secondment or other similar agreements and any agreements relating to casual workers in relation to the Business and copies of any such agreements currently in force.

K.9 No amount due to or in respect of any Employee is in arrears and unpaid other than salary for the month current at the date of this Agreement.

K.10 Full and up-to-date particulars of all existing and proposed works councils, collective agreements or other arrangements or understandings (whether binding or not) with any trade union, staff association or other body representing any Employee and all documents relating to such agreement and understandings are appended to the Disclosure Letter.

K.11 There are no arrangements planned or in progress for dismissing any Employee by reason of redundancy or business reorganisation.

K.12 There are no terms and conditions in any contract of employment with any Employee or any other binding agreement with any Employee pursuant to which the Employee will be entitled to receive any payment or benefit or his terms and conditions of employment change as a direct consequence of the transaction contemplated by this Agreement save as detailed in this Agreement.

L.   Pensions

L.1  In this paragraph:

     "the UK Scheme" shall mean the Baltimore Technologies (UK) Limited Group Personal Pension Plan; and

     "the Overseas Scheme" shall mean the Australian superannuation fund and the US 401(k) Plan.

L.2 Save for the UK scheme, the Overseas Schemes, applicable State schemes and fully insured life assurance cover, neither BUK nor any Group member has any present or contingent liability to contribute to any retirement benefit, pension or life assurance scheme or arrangement, pension fund or personal pension scheme or stakeholder arrangement whether in the United Kingdom or overseas relating to any of the Group's employees, nor has any proposal to do so been announced.

L.3 In respect of the UK Scheme and the Overseas Schemes, liability of the Group and BUK to contribute is on a money purchase/defined contribution basis only and there are no final salary/defined benefits or final salary/defined benefit underpins provided in respect of any such person.

L.4 Material particulars of the UK Scheme have been disclosed to the Purchaser and all information which has been made available by the Seller or its advisers to the Purchaser in connection with the Pension Schemes on or before the date of this Agreement is true, complete and fairly presented in all material respects.

L.5 So far as the Seller and BUK are aware, there are no pending or current claims or disputes concerning benefits to be provided under the UK Scheme or the Overseas Schemes or in respect of the non-provision of relevant benefits (as defined in s612 Income and Corporation Taxes Act 1988) or of such benefits outside the United Kingdom.

M.   Finance

M.1 Full and accurate details of all overdrafts, loans, or other financial facilities outstanding or available to the Business are disclosed in the Disclosure Letter (including details of whether any are dependent on any guarantee or security provided by any third party) and true and complete copies of all documents relating thereto and annexed to the Disclosure Letter. No steps have been taken or threatened to enforce any facility.

M.2 No event has occurred or been alleged which is or, with the giving of any notice, certificate, declaration or demand, would become an event of default under, or a breach of any of the terms of any loan capital, borrowing, debenture or financial facility of BUK relating to the Business.

N.   Insolvency

N.1 No order has been made and no resolution has been passed for the winding up of BUK or for a provision liquidator to be appointed in respect of BUK and no petition has been presented and no meeting has been convened for the purpose of winding up BUK.

N.2 No administration order has been made and no petition for such an order has been presented in respect of BUK.

N.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of BUK or in respect of all or any material part of the Assets.

N.4 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of BUK.

N.5  BUK is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

N.6 No distress, execution or other process has been levied or threatened in respect of the whole or any part of the undertaking or assets of BUK.

N.7 No composition in satisfaction of the debts of BUK or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members had been proposed, sanctioned or approved.

N.8 So far as the Seller is aware, no event analogous to any of the circumstances mentioned in any of the foregoing sub-paragraphs of this paragraph N has occurred in relation to BUK outside England.

N.9 No guarantee, loan capital, borrowed money or interest is overdue for payment and no other obligation or indebtedness is outstanding which is substantially overdue for performance or payment.

N.10 No circumstances have arisen which are likely to result in:

     (a)  a transaction to which BUK is a party being set aside; or

     (b) a third party claim involving any Asset being made under section 238 or 339 (Transactions at an undervalue) or sections 239 or 340 (Preferences) Insolvency Act 1986.

O.   Tax Matters

O.1 BUK has complied with all statutory requirements, regulations, orders, provisions directions or conditions relating to National Insurance and PAYE and has maintained full, complete and up-to-date records and other documents appropriate and requisite for the purposes thereof, in such form and for such periods as are required by the relevant legislation and regulations and none of its pay practices in relation to any of the Employees have been or so far as BUK is aware are likely to be the subject of any dispute with the Inland Revenue.

O.2 All documents which are in the possession of BUK or under its control to which BUK is a party or under which BUK derives title to any of the Assets and which attract stamp duty have been properly stamped, and BUK has duly paid all stamp duty to which it is, has been or may be made liable and there is no liability to any penalty in respect of such duty.

O.3 In respect of the Business, BUK has complied with the provisions of the VATA and with all statutory requirements, regulations, orders, provisions, directions or conditions relating to value added tax, including the terms of any agreement reached with the Commissioners of Customs & Excise in respect of the Business and has maintained full, complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof and has preserved such records, invoices and other documents in such form and for such periods as are required by the relevant legislation.

O.4 The Disclosure Letter contains details in respect of the BUK Properties, of all fixtures, within the meaning of section 173 Capital Allowances Act 2001, which are treated pursuant to that act as belonging to BUK.

O.5 BUK is not included in any dispute with the Inland Revenue, Custom and Excise or other appropriate fiscal authority concerning any matter in any way affecting either the Business or any of the Assets to be transferred under this Agreement.

O.6 Neither BUK (nor any relevant associate as defined in Schedule 10 of the Value Added Tax Act 1994) has elected to waive exemption (or applied for written permission to elect) in accordance with that schedule in relation to the BUK Property (or any of the Assets which constitute an interest in or right over land).

O.7 The Inland Revenue has not agreed to operate any special arrangement (being an arrangement which is not based on a strict application of the relevant legislation) in relation to the Business, whether in respect of benefits provided to its officers or employees, the valuation of its stock, the depreciation of its assets.

                                   Schedule 5

                                  Tax Covenant

This Deed is made the      day of                    2002
                      ----        ------------------

Between:

(1) Baltimore Technologies plc, a company registered in England and Wales (registered number 2643615), whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, RG7 4SA (the "Covenantor");

(2) Clearswift Limited, a company registered in England and Wales (registered number 1607372), whose registered office is at Bessemar House, Bessemar Road, Welwyn Garden City, Hertfordshire AL7 1HH (the "Purchaser"); and

(3) Baltimore Technologies UK Limited, a company registered in England and Wales (registered number 1467493), whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, RG7 4SA (the "Guarantor")

This Deed Witnesses:

1.   Definitions

1.1 Unless the context otherwise requires, words and expressions used in this Deed shall have the meanings respectively attributed to them in the Master Agreement save that the following words and expressions shall have the meanings respectively set opposite them:

     "Accounts Relief" means any Relief taken into account in computing and so reducing or eliminating any provision for Tax (including deferred Tax) which appears in the balance sheet in the Completion Accounts or which was taken into account in the Completion Accounts as an asset net of any valuation allowance;

     "ACT" means advance corporation tax within the meaning of section 14 of the ICTA 1988;

     "Balance Sheet Date" means 31 December 2000;

     "CAA" means the Capital Allowances Act 2001 and references to provisions therein include references to the corresponding provisions in the Capital Allowances Act 1990;

     "Demand" means any document issued or any claim made or action taken whether before or after the date hereof by or on behalf of any person, authority or body whatsoever (whether of the United Kingdom or elsewhere in the world) from which it appears that the Company has or may have a Tax Liability;

     "Event" means any transaction, sale, act, event or omission of whatever nature, including the exercise of any share option and any supply or deemed supply under any arrangement between any Company and any person connected with it;

     "FA" means Finance Act;

     "Group Relief" means:

     (d)  relief the subject of a surrender or claim pursuant to Chapter IV of
          Part X of the ICTA 1988;

     (e) advance corporation tax the subject of a surrender or claim pursuant to section 240 of the ICTA 1988; and

     (f) any tax refund the subject of a surrender or claim pursuant to section 102 of the FA 1989;

     "Instalment Regulations" means the Corporation Tax (Instalment Payments) Regulations 1998;

     "Master Agreement" means the Master Sale and Purchase Agreement related, inter alia, to the sale of the Company to be entered into by the Covenantor, Baltimore Technologies UK Limited and the Purchaser on even date herewith;

     "Post-Completion Relief" means any Relief which arises to the Purchaser or to the Company as a consequence of any Event occurring or from income, profits or gains arising after Completion;

     "Regulations" means the Value Added Tax Regulations 1995;

     "Relief" means any relief, allowance or deduction in computing profits, credit or right to repayment of Tax (including repayment supplement or interest thereon) granted by or pursuant to any legislation or otherwise for Tax purposes whether of the United Kingdom or elsewhere in the world;

     "Tax and Taxation" means any and all forms of taxes, levies, imposts, contributions, duties and charges in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature imposed whether of the United Kingdom or elsewhere (including for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere) and whether directly or primarily chargeable against, recoverable from or attributable to the Company or any other person including all fines, penalties, charges and interest relating to the same;

     "VAT" means value added tax;

     "VATA" means the Value Added Tax Act 1994.

1.2 References to income or profits or gains shall include any other measure by reference to which Tax is computed.

1.3 References to income or profits or gains earned, accrued, arising or received by any person shall include income or profits or gains which are for the purposes of any Tax treated as earned, accrued, arising to or received by such person.

1.4 References to income or profits or gains earned, accrued, arising or received on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include income or profits or gains which are for the purposes of any Tax treated as earned or accrued, arising or received on or before that date or in respect of that period.

1.5 References to the occurrence of Events on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax treated as having occurred or existed at or before that date or in respect of that period.

1.6  References to any Tax Liability of the Company shall include:

     (a)  liabilities of the Company to make payments of or in respect of Tax;

     (b) the denial, loss, use or set off in whole or in part of any Accounts Relief which would, but for such denial, loss, use or set off, have been available to the Company after Completion;

     (c) the use or setting off in whole or in part against income, profits or gains earned, accrued, arising or received on or before Completion, or Tax thereon, of any Post-Completion Relief where but for such use or setting off the Company would have had an actual Tax Liability in respect of which the Purchaser would have been able to make a claim against the Covenantor under this Tax Covenant;

1.7 References to the "Claimant" are references to whichever of the Purchaser or its successors in title or assigns is making a claim or receiving a payment pursuant to this Deed.

1.8 References to the "Company" shall mean and include references to the Company and each of the Subsidiary Undertakings separately as if each Subsidiary Undertaking was referred to expressly in place of Company and references to a "Company" or to any "Company" shall mean and include a company or, as the case may be, any company which is within this definition of the "Company";

2.   Covenant

2.1 The Covenantor covenants, with effect from Completion, to pay by way of reduction, to the extent possible, of the purchase price payable in respect of the Shares, to the Purchaser an amount equal to:

     (a) any Tax Liability of the Company arising in respect of or as a consequence of any Event or Events occurring on or before Completion or in respect of or by reference to any income, profits or gains earned, accrued, arising or received on or before Completion;

     (b) any liability of the Company to pay or repay any other person (other than any taxation authority or any of the Group members) any amount under any agreement or other arrangement entered into on or before Completion relating to:

          (i)  the surrender of group relief (within the meaning of Chapter IV
               Part X ICTA 1988) or advance corporation tax;

          (ii) the surrender of any tax refund (within the meaning of section 102 Finance Act 1989) relating to any Accounting Period; or

          (iii)corporation tax and/or value added tax;

     (c) any Tax Liability of the Company which is the liability to Taxation of any other person and for which the Company is liable by reason of having been, at any time on or before Completion, related to:

          (i)  that other person for the purposes of any Taxation;

          (ii) any person which is or has been at any time related to that other person for the purposes of any Taxation; or

          (iii)any other person which is or has been at any time related to a person falling with (ii) above for the purposes of any Taxation;

     (d)  any liability of the Company:

          (i) to pay stamp duty on the transfer of assets into Content Technologies (Asia/Pacific) Pty Limited under the BTA Agreement; and

          (ii) arising from a disposal of shares in Content Technologies KK held by Content Technologies Limited to a member of the Seller's Group;

          provided that clause 10.7 of the Master Agreement shall not apply to any amount payable under this clause 2.1(d); and

     (e) all costs and expenses reasonably and properly incurred by the Purchaser and/or the Company in connection with any such Tax Liability of the Company, or Demand from which it appears that any such Tax Liability may arise or has arisen, or in successfully taking or defending any action under this covenant.

2.2 For the purposes of this covenant the amount of a Tax Liability of the Company falling within clause 1.6(b) or 1.6(c) of this Deed shall be taken to be as follows:

     (a)  in the case of a Tax Liability within clause 1.6(b):

          (i) where such Accounts Relief is a right to repayment of Tax, the amount of the Relief so denied, lost, used or set off;

          (ii) where such Accounts Relief is a deduction from or set off against income, profits or gains, or Tax thereon, the Tax that would otherwise have been saved for the accounting period in which the Accounts Relief arose but for such denial, loss, use or set off; or

          (iii)if in such accounting period no Tax would otherwise have been saved because of an insufficiency of income, profits or gains, or Tax thereon, against which such Accounts Relief could have been offset, the Tax that would otherwise have been saved for the accounting period or periods in which income, profits or gains, or Tax thereon, arises or arose, against which such Accounts Relief could have been offset but for such denial, loss, use or set off, and in either case 2.2(a)(ii) or 2.2(a)(iii), on the assumption that the Accounts Relief in question would have been offset in priority to any other Relief available in such period or periods; and

     (b) in the case of a Tax Liability within clause 1.6(c), the amount of Tax for which the Company would, but for such use or setting-off, have been liable and in respect of which a claim could have been made against the Covenantor under this covenant.

3.   Limitations and exclusions

3.1  The Covenantor shall not be liable under the covenants contained in clause
     2.1 in respect of any Tax Liability of the Company (or in respect of any costs and expenses arising therefrom under clause 2.1(e)):

     (a) unless the Tax Liability in question shall have arisen on or before the seventh anniversary of Completion and the Purchaser shall by notice in writing to the Covenantor have given such details of the claim as the Purchaser then has;

     (b) to the extent that provision or reserve was made in the balance sheet in the Completion Accounts in respect of such Tax Liability, or to the extent that payment or discharge of such Tax Liability was taken into account therein;

     (c) to the extent that such Tax Liability arises or is increased by reason of the imposition of or increase in the rates of Tax as a consequence of any change occurring after Completion in law, or in published practice or withdrawal of any concession of general application, and having retrospective effect, which was not announced before Completion;

     (d) to the extent that it would not have arisen but for a voluntary action or omission of the Purchaser (or person deriving title from it) or the Company after Completion (which, for the avoidance of doubt, shall not include the presentation for stamp duty purposes of any document where such presentation is required in order that the document is given in evidence or required by any Tax authority and a copy is not sufficient or the disclosure (with the consent of the Covenantor, such consent not to be unreasonably withheld or delayed) to any Tax authority, of any matter which the Purchaser or the Company is advised should reasonably be disclosed) which the Purchaser knew (or ought reasonably to have known) would give rise to the Tax Liability and where such act or omission was done otherwise than as required by law or pursuant to a legally binding commitment of that person created on or before Completion or otherwise than in the ordinary course of business of that person;

     (e) to the extent that it would not have arisen or would have been reduced but for a failure or omission on the part of the Purchaser or the Company after Completion to make any election or claim any Relief, the making or claiming of which was taken into account in computing the provision or reserve for Tax in the Completion Accounts;

     (f) to the extent that it arises as a result of any changes after Completion in the bases, methods or policies of accounting of the Purchaser or the Company save to comply with generally accepted accounting principles in the United Kingdom or elsewhere or law as current at Completion;

     (g) to the extent that it arises or is increased as a consequence of any failure by the Purchaser or the Company to comply with any of their respective obligations under clause 5 (Manner of and Conduct of Claims);

     (h) to the extent that any income, profits or gains to which it is attributable were actually earned or received by or actually accrued to the Company but were not (in either such case) reflected in the Completion Accounts and only to the extent that the Tax Liability does not exceed such income, profits or gains;

     (i) to the extent that it arises as a result of any Relief being denied following any change in the nature or conduct of trade by the Company made after Completion where such change is not made or commenced on or before Completion.

3.2 Any liability of the Covenantor for any Tax Liability falling within clause 2.1(c) shall only be limited or excluded by clause 3.1(b).

3.3 The Covenantor shall not be liable in respect of any claim under this covenant if and to the extent that recovery has been made and an amount retained in respect of the subject matter thereof under the Warranties.

4.   Mitigation

     The Purchaser shall, at the discretion in writing of the Covenantor, procure that the Company takes all such steps as the Covenantor may require to:

     (a) use in the manner hereinafter mentioned all such Reliefs arising as a consequence of or by reference to:

          (i) any Event occurring (or deemed to occur) on or before Completion and not as a consequence of or by reference to an Event occurring (or deemed to occur) after Completion;

          (ii) or in respect of a period ended on or before Completion, and not as a consequence of or by reference to a period commencing after Completion,

          as are available to the Company to reduce or eliminate any Tax Liability in respect of which the Purchaser would have been able to make a claim against the Covenantor under this covenant (such Reliefs including, without limitation, Reliefs made available to a company by means of a surrender from another company), the said use being to effect the reduction or elimination of any such Tax Liability to the extent specified by the Covenantor and permitted by law, and to provide to the Covenantor, at the Covenantor's expense, a certificate from the auditors (for the time being) of the Company confirming that all such Reliefs have been so used; and

     (b) make all such claims and elections specified by the Covenantor in respect of any accounting period of the Company commencing before Completion as have the effect of reducing or eliminating any such Tax Liability as is mentioned in sub-clause (a), provided that no such claim or election shall require the Company to use any Post-Completion Relief or give rise to a Tax Liability.

5.   Manner of making and conduct of claims

5.1 If the Purchaser or the Company shall become aware of any Demand which appears to the Purchaser to be relevant for the purposes of this covenant or the Tax Warranties the Purchaser shall (by way of covenant but not as a condition precedent to the liability of the Covenantor hereunder) give notice thereof to the Covenantor as soon as reasonably practicable setting out reasonable details of the Demand.

5.2 If the Covenantor shall indemnify and reasonably secure the Purchaser and the Company to the Purchaser's reasonable satisfaction against all reasonable costs and expenses including interest on overdue Tax and any further liability to Tax which may be incurred thereby, then the Purchaser shall procure that the Company will (except in a case where fraudulent or wilful conduct is alleged by any Tax authority and subject to clause 5.3) take such action as the Covenantor may request to avoid, dispute, resist, appeal or compromise any Demand

     (including allowing the Covenantor to take over the conduct of all matters relating to any such Demand), Provided that:

     (a) the appointment of solicitors and other professional advisers to the Company shall be subject to the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

     (b) the Covenantor shall ensure that no correspondence, pleading or other document is sent, transmitted, issued, entered into or in any way published in connection with the relevant Demand by the Covenantor or their advisers without copies thereof being provided to the Purchaser;

          save as otherwise expressly provided herein, the Purchaser shall procure that the Company shall give the Covenantor all reasonable co-operation information and assistance for the purposes of taking such action as aforesaid;

     (c) any request made by the Covenantor pursuant to this clause 5.2 shall be made within a reasonable time of receipt by the Covenantor of any notice given to the Covenantor in accordance with clause 5.1 (and, in any event, in the case of a Demand which requires an appeal to be made or other action to be taken within a specified period of time, a request is made by the Covenantor to the Purchaser not later than five Business Days prior to the expiry of such specified period);

     (d) the Purchaser and the Company shall not be obliged to comply with any request of the Covenantor which involves contesting any assessment of Taxation before any court or any other appellate body (including any tribunal or court) unless they have been advised in writing, at the expense of the Covenantor, by leading tax counsel instructed by agreement between the Purchaser and the Covenantor, that an appeal against such assessment will, on the balance of probabilities, be won by the Purchaser or, as the case may be, the Company;

     (e) neither the Purchaser nor the Company shall be obliged to take any action which is likely to increase its liability to Taxation for accounting periods ending after Completion; and

     (f) the rights of the Covenantor under this clause 5.2 shall cease if it has been subject to an Insolvency Event.

5.3 If the Covenantor does not request the Purchaser to take any action within 21 Business Days of the date of any notice given to them under clause 6.1 of any such Demand or in accordance with 6.2(c), the Purchaser and the Company shall be free to take such action in relation to the Demand as it or they may in its or their absolute discretion think fit.

6.   Payment of claims

6.1 Payments by the Covenantor pursuant to the covenants in clause 2 shall be made in cleared, immediately available funds on the days specified in clause 6.2 below.

6.2  The days referred to in clause 6.1 are as follows:

     (a) if the Tax Liability giving rise to a claim under this covenant involves an actual payment of Tax by the Company, the day which is the later of five Business Days after demand is made therefor by or on behalf of the Claimant, and three Business Days before the date on which that Tax becomes due and payable to the relevant Tax authority;

     (b) if the Tax Liability giving rise to a claim under this covenant does not involve an actual payment of Tax:

          (i) if involving the denial, loss, use or setting off in whole or in part of an Accounts Relief which is a right to repayment of Tax, the day which is five Business Days after demand is made therefor by or on behalf of the Claimant;

          (ii) if involving the denial, loss, use or setting off of any other Accounts Relief within clause 2.2(a), the day which is the later of five Business Days after demand is made therefor by or on behalf of the Claimant, and two Business Days before the day on which the Tax that would otherwise have been saved becomes due and payable to the relevant Tax authority without incurring a penalty, fine or interest;

          (iii) if involving the use or setting-off of any Post-Completion Relief within clause 2.2(b) the day which is the later of five Business Days after demand is made therefor by or on behalf of the Claimant, and two Business Days before the day on which the Tax saved thereby would otherwise have become due and payable to the relevant Tax authority without incurring a penalty, fine or interest;

     (c) in any other case, three Business Days after the date on which demand is made therefor by or on behalf of the Claimant.

6.3 For the purposes of this clause 6, the date on which an amount of corporation tax (the "Corporation Tax") does or would become due and payable by a UK tax-resident company, being any UK tax-resident Company or the Purchaser (the "Relevant Company"), shall be determined to be:

     (a) in any accounting period of the Relevant Company ending on or after 1 July 1999 in which the Relevant Company is a "large company" within the meaning of the Instalment Regulations, the date or dates upon which the Corporation Tax would be provided to be due and payable by Regulations 4 and 5 of the Instalment Regulations on the assumption that the Corporation Tax payable by the Relevant Company is the "total liability" of the Relevant Company for that period within the meaning of the said Regulations 4 and 5 and references in the Instalment Regulations to an accounting period of a large company shall be construed as references to the accounting period of the Relevant Company; or

     (b) in any other accounting period of the Relevant Company, the date which is nine months following the end of the accounting period.

6.4 For the purposes of this clause 6, references to the day on which an amount of Tax which is not UK Corporation tax becomes due and payable to the relevant Tax authority shall be the first day on which such Tax is required by law to be paid without incurring any penalty or liability for interest in respect thereof.

6.5 Sums not paid on the dates specified in this clause 6 shall bear interest in accordance with clause 22 of the Master Agreement provided that if clause 6.3(a) of this Deed applies, Regulation 7 of the Instalment Regulations shall apply to determine the amount of interest which is payable in relation to the Tax Liability as that Regulation applies to determine the amount of interest which is payable on unpaid corporation tax except where such sum is more than 30 days overdue, in which case the higher of the rate of interest under the Master Agreement and the rate of interest in Regulation 7 of the Instalment Regulations shall prevail for the whole of the period during which such sum is overdue.

7.   Tax Returns and computations

7.1 The Covenantor or their duly authorised agents shall be responsible for, and have the conduct of preparing, submitting to and agreeing with the relevant Tax authorities all corporation tax, VAT, PAYE or other Tax returns and computations of the Company, including (without limitation) claims and/or surrenders by way of Group Relief where the due date for filing such returns falls before Completion and in connection therewith:

     (a) all returns, computations, documents and correspondence relating thereto shall be submitted in draft form by the Covenantor to the Purchaser or its duly authorised agents for comment;

     (b) the Purchaser or its duly authorised agent shall comment within 21 days of such submission but if the Covenantor has not received any comments within 21 days, the Purchaser and its duly authorised agents shall be deemed to have approved such draft documents;

     (c) the Covenantor shall take into account all reasonable comments and suggestions made by the Purchaser or its duly authorised agents;

     (d) the Covenantor and the Purchaser shall co-operate in good faith and shall each respectively afford (or procure the affordance) to the other or their duly authorised agents of information and assistance which may reasonably be required to prepare, submit and agree all such outstanding Tax returns and computations;

     (e) the Covenantor and the Purchaser shall as soon as practicable deliver to each other copies of all correspondence sent to or received from any Tax authority;

     (f) the Purchaser undertakes to procure that the Company shall at the request of the Covenantor, sign and submit to the relevant Tax authority all such notices of claim, surrender or consent to surrender (including provisional or protective notices of claim, surrender or consent to surrender in cases where any relevant Tax computations have not yet been agreed) and all such other documents and returns as the Covenantor shall reasonably request to give effect to the foregoing provisions provided that:

          (i) the Covenantor has complied with its obligations specified in this clause 8; and

          (ii) the Purchaser shall not be obliged to procure that the Company sign and submit any document which in its reasonable opinion it considers not to be true and accurate in any material respects or which would give rise either to any liability to Taxation or the loss of any Relief whether by surrender or otherwise.

7.2 The provisions of clause 7.1 (other than clause 7.1(f)) shall apply in respect of all Tax returns and computations of the Company the due date for filing of which falls on or after Completion as if the word "Covenantor" reads "Purchaser" and the word "Purchaser" reads "Covenantor".

7.3 The Covenantor and the Purchaser agree to co-operate promptly after Completion so that any outstanding issue in relation to US sales tax is resolved, so as to reduce the Company's liability to any such Tax Liability in relation to any Event occurring on or before Completion.

8.   No withholdings, ETC

8.1 All sums payable by the Covenantor to the Purchaser hereunder shall be without deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law the Covenantor shall be obliged to pay to the Purchaser such amount as will ensure that, after any such deduction or withholding has been made, the Purchaser shall have received a sum equal to the amount that the Purchaser would otherwise have received in the absence of any such deduction or withholding, as reduced by any credit to which the Purchaser may be entitled on account of such deduction or withholding.

8.2 If any competent authority for Tax purposes charges to Tax any sum paid (the "original payment") to the Purchaser hereunder the Covenantor shall be obliged to pay to the Purchaser such additional amount (the "additional payment") as will ensure that, after the payment of the Tax so charged on the original payment and any Tax chargeable on the additional payment, there shall remain a net sum equal to the amount of the original payment, such additional payment to be paid the later of three Business Days after the Purchaser has served written notice on the Covenantor and three Business Days prior to the date that Tax on the original payment will become due and payable, or would have become due and payable but for the availability of a Relief.

9.   Corresponding savings and refunds

9.1 If the auditors for the time being of the Company certify (at the request and at the expense of the Covenantor) that any Tax Liability which has resulted in a payment having been made by the Covenantor under this covenant or for breach of any of the Tax Warranties has given rise to a Relief (other than an Accounts Relief) for the Company or the Purchaser which would not otherwise have arisen, then:

     (a) the Purchaser shall procure that full details of such Relief are given to the Covenantor as soon as reasonably practicable; and

     (b) the amount of that Relief shall first be set off against any payment then due from the Covenantor under this covenant; and

     (c) to the extent there is an excess, a refund shall be made to the Covenantor of any previous payment or payments made by the Covenantor under this covenant and not previously refunded under this clause up to the amount of such excess; and

     (d) to the extent that the excess referred to in sub-clause (c) of this clause is not exhausted under that sub-clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantor under this deed, provided that if the Relief in question is a deduction from or offset against income, profits or gains, the amount of the Relief shall be a sum equal to the amount of Tax that has been saved through the use of that Relief on the basis of the rates of tax current at the date of the certification made by the auditors under this clause.

9.2 If the Covenantor at any time pay to the Purchaser an amount pursuant to a claim under this covenant or under the Tax Warranties and the Purchaser or the Company is or becomes entitled to recover from some other person (other than the Company or the Purchaser, but including any Tax authority) any sum in respect of the matter giving rise to such claim (other than by reason of any Accounts Relief or Post-Completion Relief), the Purchaser, if so required by the Covenantor, will (and will procure that the Company will), at the cost of the Covenantor takes all reasonable steps to enforce such recovery (provided that the Company and the Purchaser shall not be obliged to take any action which they reasonably consider to be prejudicial to their material interests), and the Purchaser shall promptly following such recovery repay to the Covenantor the lesser of:

     (a) the sum so recovered by the Purchaser or the Company from such other person (including sums recovered in respect of costs and any interest or repayment supplement received in respect of the sum recovered, but less any costs of recovery not previously reimbursed and less any Tax chargeable on the sum recovered); and

     (b)  the amount referred to above paid by the Covenantor to the Purchaser.

10.  Purchaser's warranty and indemnity

10.1 The Purchaser warrants and represents to the Covenantor and their successors in title that the Purchaser does not intend to permit the corporation tax liabilities of the Company and its subsidiaries, to the extent provided for in the Completion Accounts and to the extent payable by the Company and/or its subsidiaries to remain undischarged, and that it is not entering into this transaction on the assumption referred to in section 767AA(2) of the ICTA 1988.

10.2 The Purchaser hereby covenants with the Covenantor that it will indemnify each Relevant Person and keep them indemnified against any liability arising pursuant to:

     (a) section 767A of the ICTA 1988, in circumstances where the taxpayer company (as defined in section 767(1)) is the Company; or

     (b) section 767AA of the ICTA 1988, in circumstances where the relevant transferred company or associated company as defined in section 767AA is the Company; or

     (c) section 132 of the FA 1988, in circumstances where the Company ceases to be resident in the United Kingdom after Completion, except where the Company was incorporated outside the United Kingdom; or

     (d) section 190 of the TCGA 1992, in circumstances where the unpaid tax referred to in section 190(1) is first assessed on the Company,

     to the extent that the corporation tax to which the liability relates:

          (i) has been the subject of a claim by the Purchaser hereunder which has been satisfied; or

          (ii) is one in respect of which the Covenantor has (disregarding any limit on the amount of such liability) no liability hereunder.

10.3 For the purposes of this clause 10, a "Relevant Person" is:

     (a) any person who at any time in the three year period prior to Completion had control of the Company; or

     (b) any company of which the person mentioned in clause (a) above has at any time in the three year period prior to Completion had control.

10.4 The Purchaser hereby covenants with the Covenantor to pay to the Covenantor the Repayment within five Business Days of receipt of the same.

11.  Over Provisions

11.1 If the Covenantor shall become liable in respect of any claim arising under this Deed, credit shall be given to the Covenantor against such liability for the amounts referred to in clause 11.2 below which shall be dealt with in accordance with clause 11.4 below.

11.2 The amounts referred to in clause 11.1 above are:

     (a) the amount by which any provision for Tax contained in the Completion Accounts proves to be an over provision;

     (b) the amount by which the right to any repayment of Tax to the Company by the Inland Revenue or any other Tax authority reflected in the Completion Accounts proves to be understated (or if no amount is stated, the amount of any repayment of Tax to the Company relating to the period prior to the Balance Sheet Date) but, for the avoidance of doubt, this Clause 11 shall not apply to the Repayment.

11.3 If the Purchaser becomes aware that there are or may be such amounts as are referred to in clause 11.2 above, it shall (or shall procure that the Company shall) promptly inform the Covenantor of that fact. If the auditors for the time being of the Company are requested by either of the parties hereto to certify any of such amounts as are referred to above the relevant party shall procure that the auditors are instructed to give and shall (at the expense of the party requesting) give as soon as practicable such certificate and in so doing they shall act as experts and not as arbitrators and (in the absence of manifest error) their decision shall be final and binding on the parties hereto.

11.4 Where it is provided under clause 11.1 above that any amount (the "Relevant Amount") is to be dealt with in accordance with this clause 11:

     (a) the Relevant Amount shall first be set off against any payment then due from the Covenantor under this covenant, and reduce or eliminate the liability against which it is so set-off; and

     (b) to the extent there is an excess of the Relevant Amount after any amounts have been set off under clause 11.4(a) above a refund shall be made to the Covenantor of any previous payment or payments by the Covenantor under this covenant and not previously refunded under this clause 11.4(b) up to the amount of such excess; and

     (c) to the extent that the excess referred to in clause 11.4(b) is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantor under this covenant and reduce or eliminate the liability against which it is so set-off.

11.5 Where any such certification as is mentioned in clause 11.3 above has been made, the Covenantor or the Purchaser may (at their own expense) request the auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

11.6 If the auditors certify under clause 11.5 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of clause 11.4 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above mentioned substitution shall be made as soon as practicable by the Covenantor or the Purchaser, as the case may be.

12.  Surrender of Reliefs

12.1 The Purchaser shall procure that, to the extent that it can lawfully do so, the Company:

     (a) accepts from the Covenantor, or any other company not included in the definition of the Company hereunder and specified by the Covenantor, the surrender of any Group Relief as the Covenantor may direct in respect of an accounting period of the Company commencing before Completion; and

     (b) surrenders any Group Relief to any company not included in the definition of the Company hereunder, specified by the Covenantor, in respect of any accounting period of the Company commencing before Completion.

12.2 Subject to clause 12.3, for a surrender under clause 12.1(a), the Purchaser shall procure that the Company pays to the Covenantors, or as the Covenantor directs, an amount equal to the Tax saved by the Company in consequence of such surrender.

12.3 The total payments made by the Company under clause 12.2, when added to any corporation tax actually payable by the Company, shall not exceed the amount of corporation tax taken into account in calculating the provision for Tax in the Completion Accounts in respect of the Company.

12.4 Payment under clause 12.2 shall be made on the later of the date that the Tax saved as a result of the surrender is, or but for the surrender would have been, due and payable, and five Business Days after demand is made therefor by or on behalf of the Covenantor.

12.5 No payment shall be made for a surrender under clause 12.1(b).

13.  VAT

13.1 The deeming provisions of section 43(1) of the VATA shall be disregarded in determining for the purposes of this clause 13 what supplies or importations have been made or are deemed to have been made by or to any person.

13.2 The Covenantor covenants with the Purchaser that it will notify H M Customs & Excise that the Company will cease to be under its control with effect from Completion and that it shall use all reasonable endeavours to secure that the date on which the Company ceases to be treated as a member of the Covenantor's VAT Group falls on or before Completion.

13.3 The Covenantor undertakes with the Purchaser and the Purchaser undertakes with the Covenantor that it will on request promptly supply or procure that there is supplied to the other all information, particulars and access to the copies of records relevant to any liability of the parties under this clause 13.

13.4 The Covenantor (for itself and for each member of the Group) shall not, and the Purchaser undertakes to procure that the Company shall not, after Completion, in respect of VAT accounting periods beginning prior to but not ended before Completion, admit liability to or pay or settle any claim for VAT or agree any allowance or disallowance of credit for or refund of VAT which could be relevant to any liability of the parties under this clause (together referred to as a "Relevant Claim") unless it shall have obtained the consent of the other to do so, such consent not to be unreasonably withheld or delayed, and if the Covenantor or the Purchaser shall become aware of any Relevant Claim or of circumstances likely to give rise to a Relevant Claim, that party shall promptly give written notice thereof to the other and the Covenantor shall take such action as the Purchaser may reasonably request to avoid dispute resist appeal compromise or defend the Relevant Claim, and the Purchaser shall indemnify the Covenantor from time to time against all costs and expenses reasonably and properly incurred in complying with any such request.

14.  Guarantee of the Covenantor's Liabilities

14.1 In consideration of the Purchaser entering into this Deed with the Covenantor, the Guarantor hereby irrevocably and unconditionally agrees, as primary obligor, to pay to the Purchaser a sum equal to any sums now or subsequently due and payable hereunder by the Covenantor to the Purchaser.

14.2 This guarantee may be enforced by the Purchaser without the Purchaser first taking any steps or proceedings against the Covenantor.

14.3 The liability of the Guarantor pursuant to this clause 14 shall be limited to the nominal amount of the Loan Notes at the date of Completion in addition to interest accrued thereon, and the Purchaser's only remedy against the Guarantor pursuant to this clause 14 shall be by exercising its right of set-off and by the resulting cancellation of any liability the Purchaser has to the Guarantor under the Loan Notes.

15.  General

     The provisions of clauses 17 (Confidentiality and Announcements), 24 (Continuing Obligations and Assignment), 25 (Costs), 26 (Notices), 27 (Severability), 28 (Entire Agreement and Variation), 29 (General Provisions) and 30 (Governing Law and Jurisdiction) of the Master Agreement shall apply to this Deed as if the same were set out in full herein, mutatis mutandis.

IN WITNESS whereof this Deed has been entered into the day and year first above written.

Executed by                         )
Baltimore Technologies plc          )
Acting by:

Name
Director

Name
Director/Secretary

Executed by                         )
Clearswift Limited                  )
Acting by:

Name
Director

Name
Director/Secretary

Executed by                         )
Baltimore Technologies UK Limited   )
Acting by:

Name
Director

Name
Director/Secretary

                                   Schedule 6

                                   Properties

                                 Seattle Office

Address:            Suite 200, Second Floor Eastgate Building, 15500 SE 30th.
                    Place, Bellevue, Washington 98007

Landlord:           Touchstone Partners I LLC

Current Tenant:     Content Technologies Inc

Term:               Commenced 25 February 2000 and expires 28 February 2005.

Lease Date:         November 12, 1999

Parties to Lease:   (1) Touchstone Partners I LLC and (2) Content Technologies
                    Inc.

Current rent:       (pound)22,595.63 per month

Use:                General office

                                 Hamburg Office

Address:            Amsinckstrasse, 67 20097 Hamburg

Landlord:           DEGI, Deutsche Gesellschaft fur Immobilienfonds mbH

Current Tenant:     Content Technologies GmbH

Term:               64 months terminating 31 December 2005

Lease Date:         1/9/2000 with a further 300 square meters from 1/1/2001

Current Rent:       Euro 9,370 + 16% VAT per month total rent (euro)10,371

Use                 General office

                                Frankfurt Office

Address:            Lyoner Str. 26, 60528 Frankfurt

Landlord:           Regus Business Centre GmbH

Current Tenant:     Content Technologies GmbH

Term:               6 months

Lease Date:         13 January 2000

Current Rent:       (euro)2,096.30 plus VAT per month

Use                 General office

                                 Florida Office

Address: Suite 133, Jupiter Cove Plaza, 1340 North U.S. One Highway, Jupiter, FL 33469

Landlord:           PCI Corporate Assoc Inc

Current Tenant:     Content Technologies Inc. (renewed for a further term in the name of Baltimore Technologies Inc.)

Term:               4 months expiring 31 January 2002

Lease Date:         1st June 2001 (extended on 9 October 2001)

Parties:            (1) PCI Corporate Assoc Inc. and (2) Content Technologies
                    Inc.

Current Rent:       $365.00 plus state sales tax

Use                 General office

                                 Michigan Office

Address:            Office 11, Suite 400E, 17672 Laurel Park Drive N., Livonia,
                    MI  48152

Landlord:           VANTAS, Livonia, Inc

Current Tenant:     Content Technologies Inc.

Term: 1 year automatically renewing, unless notice given 60 days before the end of the lease (Running 1 Jan to 31 Dec)

Date:               Original agreement date Dec17 1999

Parties:            (1) VANTAS, Livonia, Inc. and (2) Content Technologies Inc.

Current Rent:       Original  charge  $1,450 per month with a 7% annual
                    increase and increase of $150 per head if more than 1 person uses office

Use                 General office

                                   Schedule 7

                          Intellectual Property Rights

1.   Registered Trade Marks

----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
CERTIGRAM               2232331        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               4496780        Japan                            9
----------------------------------------------------------------------------------------------------------
CERTIGRAM               44663144       Japan                           41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               757049         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               835235         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT TECHNOLOGIES    870915         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               835228         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               755829         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             4435994        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             835229         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             1612266        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             835231         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             641068         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             4392465        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             2301305        United States                    9
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             2232335        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             316109         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             2212221        US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             835274         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             739414         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              897298         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              2232333        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              739407         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              835232         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              2392808        US                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              739407         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             835233         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR & LOGO            1665157        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              835236         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           23292809       US                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           893420         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           835234         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           2232326        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           739542         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           835226         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
STATIONSWEEPER          1206671        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         762111         Madrid International/(2)/        9
   TOMORROW'S                                                          42
   KNOWLEDGE
 ----------------------------------------------------------------------------------------------------------
WEBSWEEPER              4343211        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              2413370        US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              2232323        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              835227         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              495911         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              755830         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

* note this is the date on which the Company will have to produce an Affidavit showing evidence of use of the mark.

Trade Mark Applications

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
CERTIGRAM               1131010        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               75/813210      United States                    9      Abandoned
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT & LOGO          835224         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT and Logo        2000-95027     Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT                 2000-95033     Japan                           41
   TECHNOLOGIES &
   Logo
----------------------------------------------------------------------------------------------------------
CONTENT                 75/491668      US                               9      Either abandoned or refused
   TECHNOLOGIES
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
e-SWEEPER               1629187        Community Mark                  41
----------------------------------------------------------------------------------------------------------
e-SWEEPER               2232332        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               76/141419      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               2000-112207    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             1206697        Community Mark                   9      Refused
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             2232322        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             75/845579      United States                    9      Abandoned
                        (originally                                    41
                        75/845579)                                     42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             2000-112207    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             76/141864      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             835230         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           2245303        UK                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           868774         Australia                        9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           2117919        Community Mark                   9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           [762109]       Madrid International/(2)/        9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           633810         New Zealand                      9
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           633811         New Zealand                     42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           76/222763      US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             2232336        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             737990         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             1612274        Community Mark                   9      Withdrawn
Archivist for SMTP                                                     41
                                                                       42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             4433108        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             739414         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              4446770        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             2232330        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             76/142190      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             1612316        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             2000-112208    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              76/142204      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              2000-112210    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           4439196        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           739542         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           76/76/141259   USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           2000-112211    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVER SWEEPER          1612282        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SPAM SWEEPER            11-43042       Japan                            9      Refused
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SPAM SWEEPER            75/705916      US                               9      Abandoned
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         868771         Australia                        9
   TOMORROW'S                                                          42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         2117711        Community Mark                   9
   TOMORROW'S                                                          42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633812         New Zealand                      9
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633813         New Zealand                     42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S                 2245308        UK                               9
   INFORMATION  IS                                                     42
   TOMORROW'S
   KNOWLEDGE/TODAY'S
   DATA IS TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S                 868770         Australia                        9
   INFORMATION IS                                                      42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S                 2118297        Community Mark                   9
   INFORMATION IS                                                      42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S                 [762110]       Madrid International/(2)/        9
   INFORMATION IS                                                      42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633814         New Zealand                      9
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633815         New Zealand                     42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         76/333619      US                               9
   TOMORROW'S                                                          42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S                 76/222486      US                               9
   INFORMATION IS                                                      42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------

/(1)/ Denotes International Registration designated in the United Kingdom (base registration), Switzerland, China, Czech Republic, Estonia, Hungary, Lithuania, Norway, Poland, Russia, Slovakia.

/(2)/ Denotes International Registrations designated in the United Kingdom (base registration), Switzerland, Japan, Norway

Patent Applications

------------------------------------------------------------------------------------------
Title                                   Territory         Application Number   Filing Date
------------------------------------------------------------------------------------------
Method and System for Analysing  the    US                09/368,386           04/08/99
Content of Encrypted Electronic Data    European Patent   99125246.1           17/12/99
                                        Japan             365,274/1999         22/12/99
------------------------------------------------------------------------------------------
Detecting Packed Executables            UK                0018682.5            28/07/00
------------------------------------------------------------------------------------------
Monitoring Electronic Mail Message      UK                0021444.5            31/08/00
Digests
------------------------------------------------------------------------------------------
Distributing Public Keys                UK                0026688.2            1/11/00
------------------------------------------------------------------------------------------

Registered Domain Names

a-differentcompany.com           Contenttechnologies.de   mimesweeper.de
an-e-commerce-website.com        Contenttechnologies.fr   mimesweeper.dk
another-e-commerce-website.com   e-sweeper.com            nonevents.com
certigram.co.uk                  e-sweeper.co.uk          outside-yourcompany.com
certigram.com                    esweeper.co.uk           secretsweeper.com
certigrams.co.uk                 e-sweeper.net            secretsweeper.co.uk
certigrams.com                   esweeper.net             stationsweeper.co.uk
content-alliance.com             examplecompany.org       stationsweeper.com
contentarchiving.com             example-isp.com          threatcentral.co.uk
contentconservation.com          filesweeper.co.uk        threatcentral.com
contentpreservation.com          filesweeper.com          threatcentral.net
contentsecurity.co.uk            inside-yourcompany.com   threatcentral.org
contentsecurity.com              mailpreserver.com        websweeper.co.uk
content-security.co.uk           mailsweeper.com          your-companyname-here.com
content-security.com             mimesweeper.com
contenttechnologies.com          mimesweeper.com.au
content-technologies.com         mimesweeper.co.uk

NB   (i)   minesweeper.com.au is registered in the name of Mimesweeper

     (ii)  mimesweeper.co.uk has been detagged.

     (iii) contenttechnologies.de and mimesweeper.de are registered in the name of Content Technologies GmbH.

                        Norwegian Trade Mark Applications

The Seller believes that the following applications have been made but has not been able to confirm the accuracy of the details in the following table. The information is provided from trade mark search reports provided by the Purchaser's solicitors prior to the signing of this Agreement.

----------------------------------------------------------------
Trade Mark                Application No   Territory   Class(es)
----------------------------------------------------------------
TODAY'S DATA IS           200110600        Norway          9
   TOMORROW'S KNOWLEDGE                                   42
----------------------------------------------------------------
TODAY'S INFORMATION IS    200110599        Norway          9
   TOMORROW'S KNOWLEDGE                                   42
----------------------------------------------------------------
MAILPRESERVER             200110598        Norway          9
                                                          42
----------------------------------------------------------------
CERTIGRAM                 200107683        Norway          9
                                                          41
                                                          42
----------------------------------------------------------------
WEBSWEEPER                200106821        Norway          9
                                                          41
                                                          42
----------------------------------------------------------------
E-SWEEPER                 200106820        Norway          9
                                                          41
                                                          42
----------------------------------------------------------------
MAILSWEEPER               2000010215       Norway          9
                                                          41
                                                          42
----------------------------------------------------------------

                                   Schedule 8

                             The Completion Accounts

                                     Part 1

1. The Purchaser shall use its reasonable endeavours to procure that consolidated accounts of the Group (including the Business) as at the Completion Date (the "Completion Accounts") are drawn up and reviewed by the Purchaser's Auditors in the form set out in Part III of this Schedule as soon as practicable and in any event by not later than 60 Business Days after Completion. The costs of the Purchaser's Auditors shall be borne equally by the Purchaser and the Sellers. The Purchaser shall procure that the Purchaser and the Purchaser's Auditors shall have such reasonable access during normal business hours to the records of the Group and the Business as they may reasonably require for the purposes of fulfilling their obligations contained in this Schedule.

2.   The Completion Accounts shall be prepared by the Purchaser:

     (a)  in accordance with the principles referred to in Part II of this
          Schedule 8;

     (b) subject to paragraph (a) above, in accordance with principles, policies and procedures of accounting applied on a basis consistent with the Accounts; and

     (c)  subject to paragraphs (a) and (b) above, in accordance with UK GAAP.

     If there is any inconsistency between any of the above mentioned sub-paragraphs, paragraph (a) shall prevail over paragraphs (b) and (c), and paragraph (b) shall prevail over paragraph (c).

3.   For the purposes of this Schedule:

     "Baltimore Excluded Items" means the following:

     (a) any leasehold improvements or furniture which are not used in the Business or by a Group member;

     (b) any balance sheet entries relating to the BUK Property (other than in respect of liabilities expressly assumed under the BUK Underlease);

     (c) any computer equipment which the Purchaser, any Group member or BUK in relation to the Business does not require in connection with the Business;

     (d)  the Repayment;

     (e)  cash in hand or at bank.

     "Base Working Capital Amount" means (pound)(700,000);

     "Completion Working Capital Amount" means Completion Net Assets less the Content Excluded Items.

     "Content Excluded Items" means the aggregate of the following amounts calculated by reference to the principles to be applied in preparing the Completion Accounts:

     (a) the bonuses and commissions payable to Employees (and employees of any Group member) in connection with the transaction or otherwise and all National Insurance or PAYE (or the equivalent in any other jurisdiction in relation thereto attributable to any period or event ending on or prior to Asset Completion;

     (b) provision for all liability to National Insurance and PAYE (or the equivalent in other jurisdictions) which would or may arise in the exercise of any Baltimore share option;

     (c) any sums payable or liabilities arising out of any termination of employment or related arrangements of any Employee or any employees of any Group member attributable to any period or event ending on or prior to Asset Completion;

     (d) provision for withholding tax liabilities referred to in paragraph R5 of the Disclosure Letter (relating to CTL's failure to deduct withholding tax from royalties paid to a German company);

     (e) provision for penalties or interest arising in respect of overdue filings as at Asset Completion in relation to Taxation for non-UK Group members;

     (f) any corporation tax or any tax payable by reference to taxable profits attributable to any period or event ending on or prior to Asset Completion.

     (g) any United States sales tax payable attributable to any period or event ending on or prior to Asset Completion;

     (h) provision of (pound)35,000 in respect of the licence cost of personal office productivity software of substantially similar nature and functionality to the personal office productivity software used by the Group prior to Completion and no corresponding asset will be recognised in respect of this provision.

     (i) any tax payable by reason of the Company and its Subsidiary Undertakings being part of the Seller's Group for tax purposes which would not have arisen were it not so grouped;

     "Projected Balance Sheet" means the projected proforma consolidated balance sheet for the Group and the Business as at 31 March 2002 in the agreed form.

     "Completion Net Assets" means the amount of the total assets less total the liabilities of the Group (including the Business) (including for the avoidance of doubt the Content Excluded

     Items) (adjusted if necessary in accordance with the principles set out in
     Part II of this Schedule) as shown by the Completion Accounts once final and binding between the parties.

4. A draft of the Completion Accounts together with a draft report of the Purchaser's Auditors in the form set out in Part III of this Schedule (the "Report") shall be delivered by the Purchaser to the Seller's Auditors not later than seven days after the same shall have been prepared and reviewed and the Seller and the Seller's Auditors may review the same in order to satisfy themselves that the draft Completion Accounts have been prepared in accordance with the provisions of this Schedule 8 and that the details contained in the Report are correct.

5. The Report shall be in the form set out in Part IV of this Schedule but the format of Part IV is for convenience only and in no way affects the construction thereof or the construction of this Agreement.

6. The Purchaser shall co-operate promptly and shall use its reasonable endeavours to procure that the Purchaser's Auditors co-operate promptly in any such review and shall give to the Seller and the Seller's Auditors all such information and explanations as they may reasonably require in relation thereto.

7. The Seller shall as soon as reasonably practicable and in any event by no later than 45 Business Days after receiving the Completion Accounts issue either:

     (a)  the confirmation of agreement with the draft Completion Accounts; or

     (b) a statement in writing of those respects in which it disagrees with the draft Completion Accounts, together with the reasons for its disagreement and specifying and quantifying the adjustments which, in its opinion, should be made to the draft Completion Accounts.

8. If a confirmation is given under paragraph 7(a) above, the draft Completion Accounts will be the Completion Accounts and will be deemed to be binding on the parties to this Agreement. If no statement in accordance with paragraph 7(b) is given the Seller will be deemed to have agreed to the draft Completion Accounts and the said Report shall be final and binding between the parties.

9. If a statement is given under paragraph 7(b) above, the Seller and the Purchaser shall attempt in good faith to resolve any such disagreement within 15 Business Days of such statement being issued. Any resolution which enables the Completion Net Assets to be agreed shall be expressed in a certificate to be signed by both the Purchaser and the Seller (a "Joint Resolution"). If a Joint Resolution is not agreed within this period, the matter shall be referred to a firm of independent chartered accountants jointly agreed upon between the Seller and the Purchaser at any time or, failing which and on application of either the Seller or the Purchaser at any time after a period of a further 15 Business Days, by the President, from time to time, of the Institute of Chartered Accountants in England and Wales, which firm (the "Independent

     Accountants") shall then determine the value or amount of the matter or matters in dispute. The Independent Accountants shall act as experts and not as arbitrators. Their decision shall be communicated in writing to the Purchaser and the Seller and shall be (in the absence of manifest error) final and binding upon the Purchaser and the Seller. The draft Completion Accounts, as amended pursuant to a Joint Resolution or a decision of the Independent Accountants pursuant to this paragraph 9 shall consist the Completion Accounts for the purposes of this Agreement.

10. The Seller and the Purchaser shall each provide (and the Purchaser shall procure that the members of the Group shall provide) the Independent Accountants with all information that they may reasonably require. The costs of the Independent Accountant's determination shall be in the award of the Independent Accountants.

11. The Seller and the Purchaser shall procure that all records, working papers and other information as may be reasonably required by the other (or by the Sellers' Auditors or Purchaser's Auditors) or the Independent Accountants for the purposes of this Schedule 8 shall be made available upon request for them and each of the Purchaser and the Seller shall generally render all reasonable assistance, including the production and supply of photocopies of relevant documents to the Independent Accountants, and access reasonably necessary for the preparation of the Completion Accounts.

                                     Part II

                                   Principles

The Completion Accounts shall be drawn up by the Purchaser in accordance with the following principles:

1. The Completion Accounts shall be prepared in accordance with UK GAAP save that revenue shall be recognised in accordance with US GAAP and where there is room for interpretation of such accounting policies and principles then policies and principles consistent with those adopted in the preparation of the Projected Balance Sheet shall be adopted.

2. The Base Working Capital Amount excludes and there shall be excluded from the Completion Working Capital Amount:

2.1 Any net intercompany balances between any Group member and the Seller's Group (except arising from any charges relating to services supplied in the ordinary course of business).

2.2  the Baltimore Excluded Items and the Content Excluded Items.

3.   In calculating the Completion Working Capital Amount:

3.1 any general accruals or provisions shall be included at the amount at which such accruals or provisions were included in the Projected Balance Sheet subject to proper utilisation;

3.2 the foreign exchange rates used in preparing the Projected Balance Sheet shall be used in preparing the Completion Accounts;

3.3  no deferred tax asset shall be included.

4. If the Purchaser or any Group member is or will be obliged to settle or discharge any Content Excluded Items, a provision equal to the aggregate value of the Content Excluded Items so settled or discharged shall be included in the Completion Accounts.

5. Management charges and other arrangements between the Seller's Group and any Group member will be consistent with those incurred in relation to prior accounting periods.

                                    Part III

                           Form of Completion Accounts

Same format as Projected Balance Sheet

Part IV

Form of Report

To:  The Directors

     Baltimore Technologies plc

1. The report has been drawn up in accordance with the provisions of Schedule 8 to the Agreement dated [_] January 2002 between Baltimore Technologies plc (1) Baltimore Technologies UK Limited (2) and [The Purchaser] (3) (the "Agreement"). Words and expressions defined in the Agreement shall have the same meanings in this report.

2. In our opinion the Completion Accounts (which are annexed hereto) have been drawn up in accordance with the provisions of Schedule VIII to this Agreement.

3.   Based on the Completion Accounts we confirm that:

     (a)  The amount of the Completion Working Capital Amount is (pound)_; and

     (b) The sum of(pound)_ is now due and payable by the [Purchaser/Seller]] to the [Seller/Purchaser] pursuant to clause 6.7 of the Agreement.

Signed:

[Purchaser's Auditors]

                                   Schedule 9

                                    Contracts

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Agreement for the sale and purchase   Baltimore Technologies (UK) Limited     Content Technologies Limited            30/03/2001
of the business and undertaking of
CTL
---------------------------------------------------------------------------------------------------------------------------------
Business Transfer Agreement           Baltimore Technologies Japan            Content Technologies KK                 (blank)
---------------------------------------------------------------------------------------------------------------------------------
Data Protection Agreement             Baltimore Technologies (UK) Limited     Content Technologies Inc                (blank)
---------------------------------------------------------------------------------------------------------------------------------
Escrow Agreement                      Baltimore Technologies (UK) Limited     NCC Group                               08/08/2001

                                      Content Technologies Ltd                NCC Group                               (blank)
---------------------------------------------------------------------------------------------------------------------------------
Heads of Agreement                    Content Technologies Limited            Abathorn Limited                        16/04/1999
---------------------------------------------------------------------------------------------------------------------------------
Lease Agreement                       Content Technologies                    Dell                                    12/08/1999

                                      Content Technologies Inc                Pitney Bowes                            05/01/2001
---------------------------------------------------------------------------------------------------------------------------------
Loan Facility                         Content Technologies Holdings Limited   Integralis Limited                      04/02/1998
---------------------------------------------------------------------------------------------------------------------------------
Microsoft Business Agreement          Baltimore Technologies (UK) Limited     Microsoft Ireland Operations Limited    30/10/2001
---------------------------------------------------------------------------------------------------------------------------------
Microsoft Select Agreement            Baltimore Technologies (UK) Limited     Microsoft Ireland Operations Limited    30/10/2001
---------------------------------------------------------------------------------------------------------------------------------
(blank)                               Content Technologies Limited            Pearl                                   (blank)
---------------------------------------------------------------------------------------------------------------------------------
Independent Contractor Intellectual   Content Technologies Inc                Majerus LLC                             21/10/2001
Property Agreement
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Esweeper licence                      Baltimore Technologies (UK) Limited     Cad-Capture                             10/06/2001

                                                                              nevadatele                              (blank)
---------------------------------------------------------------------------------------------------------------------------------
e-sweeper licence                     Baltimore Technologies (UK) Limited     Bibliottech Limited                     01/05/2001

                                                                              Eclipse Networking Limited              01/08/2001

                                      Content Technologies Limited            ATL Networks Limited                    01/02/2000
                                                                              Comet Technology Limited                01/10/200
                                                                              E-Go Messaging Limited                  01/04/2001
                                                                              Hiway Communications Limited            24/02/2000
                                                                              Internal Systems Limited                01/10/2000
---------------------------------------------------------------------------------------------------------------------------------
Assignment of IPR                     Content Technologies Limited            eREFINERY                               07/08/2000
                                                                              University of East Anglia               (blank)
                                                                              Pearl                                   15/09/1999
---------------------------------------------------------------------------------------------------------------------------------
Proposed contract for a Skin          Content Technologies Limited            University of East Anglia               (blank)
Filtering System
---------------------------------------------------------------------------------------------------------------------------------
Addendum One to Reseller Agreement    Content Technologies Inc                Global Technologies Inc                 (blank)
(draft)
---------------------------------------------------------------------------------------------------------------------------------
Cross-Licence Agreement               Integralis Inc.                         Trend Micro Inc.                        15/01/1998
---------------------------------------------------------------------------------------------------------------------------------
Deed of Novation                      Baltimore Technologies (UK) Limited     NHS Pensions Agency                     11/01/2001
                                                                              SEMA UK Limited                         11/01/2001
---------------------------------------------------------------------------------------------------------------------------------
Demonstration Software Agreement      Integralis Limited                      Security Domain PTY.LTD                 (blank)
---------------------------------------------------------------------------------------------------------------------------------
Electronic Forms Implementation       Content Technologies Limited
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Project
---------------------------------------------------------------------------------------------------------------------------------
Licence Agreement                     Baltimore Technologies (UK) Limited     Austrian Government                     (blank)
                                      Content Technologies                    Baltimore Technologies Limited          22/12/1999
                                      Content Technologies Holdings Limited   Surfcontrol                             05/10/2001
                                      Content Technologies Inc                AG Edwards and Son                      (blank)
                                      Content Technologies Limited            KPMG                                    (blank)
                                      Content Technologies Limited            University of Edinburgh                 (blank)
                                      Integralis Limited                      Combined Insurance Company              06/03/1998
                                      Baltimore Technologies (UK) Limited     Ashland Oil                             (blank)
                                      Baltimore Technologies (UK) Limited     Telewest                                11/10/2001
---------------------------------------------------------------------------------------------------------------------------------
Licence Amendment                     Content Technologies Limited            Cable & Wireless                        30/11/2001
                                      Baltimore Technologies (UK) Limited     KPN Quest                               19/10/2001
                                      Baltimore Technologies (UK) Limited     Telenet                                 (Blank)
---------------------------------------------------------------------------------------------------------------------------------
Licence details                       Content Technologies Inc.               Repository Technologies Inc             31/03/2000
---------------------------------------------------------------------------------------------------------------------------------
Licence, maintenance and support      Content Technologies Inc                Aluminium Company of America            09/11/1998
   agreement
---------------------------------------------------------------------------------------------------------------------------------
Licensed Works Agreement 4998S62105   Content Technologies Inc                International Business Machines Corp.   14/01/1999
---------------------------------------------------------------------------------------------------------------------------------
Master Software Licence Agreement     Baltimore Technologies (UK) Limited     United Health Care Group                28/12/2001
---------------------------------------------------------------------------------------------------------------------------------
Microsoft Licence Agreement           Content Technologies Limited            Microsoft                               22/06/2000
---------------------------------------------------------------------------------------------------------------------------------
Novation Agreement                    Baltimore Technologies (UK) Limited     Hyder Services Limited                  11/01/2001
                                                                              Logica Services Limited                 07/12/2001
---------------------------------------------------------------------------------------------------------------------------------
Schedule 2 to master licence          Baltimore Technologies Inc              Banc One                                15/03/2001
   agreement
---------------------------------------------------------------------------------------------------------------------------------
Schedule to master licence            Baltimore Technologies Inc              Banc One                                27/12/1997
   agreement
---------------------------------------------------------------------------------------------------------------------------------
Software Licence Agreement            Content Technologies Limited            Digitech Projects Limited               17/08/2000
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
(blank)                               Content Technologies Inc                Fluor Daniels                           29/10/1999
---------------------------------------------------------------------------------------------------------------------------------
Content Support Agreement             Content Technologies Inc                United Health Care Group                28/12/2001
---------------------------------------------------------------------------------------------------------------------------------
Content Technologies Support          Content Technologies Limited            Alliance and Leicester                  (blank)
   Agreement
---------------------------------------------------------------------------------------------------------------------------------
Emergency supplementary support       Content Technologies Inc                Antelope                                16/05/2001
---------------------------------------------------------------------------------------------------------------------------------
External Access Agreement             Content Technologies Inc                United Health Care Group                28/12/2001
---------------------------------------------------------------------------------------------------------------------------------
Integralis Limited Support            Integralis Limited                      Allen & Overy                           13/10/1995
   Agreement                                                                  Bank Paribas                            (blank)
---------------------------------------------------------------------------------------------------------------------------------
Licence, maintenance and support      Content Technologies Inc                Aluminium Company of America            09/11/1998
   Agreement
---------------------------------------------------------------------------------------------------------------------------------
Maintenance Agreement                 Content Technologies Inc                AG Edwards and Son                      02/09/2001
                                                                              Arnett Clinic                           11/07/2000
                                                                              Call Interactive                        (blank)
                                                                              CF Software                             07/07/2000
                                                                              Chief Supply Corp                       07/07/2000
                                                                              General and Cologne Re Services         11/01/2000
                                                                              Illinois Department of Insurance        27/06/2000
                                                                              Industrial Commission of Ohio           10/07/2000
                                                                              Wholesaleportal.com                     07/07/2000
---------------------------------------------------------------------------------------------------------------------------------
Maintenance and Support Agreement     Content Technologies                    Baltimore Technologies Limited          (blank)
                                      Content Technologies Limited            Whitbread Plc                           19/02/1999
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Support Agreement                     Baltimore Technologies (UK) Limited     Austrian Government                     (blank)
                                      Content Technologies Limited            Diageo Plc                              16/09/1999
                                                                              Entopy                                  (blank)
                                                                              KPMG                                    08/02/1999
                                      Integralis Limited                      Enterprising IT                         21/03/1997
                                                                              IBM                                     30/01/1997
                                      Content Technologies Limited            Bank Paribas                            (blank)
---------------------------------------------------------------------------------------------------------------------------------
OEM Software Licence Agreement        Baltimore Technologies Limited          Group Technologies                      (blank)
                                      Integralis Inc                          Systems Research and Applications
                                                                              Corp                                    26/09/1997
                                      Integralis Limited                      Command Software                        19/05/1997
                                      Integralis Limited                      S&S International PLC                   (blank)
---------------------------------------------------------------------------------------------------------------------------------
OEM Software Licence Agreement        Integralis Inc                          Systems Research and Applications
modification 1                                                                Corp                                    27/05/1998
---------------------------------------------------------------------------------------------------------------------------------
OEM Software Licence Agreement        Integralis Inc                          Systems Research and Applications
modification 2                                                                Corp                                    12/06/1998
---------------------------------------------------------------------------------------------------------------------------------
Addendum to OPSEC Alliance            Integralis Limited                      Check Point Software Technologies
Framework Partner Agreement                                                   Limited                                 (blank)
OPSEC Framework Plus Program
---------------------------------------------------------------------------------------------------------------------------------
Amendment 1 to Distributor            Baltimore Technologies Pty Limited      Solomon Technology Corp                 (blank)
Agreement
---------------------------------------------------------------------------------------------------------------------------------
Amendment 1 to Distributor Partner    Content Technologies Inc                Interwork Technologies                  10/02/2000
Program Agreement
---------------------------------------------------------------------------------------------------------------------------------
Authorised Reseller Partner Program   Content Technologies Inc                MC2 Corporation                         22/03/2000
Agreement
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Authorised Reseller Agreement         Baltimore Technologies Pty Limited      Arston Systems Pty Limited              23/02/1999
                                                                              Aspect Computing Pty Limited            15/08/2000
                                                                              Beethoven Computer Services             28/02/2000
                                                                              Chass Computer Consultants (M) Snd
                                                                              Bhd                                     07/10/2001
                                                                              Chass Computer Consultants Pte
                                                                              Limited                                 17/10/2001
                                                                              Imaginet International Inc              20/11/2000
                                                                              Logical Systems WA Pty Limited          30/03/2000
                                                                              Megatec Pty Limited                     18/04/2000
                                                                              Newbase                                 01/12/2000
                                                                              Professional Advantage Pty Limited      05/06/2000
                                                                              Securenet Limited                       18/07/2000
---------------------------------------------------------------------------------------------------------------------------------
Authorised Reseller Software          Baltimore Technologies Pty Limited      Aspect Computing Pty Limited            28/02/2000
Support Agreement                                                             Chass Computer Consultants (M) Snd
                                                                              Bhd                                     14/10/2001
                                                                              Chass Computer Consultants Pte
                                                                              Limited                                 17/10/2001
                                                                              Imaginet International Inc              20/11/2000
                                                                              Logical Systems WA Pty Limited          30/03/2000
                                                                              Megatec Pty Limited                     16/05/2000
                                                                              Professional Advantage Pty Limited      05/06/2000
                                                                              Securenet Limited                       18/07/2000
                                      Content Technologies Limited            Beethoven Computer Services             28/02/2000
---------------------------------------------------------------------------------------------------------------------------------
Authorised Training Agreement         Baltimore Technologies (UK) Limited     Swanholm                                13/12/2001
                                      Content Technologies Limited            Akademie fue Netzwerksicherbeit gmbh    27/12/1999
                                                                              Allasso GMBH                            09/01/2000
                                                                              Data Results BV                         27/12/1999
                                                                              Entropy Limited                         06/01/2000
                                                                              Integralis SARL                         19/01/2000
                                                                              Swanholm Distribution AS                04/01/2000
                                      Content Technologies Limited            Integralis Network Systems Limited      22/02/1999
---------------------------------------------------------------------------------------------------------------------------------
Authorised Reseller Partner           Content Technologies Inc                Glencom Systems Inc                     22/06/2000
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Name of contract                      Baltimore/Content entity                Company name                            Date signed
---------------------------------------------------------------------------------------------------------------------------------
Program Agreement
---------------------------------------------------------------------------------------------------------------------------------
Baltimore Technologies Alliance       Baltimore Technologies Inc              Unisys Corporation                      (blank)
Program Premier Partner
Participation Agreement
---------------------------------------------------------------------------------------------------------------------------------
Baltimore Technologies Master         Baltimore Technologies (UK) Limited     Baltimore Technologies Pty Limited      01/07/2001
Distributor Agreement                                                         Content Technologies (Asia Pacific)
                                                                              Pty Limited                             (blank)
                                      Baltimore Technologies Ltd              MDSS                                    (blank)
---------------------------------------------------------------------------------------------------------------------------------
Content Technologies Authorised       Content Technologies Ltd                Integralis Network Systems Limited      (blank)
Training Agreement
---------------------------------------------------------------------------------------------------------------------------------
Content Technologies Inc.             Content Technologies Inc                4COMM.COM                               19/01/2000
Authorised Reseller Program
Terms and Conditions
---------------------------------------------------------------------------------------------------------------------------------
Distribution Agreement                (blank)                                 Japan office                            (blank)
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of contract                     Baltimore/Content entity              Company name                            Date signed
------------------------------------------------------------------------------------------------------------------------------
Distribution Agreement for           Baltimore Technologies Limited        SEC Datacom A/S                         01/05/2001
MIMEsweeper                          Content Technologies Limited          Allasso                                 01/12/2000
                                                                           Bristol Group                           19/02/1999
                                                                           Computer Links AG                       27/01/2000
                                                                           Computer Systems Engineering Company    31/05/1999
                                                                           comsol                                  01/11/1999
                                                                           Data Results                            01/11/1998
                                                                           Entropy Limited                         02/03/1999
                                                                           First Defense                           21/09/2000
                                                                           International Computer and Networks     01/06/2000
                                                                           Networks Unlimited                      18/11/1998
                                                                           Protect Data AB                         01/10/1998
                                                                           Risc                                    12/12/1997
                                                                           SafeComms Group                         04/01/2000
                                                                           Softway SARL                            01/11/1998
                                                                           Swanholm Distribution AS                01/09/1999
                                                                           Unipalm                                 28/01/1999
------------------------------------------------------------------------------------------------------------------------------
Distributor Agreement                Baltimore Technologies Limited        Eglobal                                 13/10/1999
                                                                           Solomon Technology                      30/06/2001
                                     Content Technologies Limited          Pinto Basto Electrotecnia e Macquinas   (blank)
                                                                           Qubis doo                               (blank)
                                                                           Renaissance Electronics Limited         (blank)
                                                                           Sapher Servers                          (blank)
                                     Integralis Limited                    Information Systems Design LLC          12/02/1997
------------------------------------------------------------------------------------------------------------------------------
Distributor Partner Program          Content Technologies Inc              Interwork Technologies                  15/02/2000
Agreement
------------------------------------------------------------------------------------------------------------------------------
ISV Partner Program                  Content Technologies                  Baltimore                               22/09/1999
------------------------------------------------------------------------------------------------------------------------------
Java Security Alliance Member        Integralis Technology                 Finjan Limited                          (blank)
Agreement
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of contract                     Baltimore/Content entity              Company name                            Date signed
------------------------------------------------------------------------------------------------------------------------------
Agreement
------------------------------------------------------------------------------------------------------------------------------
Merchant Agreement                   Integralis Limited                    Commerce Direct Inc                     01/03/1997
------------------------------------------------------------------------------------------------------------------------------
OPSEC Alliance Framework Partner     Integralis Limited                    Check Point Software Technologies       (blank)
Agreement                                                                  Limited
------------------------------------------------------------------------------------------------------------------------------
Premium Partner Agreement for        Content Technologies Limited          Comcent Point Software Technologies     01/01/2000
MIMEsweeper                                                                Limited
------------------------------------------------------------------------------------------------------------------------------
Referral Agreement                   Baltimore Technologies (UK) Limited   Juan                                    (blank)
------------------------------------------------------------------------------------------------------------------------------
Reseller Agreement                   Baltimore Technologies                Authentica Inc                          23/08/2001
------------------------------------------------------------------------------------------------------------------------------
Reseller Partner Program Agreement   Content Technologies Inc              ADS - Information Products              02/04/2001
                                                                           Alrion Networking Group                 14/02/2000
                                                                           Applied Computer Group inc              21/06/2000
                                                                           Altantec Group                          14/02/2000
                                                                           Bay Data Consultants                    05/10/2000
                                                                           bisg                                    12/06/2000
                                                                           Breakwater Security Associates          22/11/2000
                                                                           Brooks Research LLC                     08/02/2000
                                                                           Capricorn Diversified Systems           29/02/2000
                                                                           CM securenet Inc                        21/09/2000
                                                                           Columbus Computer Services              15/12/1999
                                                                           Commercium Tech                         19/10/1999
                                                                           Cosapi Soft                             (blank)
                                                                           CVSI Inc                                01/09/2000
                                                                           Eastern Data Comm Inc                   03/10/2000
                                                                           Electronic Interfact Assoc              25/10/1999
                                                                           Electronic Systems                      22/05/2000
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of contract                     Baltimore/Content entity              Company name                            Date signed
------------------------------------------------------------------------------------------------------------------------------
                                                                           Enterprise Technology                   04/10/1999
                                                                           ERT Group Inc                           31/03/2000
                                                                           Firetower Inc                           03/09/1999
                                                                           Fortrex Technology                      10/09/1999
                                                                           Forward Advantage                       11/08/2001
                                                                           Global Technologies Inc                 26/04/2000
                                                                           Guidesoft Technologia Sistemas          01/10/2000
                                                                           Inetsupport                             27/07/2000
                                                                           Information Products Inc                19/01/2000
                                                                           ISM Inc                                 19/11/1999
                                                                           Issacinc                                09/05/2000
                                                                           James C Shaeffer & Assocs               15/09/1999
                                                                           Johnson Consulting Inc                  09/10/1999
                                                                           Key Resources Inc                       11/01/2000
                                                                           KKL Systems Inc                         21/01/2000
                                                                           Logicorp                                05/09/1999
                                                                           Matrix Holding Group                    25/10/1999
                                                                           Metrotech Partners                      12/12/1999
                                                                           Micros-to-mainframe                     08/09/1999
                                                                           MOBA Inc                                20/09/1999
                                                                           National Business Group                 19/12/2000
                                                                           Nexgen Ltd                              09/09/1999
                                                                           NEXL Inc                                07/09/1999
                                                                           Pacific Infosystems                     15/11/1999
                                                                           Paratech Resources Inc                  24/01/2000
                                                                           Perfect Software Solutions              15/02/2000
                                                                           Performance Enhancement Inc             28/09/1999
                                                                           Ran Ingenieria                          22/09/2000
                                                                           RD Software Services                    18/11/1999
                                                                           Reese Web Inc                           15/09/1999
                                                                           Resoft International LLC                19/01/2000
                                                                           RFD Assoc. Inc                          28/07/2000
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of contract                     Baltimore/Content entity              Company name                            Date signed
------------------------------------------------------------------------------------------------------------------------------
                                                                           Sbi                                     18/09/2000
                                                                           Secure Enterprise Computing             09/09/1999
                                                                           Set Solutions Inc                       27/09/1999
                                                                           Sysinct/Ikon Office Solution            07/03/2001
                                                                           Systems Solutions Technologies LLC      02/11/2000
                                                                           The Right Solution Inc                  09/09/1999
                                                                           Triumph Technologies Inc                10/09/1999
                                                                           Turn net Solutions                      11/07/2000
                                                                           Workgroup Technology Partners           23/11/1999
                                                                           Zampati                                 04/10/1999
------------------------------------------------------------------------------------------------------------------------------
Lease Agreement                      Baltimore Technologies plc            API (no. 10)                            21/03/2001
                                     Content Technologies Inc              Touchstone Partners                     12/11/1999
------------------------------------------------------------------------------------------------------------------------------
Lease Extension Agreement            Content Technologies Inc              PCI Corporate Assoc. Inc                09/10/2001
------------------------------------------------------------------------------------------------------------------------------
Office lease agreement               Content Technologies                  Vantas Livonia Inc                      17/12/1999
------------------------------------------------------------------------------------------------------------------------------
Contract for the supply of           Content Technologies Limited          Progressive                             (blank)
technical services
------------------------------------------------------------------------------------------------------------------------------
Heads of Terms                       Baltimore Technologies Pty Limited    Command                                 05/09/2001
                                     Content Technologies Limited          Sophos                                  31/01/2000
                                     Content Technologies Limited          Command                                 05/04/2001
------------------------------------------------------------------------------------------------------------------------------

                                   Schedule 10

                                    Products

--------------------------------------------------------------------------------
Product or Service             Version                 Description
--------------------------------------------------------------------------------
WEBsweeper                               Software used to manage and control the
                                         content of webpages.
--------------------------------------------------------------------------------
MAILsweeper for SMTP                     Software used to manage and
                                         control the content of an
                                         organisation's outgoing and incoming
                                         emails.
--------------------------------------------------------------------------------
PORNsweeper                              A MAILsweeper for SMTP add-on that
                                         identifies and manages inappropriate
                                         images contained in JPEG and MPEG
                                         files.
--------------------------------------------------------------------------------
SECRETsweeper                            A MAILsweeper for SMTP add-on that
                                         allows the content of encrypted
                                         documents to be managed and controlled.
--------------------------------------------------------------------------------
MAILsweeper for Exchange                 Software used to manage and control the
2000                                     content of an organisation's outgoing
                                         and incoming emails where the
                                         organisation uses Exchange 2000
                                         servers.
--------------------------------------------------------------------------------
MAILsweeper for Domino                   Software used to manage and control the
                                         content of emails being transmitted
                                         within an organisation.
--------------------------------------------------------------------------------
e-Sweeper                                A service that allows an end user to
                                         have their email content management
                                         functionality managed and controlled
                                         remotely or by a third party.
--------------------------------------------------------------------------------
Maintenance and Support                  Maintenance and Support of our
                                         software products,
--------------------------------------------------------------------------------
Surfcontrol/WEBsweeper                   A WEBsweeper add-on that allows certain
URL Blocker                              URLs contained in a proprietary
                                         database to be blocked to the user.
--------------------------------------------------------------------------------
MAILsweeper for Exchange                 Software used to manage and control the
                                         content of an organisation's outgoing
                                         and incoming emails where the
                                         organisation uses Exchange servers.
--------------------------------------------------------------------------------
MIMEsweeper for Domino
Web Module
--------------------------------------------------------------------------------
MAILsweeper Archivist for                End of life'd
SMTP
--------------------------------------------------------------------------------
Preserver for Exchange                   End of life'd
--------------------------------------------------------------------------------
Internet Translation Gateway             End of life'd
--------------------------------------------------------------------------------
MIMEsweeper for Notes                    End of life'd
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Product or Service             Version                 Description
--------------------------------------------------------------------------------
MIMEsweeper for Firewall 1               End of life'd
--------------------------------------------------------------------------------
SPAMsweeper                              Proof of concept only (not released)
--------------------------------------------------------------------------------
Y2K Scenario                             End of life'd
--------------------------------------------------------------------------------
SKINS
--------------------------------------------------------------------------------
FILEsweeper                              Proof of concept only (not released)
--------------------------------------------------------------------------------
Certigram
--------------------------------------------------------------------------------
Certigram Toolkit
--------------------------------------------------------------------------------

and all user manuals and all other material documentation relating to the above and all previous versions and releases of the above that are currently sold and supported.

                                   Schedule 11

                                  BUK Property

                                     Part A

Country : England and Wales

Lease dated 21 March 2001 of property known as 1310 Waterside, Arlington Business Park, Theale, Reading RG7 4SA and made between API (No.10) Limited (1) and the Seller (2) (the "Lease").

                                     Part B

1.   Sections 24-28 Landlord & Tenant Act 1954

     As soon as reasonably practicable following the date of this Agreement the Seller shall and the Purchaser shall and if appropriate shall procure that Content Technologies Limited shall jointly apply to the Mayor's & City Court for an order authorising the exclusion of the provisions of section 24-28 (inclusive) of the Landlord & Tenant Act 1954 in relation to the BUK Underlease (the "Court Order").

2.   Consents

2.1 The Seller shall use all reasonable endeavours to obtain prior to the Completion Date and, at its own cost, the Landlord's consent in writing to the grant of the BUK Underlease (the "Consent").

2.2 The Purchaser shall and if appropriate shall procure that Content Technologies Limited shall:

     (a) promptly supply to the Seller all such trading accounts, references and other information as may be reasonably required by either the Seller or the Landlord in connection with the application for the Consent;

     (b) comply with all requirements to which the Landlord is entitled by the express or implied terms of the Lease to impose on a prospective undertenant (or on any guarantor) as a condition of the Landlord granting consent to any underletting;

     (c) (if so required by the Landlord as a condition of granting the Consent) covenant directly with the Landlord to observe and perform the covenants and conditions contained in the Lease (save as to payment of rent and only insofar as they affect the BUK Underlease Property) and to pay the rent under and to observe and perform the covenants and conditions contained in the BUK Underlease, such covenant to be in the form reasonably required by the Landlord; and

     comply with all other reasonable requirements of the Seller and the Landlord in relation to the obtaining of the Consent.

2.3  Subject to compliance by the Purchaser with its obligations under clause
     2.2 above the Seller shall:

     (a) deal promptly and reasonably with any drafts received from the Landlord; and

     (b) comply with all reasonable requirements of the Landlord in relation to the obtaining of the Consent; and

     (c)  promptly supply to the Purchaser a copy of the Consent when received.

2.4 Without prejudice to paragraph 2.1 in the event that the Landlord's consent to the grant of the BUK Underlease and/or the Court Order has not been obtained by Completion the Purchaser and Content Technologies Limited may take occupation of the BUK Underlease Property as licensees with the benefit of all rights covenants and other conditions contained in the BUK Underlease, in which case from the date of and for the period of such occupation as licensee the Purchaser shall and shall procure that Content Technologies Limited shall comply with the tenant's covenants in the BUK Underlease and the tenant's covenants in the Lease (except the covenant to pay rent) and insofar as they affect the BUK Underlease Property.

2.5 The taking up of occupation by the Purchaser and Content Technologies Limited under paragraph 2.4 shall not create or be deemed to crease any tenancy or demise or be deemed to give the Purchaser and Content Technologies Limited any interest greater than that of a bare licensee prior to actual completion of the BUK Underlease.

2.6 If the Landlord complains that the Seller is in breach of its obligations under the Lease in allowing the Purchaser or Content Technologies Limited to take up occupation of the BUK Underlease Property prior to completion of the BUK Underlease, then the Purchaser and Content Technologies Limited shall vacate the BUK Underlease Property within ten working days after service of notice by the Seller requiring the Purchaser and Content Technologies Limited to vacate the BUK Underlease Property on the grounds of such complaint, and the Seller shall reimburse to the Purchaser and Content Technologies Limited any rent paid in accordance with paragraph 2.4 by the Purchaser and Content Technologies Limited in advance for the period after the Purchaser and Content Technologies Limited has vacated the BUK Underlease Property.

2.7 The Purchaser's and Content Technologies Limited's licence to occupy the BUK Underlease Property shall automatically expire six months less one day after the date on which the Purchaser and Content Technologies Limited are first allowed into occupation as aforesaid, at which time the Purchaser and Content Technologies Limited shall immediately vacate the BUK Underlease Property if for any reason the BUK Underlease has not by that time been granted.

3.   Completion

3.1 The BUK Underlease is to be completed at Completion unless the Court Order or the Consent to the grant of the BUK Underlease has not been obtained in which case the date for completion of the BUK Underlease is to be postponed until five working days after the Seller gives written notice to the Purchaser and Content Technologies Limited that the Consent or the Court Order (as appropriate) has been obtained.

3.2 The Seller is to engross the BUK Underlease and a counterpart of it and it is to send the counterpart to the Purchaser at least five working days before the completion date referred to in paragraph 3.1.

3.3 The Seller is to execute the BUK Underlease and to deliver it to the Purchaser on completion of it, and the Purchaser and if appropriate Content Technologies Limited is to execute the counterpart of it and deliver it to the Seller on Completion.

                                   Schedule 12

                                    Employees

Name                      Name                Name                    Name
--------------------------------------------------------------------------------------------
Abery, Gillian            Ferguson, Robert    McRonald, Alistair      Thomassen, Gary
--------------------------------------------------------------------------------------------
Alpe (2), Heidi           Finlay, Clive       Middlebrook, Emma       Thorne, Gavin
--------------------------------------------------------------------------------------------
Angell, Mark              Gascoigne, Jill     Mills, Craig            Treadwell, Anthony
--------------------------------------------------------------------------------------------
Atkins, Jason             Gordon, James       Morris, Richard         Trussler, Susan
--------------------------------------------------------------------------------------------
Backwell, Hilary          Gough, Karen        Mukhuti, Matthew        Tuck, Richard
--------------------------------------------------------------------------------------------
Barrett, Christopher      Grashion, Anton     Nelson, Amanda          Tyler, James
--------------------------------------------------------------------------------------------
Beetz, Andrew             Gudgeon, Jay        Nowacki, Leo            Uden, Philip
--------------------------------------------------------------------------------------------
Bellingham, Christopher   Harris, Andrew      O'Hanlon, Stephen       Watson, Timothy (Mime)
--------------------------------------------------------------------------------------------
Belshaw, Philip           Harris, Stuart      Orford, Richard         White, Malcolm
--------------------------------------------------------------------------------------------
Benjes, Dietrich          Hockey, Alyn        Panasar, Jatinder       Williams, Benjamin
--------------------------------------------------------------------------------------------
Berlin, Gregory           Holland, Geoffery   Phillips, Mary          Witts, Gary
--------------------------------------------------------------------------------------------
Blanchard, Karen          Hopwood, David      Potter, Jill            Wood, Roy
--------------------------------------------------------------------------------------------
Bosson, Alison            Howard, Gillian     Povey, Mary             Wood, Susan
--------------------------------------------------------------------------------------------
Bowley, David             Howe, Peter         Power, Kevin            Wyatt, Jason
--------------------------------------------------------------------------------------------
Brooks, Kylie             Hughes, Michael     Prosser, Alison         York, David
--------------------------------------------------------------------------------------------
Burgess, Paul             Hurley, Susan       Rampton, Nigel
--------------------------------------------------------------------------------------------
Caborn, Stuart            Ingram, Martin      Randall, Mark
--------------------------------------------------------------------------------------------
Carter, Simon             Irving (2), Steve   Reynolds, Christopher
--------------------------------------------------------------------------------------------
Clibbon, Kelvin           Jones, Matthew      Roberts, Penelope
--------------------------------------------------------------------------------------------
Conway, Mark              Kelly, Robert       Robins, David
--------------------------------------------------------------------------------------------
Cook, Rose                Kennedy, Edward     Robson, Stephen
--------------------------------------------------------------------------------------------
Cotton, Rodney            King, Simon         Romney (2), Donna
--------------------------------------------------------------------------------------------
Cox, Lisa                 King, Steven        Rowden, Philip
--------------------------------------------------------------------------------------------
Creteur, Erwan            Klyne, Graham       Scott, Lucy
--------------------------------------------------------------------------------------------
Culham, Anthony           Lee, Jonathan       Seller, Martin
--------------------------------------------------------------------------------------------
Cuthbert (2), Simon       Leese, John         Simms, Paul
--------------------------------------------------------------------------------------------
Davis, Melanie            Lewis, Robin        Simpson, Peter
--------------------------------------------------------------------------------------------
Deaner (2), Sue           Littleton, Sarah    Singh, Mohinder
--------------------------------------------------------------------------------------------
Dellar, Richard           Loines, Steven      Smiles, David
--------------------------------------------------------------------------------------------
Denn, Steven              Loveridge, Edward   Smyth Anthony
--------------------------------------------------------------------------------------------
Doukhota, Vitali          Maciw, Mark         Steed, Matthew
--------------------------------------------------------------------------------------------
Duly, Louise              Maddison, Suzanne   Stow, Lesley
--------------------------------------------------------------------------------------------
Earl, Mark                Maidment, Robin     Tapper, Lizanne
--------------------------------------------------------------------------------------------
Elrington, Anthony        McCarthy, Elaine    Taylor, Derek
--------------------------------------------------------------------------------------------
Everest, Richard          McDermott, Marc     Thomas, Grant
--------------------------------------------------------------------------------------------

                                   Schedule 13

                                  BTA Agreement

This Agreement is made       day of                  2002
                      ------       -----------------

Between

(1)  Baltimore Technologies (Australasia) Pty Ltd (a company incorporated in
     Australia) whose registered office is at [              ] ("BTA"); and
                                               --------------

(2) Content Technologies (Asia/Pacific) Pty Ltd (a company incorporated in Australia) whose registered office is at Level 4, Building C, 33 Saunders Street, Pyrmont, New South Wales, Australia ("CTAP").

Whereas

(A)  BTA has entered into certain contracts the details of which are set out in
     Schedule 1 (the "Contracts").

(B) BTA wishes to assign the benefit of such Contracts and all rights relating thereto.

Now it is Agreed as follows:

1.   Contracts

1.1 In consideration of AUS$1 paid by CTAP to BTA (the receipt of which is hereby acknowledged) BTA hereby assigns to CTAP all of its rights, benefits, obligations and interest under the Contracts to CTAP.

1.2 If any consent of any third party is required before the benefit of any of the Contract can be assigned by BTA to CTAP pursuant to clause 1.1 then:

     (a) this agreement shall not constitute an assignment or attempted assignment of such contract but BTA shall hold the benefit of the same on trust for CTAP absolutely and CTAP shall as BTA's sub contractor perform at its cost, all obligations of BTA in relation to such Asset;

     (b) BTA shall do all such other acts and things as CTAP may reasonably request to provide CTAP with the benefit of such contract and to enforce such contracts against any counterparty.

2.   Further Assurances

2.1 At all times after the date of this Agreement, BTA shall (at its own cost) on being required to do so by CTAP, execute or, so far as each is able, procure that any necessary third party shall execute such documents and/or do or, so far as each is able, procure the doing of such acts and things as the party concerned may reasonably require for the purpose of giving to CTAP the full benefit of the Contracts.

3.   Governing Law

3.1 This Agreement is governed by and shall be construed in accordance with the law of New South Wales.

3.2 If any party has a claim against another party arising out of or in connection with this Agreement such claim shall be referred to the Courts of New South Wales, to the jurisdiction of which each of the parties to this Agreement irrevocably submits.

In Witness whereof this Agreement has been entered into as a Deed on the date above written.

Executed and delivered as a Deed by Baltimore   )
Technologies (Australasia) Pty Ltd              )

Executed and delivered as a Deed by Content     )
Technologies (Asia/Pacific) Pty  Ltd            )

                                   Schedule 1

1.   Company Name

     Chass Computer Consultants (M) Snd Bhd

     Contract

     Authorised Reseller Agreement

     Location

     Malaysia

     Date Signed

     07/10/2001

     Description

     Agreement for the resale of Content's products in Malaysia

2.   Company Name

     Chass Computer Consultants (M) Snd Bhd

     Contract

     Authorised Reseller Software Support Agreement

     Location

     Malaysia

     Date Signed

     14/10/2001

     Description

     Agreement for the provision of support products sold via partner

3.   Company Name

     Chass Computer Consultants Pte Ltd

     Contract

     Authorised Reseller Agreement

     Location

     Singapore

     Date Signed

     17/10/2001

     Description

     Agreement for the resale of Content's products in Singapore

4.   Company Name

     Chass Computer Consultants Pte Ltd

     Contract

     Authorised Reseller Agreement

     Location

     Singapore

     Date Signed

     17/10/2001

     Description

     Agreement for the provision of support products sold via partner

                                   Schedule 14

                                 Excluded Assets

All:

     (a)  cash in hand or bank;

     (b) the repayment of Tax due in respect of the carry back of losses arising in the accounting period of Content Technologies Limited ended 31 October 2000 against profits arising in the accounting period ended 31 October 1999 of Content Technologies Limited (the "Repayment");

     (c) the benefit of any insurance or insurance claim attributable to any event occurring before the close of business on the Completion Date which does not relate to the Assets or to the liabilities to be assumed by the Purchaser under this Agreement;

     (d) the right (which is expressly reserved to the Seller and its assigns) to use the name "Baltimore".

                                  Schedule 15

                                Deed of Covenant

                            Form of deed of covenant

This Deed of Covenant is made the            day of            2002
                                 -----------        ----------
Between:

(1) Baltimore Technologies plc a company incorporated in England and Wales (registered number 2643615) whose registered office is at 1310 Waterside, Arlington Business Bark, Theale, Berkshire RG7 4SA (the "Covenantor");

(2) Content Technologies Holdings Limited a company incorporated in England and Wales (registered number 3498084) whose registered office is at 1310 Waterside, Arlington Business Bark, Theale, Berkshire RG7 4SA (the "Company");

(3) The Companies whose names and addresses are set out in Schedule II (individually a "Subsidiary Undertaking" and collectively the "Subsidiary Undertakings"); and

(4) Clearswift Limited a company registered in England and Wales (registered number 1607372), whose registered office is at Bessemar House, Bessemar Road, Welwyn Garden City, Hertfordshire AL7 1HH (the "Purchaser").

Whereas:

Pursuant to the provisions of an Agreement dated today between the Covenantor and the Purchaser, (the "Master Agreement") the Purchaser has agreed to acquire the entire issued share capital of the Company and the Assets and Business (as defined in the Master Agreement) and the Covenantor (on its own behalf and on behalf of each member of the Seller's Group) has agreed to enter into this Deed.

Operative terms:

1.   Interpretation

1.1 In this Deed unless the context or subject matter otherwise requires, expressions defined in the Master Agreement shall have the same meanings and in addition the following expressions shall have the following meanings:

     "Approved Agreements" means any reseller agreement pursuant to which the Covenantor and/or members of the Sellers Group have been appointed to resell goods, in substantially the same form as they were when purchased, to other authorised resellers, users or customers.

     "Business" means the business of developing (either generally or on a bespoke basis), selling (either directly or through distribution relationships) and maintaining software and services (technical, consulting and training) that principally provide policy-based secure content management as carried on by BUK as at the Completion Date and which is currently known as the Content Security Group or alternatively as Content Technologies or alternatively as the MIMEsweeper Division;

     "Restricted Territory" means the area comprising the United Kingdom, United States of America, Japan, Australia, Germany, France, Denmark, the Netherlands, Norway, Canada, Italy, Spain, Belgium, Sweden, Finland, Hong Kong, Singapore and Taiwan and all other countries in the world; and

     "Restricted Period" in a period of twenty months from the Completion Date.

1.2 The provisions of clauses 1.2 to 1.4 (inclusive) of the Master Agreement shall apply in this Deed (with the necessary modifications) as if repeated in this Deed and set out in full herein.

2.   Covenants

2.1 Subject to clause 2.2, the Covenantor hereby undertakes to the Company, the Purchaser and each of the Subsidiary Undertakings that it will not, and that no member of the Seller's Group shall, either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for his own benefit or that of others:

     (a) at any time during the Restricted Period engage in or carry on or be concerned or interested in any Restricted Business within the Restricted Area in competition with the Company and/or any of the Subsidiary Undertakings (other than as a holder for investment of no more than 5 per cent of any class of shares or securities dealt in on a recognised stock exchange); or

     (b) at any time during the Restricted Period canvass or solicit or accept orders for the supply of any goods or services substantially similar to or otherwise competing with those supplied in the normal course of the Restricted Business from any person who has been a customer of the Company and/or any of the Subsidiary Undertakings or BUK (in relation to the Business only) during the 12 months preceding the Completion Date, or induce or seek to induce any such person to cease being a customer of the Company and/or any of the Subsidiary Undertakings; or

     (c) at any time during the Restricted Period do anything knowingly to assist any competitor of the Company and/or any of the Subsidiary Undertakings in any material way in carrying on or developing any Restricted Business in the Restricted Area; or

     (d) at any time after Completion solicit or entice away or knowingly encourage any employee of the Company earning in excess of (pound)50,000 and/or any of the Subsidiary Undertakings (an "Employee") to leave the employment of the Company and/or any of the Subsidiary Undertakings (as the case may be), whether or not such Employee would by reason of so leaving commit a breach of his contract of employment; or

     (e) at any time after Completion use the name "Content Technologies Holdings Limited" or any name which in the reasonable opinion of the Purchaser is capable of confusion therewith, whether by using such name as part of a corporate name, trade or business name or otherwise; or

     (f) at any time after Completion represent itself or permit itself to be held out as being in any way connected with or interested in the business of the Company and/or any of the Subsidiary Undertakings.

2.2 Notwithstanding the covenants set out in clause 2.1, the Purchaser, the Company and each of the Subsidiary Undertakings hereby acknowledge that the Covenantor and members of the Seller's Group in pursuit of their respective businesses may enter into the Approved Agreements which would cause them to be in breach of the covenants contained in clauses 2.1 (a), (b) and (c). In the case of the Approved Agreements, the Purchaser, Company and each Subsidiary Undertaking hereby agrees that the entering into and performance by the Covenantor and members of the Sellers Group of the Approved Agreements does not constitute a breach of this Deed or of the covenants contained in clause 2.1(a), (b) and (c).

2.3 Each of the covenants contained in clause 2.1 is entirely separate and severable and enforceable accordingly. Each of such covenants is considered fair and reasonable in all the circumstances by the parties but in the event that any such restriction shall be found to be void or ineffective but would be valid and effective if some part thereof were deleted or the duration or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

3.   Assignment

     The benefit of any of the covenants contained in clause 2 shall be assignable in whole or in part by the Purchaser to any transferee of all or any of the Shares or all or any of the shares in the capital of any Subsidiary Undertaking.

4.   General Provisions

     The following provisions of the Master Agreement shall apply to this Deed as if the same had been set out herein in full save that references therein to the Seller, its address and the

     Agreement respectively shall be construed as references to the Covenantor, its address specified in this Deed and this Deed:

     (a) clause 26     Notices

     (b) clause 27     Severability

     (c) clause 28     Variation

     (d) clause 29.2   Waiver and

     (e) clause 30     Governing law.

In Witness whereof this Deed has been entered into the day and year first before written.

EXECUTED as a deed by

Baltimore Technologies plc

acting by


                                    --------------------------------------------
                                    Director


                                    --------------------------------------------
                                    Director/Secretary

EXECUTED as a deed by

Clearswift Limited

acting by


                                    --------------------------------------------
                                    Director


                                    --------------------------------------------
                                    Director/Secretary

                                  Schedule 16

                 Assignment of BUK Intellectual Property Rights

                      Assignment of Intellectual Property

This assignment is made                                                     2002
                        ---------------------------------------------------
Between:

(1) Baltimore Technologies (UK) Limited (Company number 1467493) whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, RG7 4SA (the "Assignor"); and

(2) Clearswift Limited, a company registered in England and Wales (registered number 1607372), whose registered office is at Bessemar House, Bessemar Road, Welwyn Garden City, Hertfordshire AL7 1HH (the "Purchaser").

Recitals:

By virtue of an agreement dated 30 March 2001 between Content Technologies Limited and the Assignor, the Assignor became entitled to certain interests in the Intellectual Property Rights (defined below) and now, pursuant to a Master Sale and Purchase Agreement dated (the "Master Agreement") the Assignor wishes to assign to the Assignee all its right, title and interest in and to the Intellectual Property Rights on the following terms.

Operative Terms

1.   Definitions

     In this Assignment:

1.1 Except where the context otherwise requires, the following words and expressions shall have the following meanings:

     "Business" shall have the meaning given in the Master Agreement;

     "Intellectual Property" means patents (including supplementary protection certificates and utility models), trade marks, service marks, domain names, registered designs, utility models, design rights, topography rights, rights in databases, copyrights, inventions, trade secrets, and other confidential information, know-how, business or trade names, get-up, and all other intellectual property and neighbouring rights and rights of a similar or corresponding character in any part of the world (whether or not the same are registered or capable of registration) and all applications and rights to apply for or for the protection of any of the foregoing;

     "Intellectual Property Rights" means:

     (a) the Intellectual Property in the Products to the extent that such Intellectual Property is owned (in whole or in part) by the Assignor; and

     (b) the Intellectual Property which or the subject matter of which is owned and used or intended to be used by the Assignor wholly in the carrying on of the Business or as to which the Assignor otherwise has any rights resulting from the carrying on of the Business including but not limited to the Intellectual Property set out in the Appendix hereto.

     "Products" means the products listed in Schedule 1 including any updates, developments, new releases and other modifications or additions existing in relation thereto at the date of this Assignment;

1.2  The singular includes the plural and vice versa.

2.   Assignment

2.1 In consideration for the consideration set out in Schedule 3 of the Master Agreement the Assignor hereby assigns all the Assignor's right title and interest in and to the Intellectual Property Rights for the full terms thereof including any extensions or renewals and including, without limitation:

     (a) the right to sue for damages and other remedies in respect of any infringement of the Intellectual Property Rights which may have occurred prior to the date of this Assignment;

     (b) all rights of priority (or to claim priority) attaching to the Intellectual Property Rights; and

     (c) in relation to any registered or unregistered trade marks and any trade mark applications included in the Intellectual Property Rights, all common law rights and goodwill associated with them,

     to the Assignee to hold absolutely.

3.   Further Assurance

3.1 The Assignor shall at the request (made at any time) and expense of the Assignee do all acts and execute and swear all documents that are reasonably necessary or desirable to vest absolute legal and beneficial ownership of the Intellectual Property Rights in the Assignee (or the Assignee's nominee), to perfect the Assignee's or the Assignee's nominee's title to the Intellectual Property Rights anywhere in the world and to procure the registration of the Assignee (or the Assignee's nominee) as the registered proprietor of any registered Intellectual Property Rights (including, without limitation, of any domain names).

4.   Governing Law

4.1 This Assignment and the jurisdiction clause contained in it shall be governed by, construed and take effect in accordance with English law.

4.2 It is agreed that the Courts of England shall have exclusive jurisdiction to settle any claim dispute or matter of difference which may arise out of or in connection with this assignment (including without limitation claims for set-off or counterclaim) and the legal relationships established by this Assignment.

5.   Contracts (rights of third parties) act 1999

5.1 No person may enforce any term of this Assignment by virtue of the Contracts (Rights of Third Parties) Act 1999.

                                   Schedule 1

                                  The Products

--------------------------------------------------------------------------------
    Product or Service       Version                  Description
--------------------------------------------------------------------------------
WEBsweeper                             Software used to manage and control the
                                       content of webpages.
--------------------------------------------------------------------------------
MAILsweeper for SMTP                   Software used to manage and control the
                                       content of an organisation's outgoing
                                       and incoming emails.
--------------------------------------------------------------------------------
PORNsweeper                            A MAILsweeper for SMTP add-on that
                                       identifies and manages inappropriate
                                       images contained in JPEG and MPEG files.
--------------------------------------------------------------------------------
SECRETsweeper                          A MAILsweeper for SMTP add-on that
                                       allows the content of encrypted
                                       documents to be managed and controlled.
--------------------------------------------------------------------------------
MAILsweeper for Exchange               Software used to manage and control the
2000                                   content of an organisation's outgoing
                                       and incoming emails where the
                                       organisation uses Exchange 2000 servers.
--------------------------------------------------------------------------------
MAILsweeper for Domino                 Software used to manage and control the
                                       content of emails being transmitted
                                       within an organisation.
--------------------------------------------------------------------------------
e-Sweeper                              A service that allows an end user to
                                       have their email content management
                                       functionality managed and controlled
                                       remotely or by a third party.
--------------------------------------------------------------------------------
Maintenance and Support                Maintenance and Support of our software
                                       products,
--------------------------------------------------------------------------------
Surfcontrol/WEBsweeper                 A WEBsweeper add-on that allows certain
URL Blocker                            URLs contained in a proprietary database
                                       to be blocked to the user.
--------------------------------------------------------------------------------
MAILsweeper for Exchange               Software used to manage and control the
                                       content of an organisation's outgoing
                                       and incoming emails where the
                                       organisation uses Exchange servers.
--------------------------------------------------------------------------------
MIMEsweeper for Domino
Web Module
--------------------------------------------------------------------------------
MAILsweeper Archivist                  End of life'd
for SMTP
--------------------------------------------------------------------------------
Preserver for Exchange                 End of life'd
--------------------------------------------------------------------------------
Internet Translation                   End of life'd
Gateway
--------------------------------------------------------------------------------
MIMEsweeper for Notes                  End of life'd
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Product or Service       Version                  Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MIMEsweeper for Firewall 1             End of life'd
--------------------------------------------------------------------------------
SPAMsweeper                            Proof of concept only (not released)
--------------------------------------------------------------------------------
Y2K Scenario                           End of life'd
--------------------------------------------------------------------------------
SKINS
--------------------------------------------------------------------------------
FILEsweeper                            Proof of concept only (not released)
--------------------------------------------------------------------------------
Certigram
--------------------------------------------------------------------------------
Certigram Toolkit
--------------------------------------------------------------------------------

and all user manuals and all other material documentation relating to the above and all previous versions and releases of the above that are currently sold and supported.

                                    Appendix

6.   Registered Trade Marks

----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
CERTIGRAM               2232331        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               4496780        Japan                            9
----------------------------------------------------------------------------------------------------------
CERTIGRAM               44663144       Japan                           41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               757049         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               835235         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT TECHNOLOGIES    870915         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               835228         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               755829         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             4435994        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             835229         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             1612266        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             835231         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             641068         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             4392465        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             2301305        United States                    9
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             2232335        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             316109         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             2212221        US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             835274         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             739414         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              897298         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              2232333        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              739407         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              835232         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              2392808        US                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              739407         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             835233         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR & LOGO            1665157        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              835236         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           23292809       US                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           893420         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           835234         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           2232326        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Registration
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           739542         Norway                           9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           835226         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
STATIONSWEEPER          1206671        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         762111         Madrid International/(2)/        9
   TOMORROW'S                                                          42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              4343211        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              2413370        US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              2232323        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              835227         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              495911         Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
WEBSWEEPER              755830         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

* note this is the date on which the Company will have to produce an Affidavit showing evidence of use of the mark.

Trade Mark Applications

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
CERTIGRAM               1131010        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CERTIGRAM               75/813210      United States                    9      Abandoned
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT & LOGO          835224         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
CONTENT and Logo        2000-95027     Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
CONTENT TECHNOLOGIES    2000-95033     Japan                           41
   & Logo
----------------------------------------------------------------------------------------------------------
CONTENT TECHNOLOGIES    75/491668      US                               9      Either abandoned or refused
----------------------------------------------------------------------------------------------------------
e-SWEEPER               1629187        Community Mark                  41
----------------------------------------------------------------------------------------------------------
e-SWEEPER               2232332        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               76/141419      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
e-SWEEPER               2000-112207    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             1206697        Community Mark                   9      Refused
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             2232322        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
FILESWEEPER             75/845579      United States                    9      Abandoned
                        (originally                                    41
                        75/845579)                                     42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             2000-112207    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             76/141864      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
HOMESWEEPER             835230         Australia                        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           2245303        UK                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           868774         Australia                        9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           2117919        Community Mark                   9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           [762109]       Madrid International/(2)/        9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           633810         New Zealand                      9
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           633811         New Zealand                     42
----------------------------------------------------------------------------------------------------------
MAILPRESERVER           76/222763      US                               9
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             2232336        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             737990         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MAILSWEEPER             1612274        Community Mark                   9      Withdrawn
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
Archivist for SMTP                                                     41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             4433108        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
MIMESWEEPER             739414         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
NEWSWEEPER              4446770        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             2232330        UK                               9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             76/142190      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             1612316        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
PORNSWEEPER             2000-112208    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              76/142204      USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
RADAR Logo              2000-112210    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           4439196        Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SECRETSWEEPER           739542         Madrid International/(1)/        9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           76/76/141259   USA                              9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVERSWEEPER           2000-112211    Japan                            9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SERVER SWEEPER          1612282        Community Mark                   9
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SPAM SWEEPER            11-43042       Japan                            9      Refused
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
SPAM SWEEPER            75/705916      US                               9      Abandoned
                                                                       41
                                                                       42
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         868771         Australia                        9
   TOMORROW'S                                                          42
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                        Application
Mark                    Number         Territory                   Class(es)   Comments
----------------------------------------------------------------------------------------------------------
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         2117711        Community Mark                   9
   TOMORROW'S                                                          42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633812         New Zealand                      9
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633813         New Zealand                     42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S INFORMATION     2245308        UK                               9
   IS TOMORROW'S                                                       42
   KNOWLEDGE/ TODAY'S
   DATA IS TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S INFORMATION     868770         Australia                        9
   IS TOMORROW'S                                                       42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S INFORMATION     2118297        Community Mark                   9
   IS TOMORROW'S                                                       42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S INFORMATION     [762110]       Madrid International/(2)/        9
   IS TOMORROW'S                                                       42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633814         New Zealand                      9
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         633815         New Zealand                     42
   TOMORROW'S
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S DATA IS         76/333619      US                               9
   TOMORROW'S                                                          42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------
TODAY'S INFORMATION     76/222486      US                               9
   IS TOMORROW'S                                                       42
   KNOWLEDGE
----------------------------------------------------------------------------------------------------------

/(1)/ Denotes International Registration designated in the United Kingdom (base registration), Switzerland, China, Czech Republic, Estonia, Hungary, Lithuania, Norway, Poland, Russia, Slovakia.

/(2)/ Denotes International Registrations designated in the United Kingdom (base registration), Switzerland, Japan, Norway

IN WITNESS of which this Agreement has been executed and delivered as a deed on the date written above. This document shall be treated as having been executed and delivered as a deed only upon being dated.

Executed and delivered as a deed

by the Assignor acting by          )

                                   )


--------------------------------   )
Director                           )

                                   )


--------------------------------   )
Director/Secretary                 )


Executed and delivered as a deed

by the Assignee acting by          )

                                   )
--------------------------------   )
Director                           )

                                   )
--------------------------------   )
Director/Secretary                 )

                                   Schedule 17

                              Transitional Services

1.   Provision of services

     Immediately with effect from Completion and subject to paragraph 5 the Seller shall provide or procure the provision of transitional services (as are more fully set out in paragraph 3) and IT and business separation services (as are more fully set out in paragraphs 10 and 11) to the Purchaser and the Group. The Seller shall not be obliged to provide any services to the extent that it is not legally permitted to do so.

2.   TSA

     Commencing on the date of this Agreement both parties shall negotiate and agree (acting at all times reasonably and in good faith) an agreement for the provision for all the transitional services and the IT and business separation services (the "TSA"), which shall supersede and replace these terms. Each party shall be responsible for all its own costs relating to such negotiation and agreement. The TSA shall include a more detailed description of the services in question together with any applicable service levels and other specific conditions relating to the provision thereof and the relationship between the parties. The parties shall enter into the TSA upon Completion. In the event that the TSA has not been agreed by Completion, the Purchaser shall provide the services in accordance with the terms of this Schedule pending agreement.

3.   Defining the transitional services

3.1 The transitional services shall comprise the services which the Seller's Group has provided (or procured the provision of) to the Group and the Business in the 12 month period immediately prior to Completion including, but not limited to, those set out in the Appendix hereto.

3.2 The services shall be provided to the locations to which such services were supplied prior to Completion. Any change of location will be subject to the agreement of the parties.

4.   Period during which services shall be provided

4.1 The transitional and business and Information Technology separation services shall be supplied for a minimum period of 3 months or such lesser time as the parties agree in writing. The Purchaser may by 28 day's notice in writing request that the Seller cease providing any particular service, including the provision of Andy Burton.

4.2 The Seller shall not be obliged to provide any services after 6 months from Completion, unless the Purchaser requests an extension of the period for the provision of the services, of up to a maximum of 3 months. The Seller may, on or after this date, terminate the provision of any service by giving the Purchaser 28 days notice in writing.

5.   Third party consents

5.1 Purchaser shall obtain all third party licences, consents, permissions and other authorisations ("TPCs") required by the Purchaser in respect of the services. The costs of all such TPCs shall be borne by the Purchaser.

5.2 Where for the provision of the services it is necessary for the Seller to obtain amendments to existing licences or consents from a third party it shall use reasonable endeavours to obtain such amendments on commercially reasonable terms. The Purchaser shall indemnify the Seller's Group against all losses, expenses and costs incurred by the Seller's Group as a result of a breach by the Purchaser, its agents or employees, of the terms of any licence or consent granted to the Seller in connection with the provision of the transitional services, provided that the Seller shall have provided the Purchaser with a full copy of such licence terms, and provided further that the Seller's Group shall have taken all reasonable steps to mitigate its losses.

5.3 Insofar as a third party refuses to grant the necessary TPC or is only prepared to do so on terms that are not commercially reasonable or are otherwise unacceptable to the parties, the parties shall use reasonable endeavours to make alternative arrangements for the provision of the services.

5.4 The parties shall so far as is reasonably practicable obtain such TPCs prior to Completion to ensure continuity of service provision with effect from Completion.

6.   Charges & Costs

6.1 In consideration of the provision of the services, and the Seller obtaining the TPC's referred to in paragraph 5.2, the Purchaser shall pay to the
     Seller:

     (a)  (pound)25,000 per calendar month;

     (b)  the salary costs of Andy Burton; and

     (c) the costs of the supply of telecoms, electricity and other utilities comprised in the services.

6.2 All charges shall be invoiced in arrears and shall be the subject of a valid tax invoice and shall (subject to paragraph 16.3) be payable within 30 days of the receipt of such invoice.

6.3 Any disputed invoices or parts thereof shall be subject to the dispute escalation procedure in paragraph 14.

7.   Creation of Project Teams

7.1 Immediately following the signing of this Agreement, the parties shall work together in good faith to establish appropriate transitional services and IT separation teams (each a "Team") for each relevant location.

7.2 The parties shall procure that each Team shall have access to such personnel of the relevant companies and businesses as are necessary for it to carry out its responsibilities under paragraphs 7 to 10 of this Schedule 17.

8.   Appointment of Project Managers

     The Seller shall nominate a team manager and the Purchaser shall nominate a team manager for its Team.

9.   Identification of relevant IT and whether or not to copy/clone

9.1 Each Team shall promptly work to identify and list the Information Technology used at the relevant location. In particular, but without limitation, each Team shall promptly investigate the following areas:

     .    Servers

     .    desktop PC's

     .    internet access

     .    e-mail (messaging) and office systems

     .    network infrastructure

     .    business systems

     .    shop floor systems

9.2 The teams shall investigate whether each item of Information Technology identified pursuant to paragraph 9.1 is being acquired by the Purchaser pursuant to the deal contemplated by this Agreement or is being retained by the Seller.

10.  Adoption of the IT Separation Plan

10.1 Each Team shall work to achieve a timely separation of the Information Technology at its location.

10.2 Within 30 days of the date of this Agreement, each Team shall prepare a separation plan and timetable following which the team managers shall agree a common separation plan and timetable (the "Separation Plan"). Upon agreement of the Separation Plan by both parties' team managers (such agreement not to be unreasonably withheld, delayed or conditioned) the parties shall in good faith implement the Separation Plan with effect from Completion.

11.  Agreed Separation Principles

     The parties will work according to the following principles:

     . Security: shared access to the Purchaser's Group IT systems and the Seller's Group IT systems will be avoided wherever it is practicable.

     . Business continuity: all tasks of the Separation Plan will be designed to limit the interruption of business processes to a practicable minimum.

     . Data: All data relating exclusively to Group and the Business shall be separated both logically and physically from any and all data relating to the Seller's Group. All data that relates to both Group and the Business and the Group and the Seller's Group ("Shared Data") shall be copied and migrated onto the Purchaser's IT systems.

     . Websites: The transfer of all websites and related agreements, which are used exclusively by the Business and the Group.

12.  Service Levels

     The services shall be provided to any specific service levels set out in the agreed form TSA. Where no service level is specified, the Seller shall use reasonable endeavours to provide the levels of service which the Group and the Business have enjoyed in relation to such equivalent services in the 12 months prior to Completion.

13.  Warranties

     Each party warrants to the other that the relevant party shall provide the services with reasonable skill and care using personnel of equivalent qualification, training and experience as those employed in the provision of the services prior to Completion.

14.  Dispute Escalation & Resolution procedure

14.1 In the first instance any and all disputes shall be escalated to the respective Team Managers.

14.2 If the Team Managers cannot resolve the issue within 14 days, the matter will be escalated to the CEO of the Purchaser and equivalent director of the Seller.

14.3 If the dispute cannot be resolved by such directors either party shall be free to take the matter to the English Courts.

14.4 Nothing in this Schedule shall prevent either party from seeking interim or injunctive relief in relation to any dispute regarding the subject matter of this Schedule.

14.5 Nothing in this paragraph 14 shall prevent either party from seeking mediation of the dispute.

15.  Security & Disaster Recovery Policies

     Each party will comply with the reasonable security and disaster recovery policies of the other.

16.  Change

     Any change to the services provided under this Schedule shall be subject to the agreement of both parties.

17.  Confidential Information

     Save as absolutely necessary for the conduct of the parties' respective businesses, each party shall keep confidential and shall not use or disclose information or data belonging to or concerning the other.

                                    Appendix

The following sets out the services to be provided under this Schedule.

Section A deals with system and technical services.

Sections B and C deal with access to personnel and to historical records, for the provision of the services in each and any of the Locations to be agreed.

                                   A. Systems

1.   The services and facilities to be supplied are as follows:

     (a) The continued supply of utility services such as electricity and water supply to the premises.

     (b) The continued use of the internal and external systems securing the premises.

     (c) The continued use, supply and support of telecommunications infrastructure.

     (d) The continued use and supply of the Baltimore PSTN, fax, telecoms, dial up, broadband, internet and firewall services.

     (e) The continued use of the relevant desktop operating system software, Microsoft Office and back office applications. (To be limited to an agreed number of licensed copies, to be agreed.)

     (f) Such digital certification as is necessary for the continued use of the Cisco Systems VPN remote dial-in facility.

     (g) Permission to use the Baltimore Digital Certificates subject to the terms relating to and controlling use by the Group of the Seller's trade marks under the Master Sale and Purchase Agreement while able to do so under the regulatory or other third party rules pertaining to such certificates.

     (h) Access to and use of such terminals and/or hardware as are necessary in order to operate and/or use the SAP system, the general ledger system, payroll, payment processing, purchase order processing and the Hyperion Pillar and Enterprise systems in the continued operation of the Group's business (including memory and data storage functionality and to include any and all system linkages between the locations).

     (i) Access to the Ravelin servers and any Data and Business Data stored thereon until the Seller upgrades the relevant server equipment to alternative hardware, or this service is terminated in accordance with this Schedule;

     (j) Delivery services in relation to CD shipments, the extent of which is to be agreed.

     (k) Continued use of the Baltimore NT domain, subject to security protocols to be agreed.

     (l) Such management reports as are reasonably required in relation to information reasonably required for the safe and efficient running of the business, and in relation to compliance with relevant legal or regulatory requirements.

     (m) Suitable functionality to support forwarding of electronic mail for employees currently directed to "baltimore.com" or other affiliated "baltimore" domains, to such email addresses as designated by the Purchaser.

                                   B. Records

1. The Seller shall permit stipulated representatives, to be agreed, access to Data or Business Data held by the Seller's Group, provided always;

     (a) that access to such Data or Business Data shall be limited to such Data or Business Data as were compiled, established or collected prior to Completion insofar as such Data or Business Data is not transferred to the Purchaser or to the Group under the Master Sale and Purchase Agreement.

     (b) that access to such Data or Business Data shall be limited to Data or Business Data necessary to the services, or to the reduction of the Group's dependency on the services.

                                  C. Personnel

1. Provided always that any assistance provided in performing the services shall be subject to reasonable commitments to members of the Seller's Group, and to any absence from the offices of the Seller's Group for vacation or medical reasons, the Seller shall procure that certain of its staff shall be available to provide reasonable assistance;

     (a)  in resolving technical issues with the systems and services set out in
          A.1 and A.2;

     (b) in providing general advice in relation to the continuity of the business and the transition of the business into an independent arrangement;

     (c) in relation to maintenance of databases and files and for the transfer of such information contained therein and the transfer of knowledge regarding the processes associated with the gathering, processing and maintenance of such databases or files.

2. The provision of assistance by the Seller personnel set out in clause C.1 above shall be subject at all times to the following limits;

     (a) The Seller's personnel will not be called upon to resolve technical or other issues which may reasonably be resolved through customer support functions provided to the

          Group by the manufacturers or distributors of individual software applications owned by the Group after Completion.

     (b) At no time, and in no circumstances, will any member of the Seller's Group be obliged to provide assistance to the Group or Purchaser where to do so will provide the Group or Purchaser with a competitive market advantage as against any member of the Seller's Group.

3. The provision of assistance as provided for in clause C.1 above shall be provided only by current members of the Seller's Group staff including, without limitation, Andy Burton, Emma Dignam, Brian Bateman, Simon Enoch, Chris Haynes, Dan Dufon and David Wallas, subject always to the limitations set out in clause C.2 above.

                                   Schedule 18

                           Pre-completion Undertakings

1. Pending Completion (except as required under this Agreement or with the prior written consent of the Purchaser) BUK shall and the Seller shall procure that each Group member shall:

1.1  not do or agree to do any of the following:

     (a) resolve to change its name or to alter its Memorandum or Articles of Association;

     (b) allot or issue or agree to allot or issue any shares or any securities or grant or agree to grant rights which confer on the holder any right to acquire any shares or other such interest;

     (c)  declare, pay or make any dividend or other distribution;

     (d)  repay, redeem or purchase any of its share capital;

     (e)  reduce its share capital;

     (f)  resolve to be voluntarily wound up; or

     (g)  pass any resolution or obtain any consent from any of its members.

1.2 not do or omit to do anything that would constitute a breach of Warranty were the Warranties to be repeated at Completion.

2. Pending Completion (except as required under this Agreement or with the prior consent of the Purchaser) BUK shall and the Seller shall procure that each Group member and BUK (in respect of the Business) shall:

2.1 not make any material decision concerning its business, assets or affairs and not do or agree to do any of the following:

2.1.1 otherwise that in the ordinary course of business:

     (a) incur in a single transaction any liability (whether as principal or surety) for a principal amount which exceeds or could exceed(pound)50,000;

     (b) make any material change (including any change by the incorporation, acquisition or disposal of a subsidiary or a business) in the nature, extent or terms of its business;

2.1.2 create any Encumbrance over its business, undertaking or any of its assets;

2.1.3 make any material change in the terms or conditions or employment or engagement of any of its employees or officers;

2.1.4 enter into any material transaction with or for the benefit of any of its directors or of any person who is connected with or any of its directors (within the meaning of section 839 ICTA 1988):

     (a)  except in the usual course of its business; and

     (b) on terms which are in no respect less favourable to it than normal arm's length terms;

2.1.5 appoint new auditors;

2.1.6 fail to keep proper accounting records or to make therein true and complete entries of all its dealings and transactions;

2.1.7 enter into any borrowing, factoring or other financing or any lending commitments (other than use of overdraft facilities agreed before the date of this Agreement), being in each case commitments which are outside the ordinary course of its business;

2.1.8 dispose of or enter into any hire or hire-purchaser agreement or agreement for payment on deferred terms (other than normal trade credit or bill of sale) in respect of, or create any Encumbrance over, any of its fixed or loose plant, machinery, furniture, fixtures, fittings, equipment and vehicles used in connection with the business of the Group;

2.1.9 permit or allow any of its assets to be depleted by any unlawful act on the part of any person;

2.1.10 by any act or omission contravene any applicable law, order or regulation where such contravention would have a material and adverse effect on the business or financial condition of the Group taken as a whole;

2.1.11 fail to keep in place its existing insurance cover;

2.1.12 fail to maintain the confidentiality of its customer and supplier information and of its other proprietary information;

2.1.13 appoint any additional director or make any material change to the terms and conditions of the workforce of any Group member or BUK in respect of the Business; and

2.1.14 make any change in the practice for paying creditors or collecting the debtors of the Group or of BUK in respect of the Business.

                                   Schedule 19

                       Call Option and Put Option Notices

                                     Part A

                          Exercise Notice - Call Option

Baltimore Technologies (UK) Limited
1310 Waterside
Arlington Business Park
Theale
Reading
Berkshire
RG7 4SA

                                                                          [Date]

Dear Sir(s)

We refer to the agreement between us and Baltimore Technologies plc dated
          January 2002 under which, inter alia, a put and call option was
---------
granted to us in relation to the Business and Assets owned by you. Words and expressions defined in the Master Agreement have the same meaning in this notice.

We hereby give you notice of the exercise of the Call Option and accordingly we require you to sell the Business and Assets to us on the terms set out in the Master Agreement.

Yours faithfully


-----------------------------------
for and on behalf of
Clearswift Limited

                                     Part B

                          Exercise Notice - Put Option

        [To be printed on Baltimore Technologies (UK) Limited letterhead]

Clearswift Limited
Bessamar House
Bessamar Road
Welwyn Garden City
Hertfordshire AL7 1HH

                                                                          [Date]

Dear Sir(s)

We refer to the agreement between us and Baltimore Technologies plc dated
          January 2002 under which, inter alia, a put and call option was
---------
granted in relation to the Business and Assets owned by us (the "Master Agreement"). Words and expressions defined in the Master Agreement have the same meaning in this notice.

I hereby give you notice of the exercise of the Put Option and accordingly I require you to purchase the Business and Assets on the terms set out in the Master Agreement.

Yours faithfully


-----------------------------------
for and on behalf of
Baltimore Technologies (UK) Limited

                                   Schedule 20

                                Certigram Licence

                   Technology and trade mark Licence Agreement

This agreement is made               2002
                       -------------

Between:

(1) Content Technologies Limited a company incorporated in England and Wales (registered number 03367495) whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, Berkshire, RG7 4SA (the "Company"); and

(2) Baltimore Technologies plc a company incorporated in England and Wales (registered number 2643615) whose registered office is at 1310 Waterside, Arlington Business Park, Theale, Reading, Berkshire, RG7 4SA (the "Licensee").

Whereas:

(A) Pursuant to Heads of Agreement dated 16 April 1999 (the "Heads of Agreement"), a copy of which forms Schedule 1 hereto, the Company is the licensee of patents owned by Abathorn (as detailed in the Heads of Agreement).

(B) The Company further owns rights in certain technology, known as Certigram, which involves the packaging and encoding of data, and which is based upon the patents owned by Abathorn.

(C) The Licensee wants to use, develop and exploit this technology and the Company has agreed to licence the technology to the Licensee on the terms set out herein.

It is Agreed:

1.   Definitions

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

     "Abathorn" means Abathorn Limited, a company incorporated in England and Wales (registered number SC144312) whose registered office is at Orchard Brae House, 30 Queensferry Road, Edinburgh, Lothian, EH4 2HG;

     "Abathorn Patents" means the patents detailed in the Heads of Agreement;

     "Agreement" means this agreement and the Schedules hereto which form an integral part of this agreement;

     "Business Day" means a day (other than a Saturday or Sunday) on which banks in the City of London are generally open for business;

     "Certigram Trade Marks" means all rights owned by the Company in the trade mark "CERTIGRAM", whether registered or unregistered anywhere in the world, and including without limitation, the trade mark registrations and applications in Schedule 2;

     "Commencement Date" means the date hereof;

     "Data" means all the data resulting from or arising in connection with the development and use of the Technology which is held by the Company at the date hereof;

     "Documentation" means all user documentation, all other materials and information in whatever form (including electronic) relating to the Technology in the possession of the Company at the date hereof ;

     "Group Companies" means, in respect of each party, any undertaking which is, on or after the date of this Agreement, from time to time a subsidiary undertaking of that party, a parent undertaking of that party or a subsidiary undertaking of a parent undertaking of that party, as those terms are construed in accordance with section 258 of the U.K. Companies Act 1985;

     "Improvement(s)" means any improvement, enhancement or modification to, or new invention, design or process in connection with the Technology;

     "Intellectual Property Rights" means any trade marks, brands, logos, know-how, rights in designs, utility models, copyrights, rights relating to trade secrets or confidentiality, patents, inventions, rights in computer software, moral rights, (whether or not any of these are registered, and including any application for their registration) and rights to apply for protection in respect of any of the foregoing rights;

     "Net Sales Revenue" means the actual income received by the Licensee for the Product and user licences prior to expenses and UK taxes;

     "Product(s)" means any software, hardware and firmware products developed by the Licensee falling within the scope of or derived from the Technology;

     "Quarterly Period" means the period of three months commencing on 1 January, 1 April, 1 July and 1 October;

     "Royalty Rate" means 2 1/2% of the Net Sales Revenue of each Product sold by the Licensee in Europe and the UK, and 1% in the rest of the world;

     "Technology" means those aspects of the technology known as Certigram, including the products Certigram and Certigram Toolkit, in which the Intellectual Property Rights are owned by the Company at the date hereof, more particularly described in Schedule 3, including the Data, and all and software relating thereto;

1.2  In this Agreement, unless the context otherwise requires:

     (a) References to schedules, clauses or appendices in this Agreement are references to schedules, clauses or appendices of this Agreement.

     (b) Words denoting the singular number only shall include the plural number also and vice versa;

     (c) Words denoting persons only shall include corporations, partnerships and unincorporated associations;

     (d) References to any party hereto shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

     (e) Headings have been included for convenience only and shall not be used in construing any provision herein.

2.   Licence Granted

2.1 Subject to clause 2.5, the Company hereby grants to Licensee and its Group Companies an exclusive, perpetual, world-wide licence to:

     (a) use, copy, modify, develop, create derivative works and otherwise exploit the Technology and the Documentation (and the Intellectual Property Rights owned by the Company relating to the Technology and Documentation);

     (b) translate, reverse engineer, de-compile and disassemble the Technology or any part thereof;

     (c) develop, manufacture, sell and distribute Products using the Technology; and

     (d) use the Certigram Trade Marks in connection with any of the above activities, including the sale and distribution of the Products;

     subject to the terms of this Agreement.

2.2  The Licensee may grant sub-licences under this Agreement.

2.3 No further right or licence is granted by the Company by this Agreement save as expressly set out in this clause.

2.4 Insofar as it is able to do so, the Company hereby grants Licensee a sub-licence of the Abathorn Patents (on and subject to the same terms and conditions as the head licence to the Company comprised in the Heads of Agreement). The Company gives no warranty or representation that it is able to grant such a sub-licence and insofar as it cannot do so, Licensee shall be solely responsible for obtaining such licences as may be necessary from Abathorn to exploit the Technology without infringing the Abathorn Patents.

2.5 The Licensee acknowledges that under the Heads of Agreement the Company will provide the Technology to Abathorn for Abathorn to use, and has granted Abathorn the right to use the Certigram Trade Marks in its business activities.

3.   Royalties

3.1 In consideration of the rights granted hereunder, Licensee shall pay to the Company royalty fees calculated at the Royalty Rate ("Royalties") and payable in accordance with the provisions of this clause 3, in respect of each Product sold or licensed.

3.2  Royalties payable under this Agreement:

     (a) are exclusive of any value added (or like) tax which may be payable on them and shall be paid gross without deduction of any withholding or other income taxes and if subject to withholding or other income taxes Licensee shall ensure that such sum is paid to the Company or shall, after deduction of such withholding or other income tax, be equivalent to the royalties otherwise payable under the Agreement;

     (b) shall be paid in sterling within 30 days of the end of each successive Quarterly Period, to the extent that Licensee has received any Net Sales Revenue.

3.3 In the event of any delay in effecting payments due under this Agreement by the due date Licensee, save where such payments are disputed in good faith, shall pay to the Company interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment at a rate of 2% over the base lending rate of Barclays Bank from time to time.

3.4 At the same time as payment of Royalties falls due Licensee shall submit or cause to be submitted to the Company a statement in writing recording the calculation of such Royalties payable and in particular:

     (a) the number of Products which have been supplied during the previous quarter;

     (b) the Net Sales Revenue of each Product supplied during the previous quarter;

     (c) the amount of Royalties due and payable and the amount of any tax deductible or due to be deducted from such figure.

3.5 Licensee shall keep proper records and books of account showing the description and price of Products supplied or put into use and such records and books shall be open to inspection and audit by the Company at quarterly intervals, on reasonable written notice. If such inspection should reveal a discrepancy in the Royalties paid from those payable under this Agreement, and that discrepancy is disputed, the dispute is to be resolved by the appointment of independent auditors, the cost of such audit to be borne equally by the parties. Where the audit confirms a shortfall, Licensee shall immediately make up the shortfall and reimburse the Company in respect of any unpaid Royalties.

3.6 The level of Royalties paid by Licensee shall be reviewed quarterly and adjusted to reflect any provision made by Licensee for bad debts or returned goods with any adjustment being refunded to Licensee.

3.7  The Licensee shall not be obliged to pay any Royalties;

     (a) if it is established that the Company has no right to sub-licence the Abathorn Patents; or

     (b) the provisions of this Licence are deemed to be void by any court, tribunal or similar authority.

3.8 The Company shall remit all Royalties to Abathorn in discharge of its obligations to Abathorn under the Heads of Agreement.

4.   Amendment to the Heads of Agreement

4.1 The Company shall not agree to amend the Heads of Agreement without the consent of the Licensee.

4.2 If in accordance with this clause 4 the Heads of Agreement are amended with the result that greater Royalties are payable by the Company to Abathorn in respect of the use by the Licensee of the rights granted under the Abathorn Patents than are currently payable by the Licensee in accordance with this Agreement then the Royalties shall be increased as appropriate to make up the shortfall.

5.   Marking

5.1 Licensee undertakes that all Products shall be clearly and conspicuously marked in conformity with the following principles unless the parties otherwise agree in writing:

     (a) all Products and their labelling and packaging shall bear a copyright notice together with a notice that the Products are manufactured under licence from the Company; and

     (b) all uses of the Certigram Trade Marks upon Products and their labelling and packaging shall bear the symbol (R) where the Certigram Trade Marks are registered in the territory for goods of the same type as the Products or the symbol
          (TM) where not so registered.

6.   Delivery

6.1 The Company shall deliver a copy of the Documentation to the Licensee on or as soon as reasonably practicable after the Commencement Date. Upon request of Licensee and subject to the parties agreement regarding the terms upon which such assistance is to be provided, the Company shall also provide reasonable technological assistance to the Licensee for the duration of this Licence.

7.   Intellectual Property Rights

7.1  The Licensee hereby expressly acknowledges that:

     (a) the Technology and all Intellectual Property Rights therein are and shall remain the property of the Company and Abathorn; and

     (b)  the Abathorn Patents are and shall remain the property of Abathorn.

7.2 All trade mark rights deriving from use of the Certigram Trade Marks by Licensee upon or in connection with the Products or any other merchandise by Licensee shall accrue exclusively to the Company and Licensee shall at the request of the Company do all that is necessary during the life of this Agreement to vest such trade mark rights in the Company.

7.3 In the event that any Improvements giving rise to Intellectual Property Rights result from the Licensee's exercise of its rights under this Agreement the parties hereby acknowledge and agree that all Intellectual Property Rights in such Improvements shall belong to the Licensee. The Licensee shall then be entitled to apply for the protection of such rights by registration (where applicable) throughout the world.

7.4 The Company shall notify the Licensee of any proceedings brought by third parties in respect of the Technology or the Certigram Trade Marks.

7.5 The Licensee but not the Company shall have the right to institute infringement or other appropriate legal action against alleged, prospective or actual infringers or disclosers of the Intellectual Property Rights and other proprietary rights in the Technology and the Certigram Trade Marks, and shall retain all money received from such action.

7.6 The Company shall have no obligation to take any action against such infringers of the Intellectual Property Rights in the Technology and the Certigram Trade Marks, save that the Company, at the request of the Licensee, shall provide the Licensee with reasonable assistance in such proceedings, provided that the Licensee pays the Company's costs and expenses (including any award of damages against the Company as a result of such proceedings) on an indemnity basis.

7.7 The Company shall pay all renewal fees due for any registered trade marks comprised in the Certigram Trade Marks subject always to the Company being placed in funds to do so by the Licensee.

8.   Indemnity

8.1 The Licensee shall at all times indemnify and keep indemnified the Company against all or any costs, claims, damages or expenses directly incurred or suffered by the Company with respect to any successful claim brought by:

     (a)  Abathorn, arising out of the use by the Licensee of the Technology;
          and

     (b)  end-users of Products supplied by or put into use by the Licensee;

     provided that:

     (c)  Licensee is given control of such claim; and

     (d) the Company, at the expense of Licensee, gives to Licensee all reasonable assistance with such claim; and

     (e) the Company makes no admission or otherwise prejudices Licensee's defence or settlement of the claim.

9.   Duration and termination

9.1 This Agreement shall begin on the Commencement Date and shall continue in perpetuity unless and until terminated in accordance with the terms of this Agreement.

9.2 Each party shall have the right to terminate this Agreement forthwith by notice in writing to the other in the event that:

     (a) The other party commits a material breach of this Agreement and such breach:

          (i)  is not capable of remedy; or

          (ii) if capable of remedy, has not been remedied with 30 days after receipt by the defaulting party of notice requiring such remedy; or

     (b) the other party enters into a compulsory or voluntary liquidation (other than for the purpose of effecting a solvent reconstruction or amalgamation) or convenes a meeting of or enters into any composition with its creditors or has an administrative receiver, receiver, manager or administrator appointed over all or some of its undertaking or assets or anything analogous to the events described above occurs in any jurisdiction;

     (c)  the Licensee challenges the validity of the Abathorn Patents.

10.  Consequences of Termination

10.1 In the event of termination of this Agreement howsoever arising:

     (a) all outstanding sums payable by Licensee to the Company shall immediately become due and payable;

     (b)  all rights and licences shall cease;

     (c)  Licensee shall cease all and any exploitation of the Technology;

     (d) Licensee shall promptly return to the Company all Documentation, technical and promotional material in its possession relating to the Products and the know-how and all copies of such material to the extent such remains confidential, and shall confirm to the Company that it has done so; and

     (e) Licensee shall have the right to dispose of the stocks of the Products in its possession and all Products in the course of manufacture at the date of termination provided that any royalty payable under this Agreement shall be received within a period of 90 days following such termination.

10.2 The termination of this Agreement shall be without prejudice to the provisions of this clause 10 and to any rights of either party which may have accrued by, at, or up to the date of such termination.

11.  Limitation of liability

11.1 Nothing in this Agreement shall exclude or limit any party's liability for death or personal injury caused by negligence.

11.2 The Company shall not have the benefit of the limitation in clause 11.1 in respect of a claim arising out of the failure of the Company to comply with its obligations in clause 3.8 (remittance by the Company of Royalties to Abathorn).

12.  Confidential information

12.1 The parties have imparted and may from time to time impart to each other certain confidential information ("Confidential Information") and the parties may otherwise obtain Confidential Information concerning the business and affairs of the other pursuant to this Agreement, including information marked or identified by the disclosing party as confidential or information which may be reasonably regarded as the Confidential Information of the disclosing party. Confidential Information shall include the Technology.

12.2 Each party agrees that it shall not disclose such Confidential Information (except to other Group Companies and professional advisers) whether directly or indirectly to any third party except as provided for in this clause 12.

12.3 Nothing in this clause 12 shall prevent the Licensee from exercising its other rights under this Agreement including, without limitation, its right to develop and exploit the Technology.

12.4 Where disclosure to a third party is essential to allow proper performance of a party's obligations under this Agreement, such party will prior to any such disclosure obtain the other party's written consent to such disclosure and obtain from such third parties binding agreements to maintain in confidence the information to be disclosed to the same extent at least as the parties are so bound by this Agreement.

12.5 This clause 12 shall not prevent the disclosure or use by either party of any information which is required to be disclosed by applicable law or regulation or order of a court of competent jurisdiction or is or hereafter through no fault of that party becomes public knowledge.

13.  Notices

13.1 Any notice required to be given by a party to another shall be sent either by first class pre-paid post or by fax transmission to the other party at the following address, or such other address as that party may notify to the other in writing from time to time in accordance with this clause:

     (a)  Content Technologies Limited
          1310 Waterside, Arlington Business Park, Theale, Reading, Berkshire, RG7 4SA

          Fax No:
          For the attention of:

     (b)  Baltimore Technologies plc
          1310 Waterside, Arlington Business Park, Theale, Reading, Berkshire, RG7 4SA

          Fax No:
          For the attention of:

13.2 Any notice sent by fax shall be deemed to have been received upon receipt by the sender of a fax transmission report (or other appropriate evidence) that the fax has been transmitted to the addressee. Where transmission occurs after 6.00pm on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00am on the next following Business Day.

13.3 Any notice sent by post in accordance with clause 13.1 shall be deemed to have been received on the second Business Day after the date of posting and if posted to an overseas address shall be deemed to have been received on the fifth Business Day after the date of posting.

14.  Force Majeure

     No party shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond the party's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labour or materials.

15.  Assignment

     The Licensee may assign its rights and obligations under this Agreement without the prior written consent of the Company.

16.  Waiver

     Failure or neglect by a party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of any party's rights under this Agreement nor in any way affect the validity of the whole or any part of this Agreement nor prejudice any party's rights to take subsequent action.

17.  Severability of provisions

     If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction this Agreement shall as to such jurisdiction continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

18.  Contracts (Rights of Third Parties) Act 1999

     No person other than a party may enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999. No consent shall be required from any person other than the parties to this Agreement to vary the terms of the Agreement.

19.  Entire Agreement

     This Agreement supersedes all prior understandings and agreements between the parties relating to the Technology and sets forth the entire agreement between the parties with respect to the Technology. No alterations, modifications or additions to this Agreement shall be valid unless made in writing and signed by a duly authorised representative of each party.

20.  Governing Law and Jurisdiction

     This Agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

EXECUTED as a deed by                   )
                                        )
for and on behalf of                    )
Content Technologies Holdings Limited   )
acting by                               )

     Director

     Director/Secretary

EXECUTED as a deed by                   )
                                        )
for and on behalf of                    )
Baltimore Technologies plc              )
acting by                               )


     -------------------------------
     Director


     -------------------------------
     Director/Secretary

                                   Schedule 1

                               Heads of Agreement

                                     between

                          Content Technologies Limited

                                       And

                                Abathorn Limited

                                   Schedule 2

                             "Certigram Trade Marks"

Registered Trade Marks

-----------------------------------------------------------------
            Registration
Mark        Number         Territory        Class(es)   Comments
-----------------------------------------------------------------
CERTIGRAM   2232331        UK                       9
                                                   41
                                                   42
-----------------------------------------------------------------
CERTIGRAM   4496780        Japan                    9
-----------------------------------------------------------------
CERTIGRAM   44663144       Japan                   41
                                                   42
-----------------------------------------------------------------
CERTIGRAM   757049         Madrid                   9
                           International           41
                                                   42
-----------------------------------------------------------------
CERTIGRAM   835235         Australia                9
                                                   41
                                                   42
-----------------------------------------------------------------

2.   Trade Mark Applications

-----------------------------------------------------------------
            Application
Mark        Number         Territory        Class(es)   Comments
-----------------------------------------------------------------
CERTIGRAM   1131010        Community Mark           9
                                                   41
                                                   42
-----------------------------------------------------------------
CERTIGRAM   75/813210      United States            9   Abandoned
                                                   41
                                                   42
-----------------------------------------------------------------

                                   Schedule 3

                                 The Technology

The Certigram technology involves the packaging of data (which could include certificates, photographs, biometrics, and alpha data), digitally signing it with a key, and then encoding the whole package including the signature into a 3D bar code. This bar code can then subsequently be read with a standard scanner allowing the contents to be restored such that the signature can be verified and the contents displayed on a console if required for, for example, the visual verification of photos.

IN WITNESS whereof this Deed has been entered into the day and year first before written

Executed as a Deed by               )
Baltimore Technologies plc          )
Acting by:                          )


Name
Director


Name
Director/Secretary


Executed as a Deed by               )
Baltimore Technologies UK Limited   )
Acting by:                          )


Name
Director


Name
Director/Secretary


Executed as a Deed by               )
Clearswift Limited                  )
Acting by:                          )


Name
Director


Name
Director/Secretary